EXHIBIT 10.11

INTERMODAL CHASSIS ISSUANCE, LLC,

as issuer

and

INTERPOOL, INC.,

as Servicer

and

JPMORGAN CHASE BANK,

as ICI Indenture Trustee

and

WACHOVIA SECURITIES, INC.

(f/k/a First Union Securities, Inc.),

as Administrative Agent

AMENDED AND RESTATED

ICI INDENTURE

Dated as of September 1, 2002

Amended and Restated as of September 30, 2002

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EXHIBIT A - Form of ICI Asset Base Certificate EXHIBIT B - Form of ICI Note

EXHIBIT C - [Reserved]

EXHIBIT D - Transfer Certificate (Rule 144A)

EXHIBIT E - Transfer Certificate (other than Rule 144A)

APPENDIX A - GLOSSARY OF PRINCIPAL DEFINED TERMS

v

This Amended and Restated Indenture, dated as of September 1, 2002 and amended and restated as of September 30, 2002 (as amended, supplemented and otherwise modified from time to time as permitted hereby, the “Indenture”), among Intermodal Chassis Issuance, LLC, a Delaware limited liability company, as issuer (and its permitted successors and assigns, “ICI”), Interpool, Inc., a Delaware corporation, as servicer (and its permitted successors and assigns, the “Servicer”), JPMorgan Chase Bank, a New York banking corporation, as ICI Indenture Trustee (the “ICI Indenture Trustee”) and Wachovia Securities, Inc. (f/k/a First Union Securities, Inc.), a Delaware corporation, as administrative agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, ICI desires to issue asset-backed notes (the “ICI Notes”) pursuant to this Indenture;

WHEREAS, the ICI Notes will be obligations of ICI, secured by, and with recourse limited to, the ICI Collateral; and

WHEREAS, pursuant to the Omnibus Amendment and Agreement (the “Omnibus Amendment”), dated as of September 30, 2002, the requisite consents have been obtained to amend this Indenture and pursuant to the Omnibus Amendment such persons have agreed, for convenience of reference, to amend and restate as of September 30, 2002 this Indenture and to include the agreed upon terms set forth in the Omnibus Amendment in this Indenture.

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

GRANTING CLAUSE

ICI hereby Grants to the ICI Indenture Trustee, for the benefit and security of each Series Enhancer, each ICI Control Party, the Administrative Agent, ICF (as lender/secured party under the Loan and Security Agreement), and the ICI Noteholders, a security interest in all of ICI’s right, title and interest in and to (a) the ICF Notes issued under the ICF Indenture on the Closing Date and from time to time, (b) the ICF Collateral and all collateral Granted under each Lessor Indenture, (c) each Lessor Note issued under the related Lessor Indenture from time to time, (d) all Permitted ICI Loans and all amounts payable to ICI under the ICI Swap and all rights and remedies of ICI under the ICI Swap, (e) all moneys from time to time held by ICI or the Servicer pending deposit in the ICI Collection Account and each other ICI Securities Account established in accordance with the terms of this Indenture, (f) all moneys from time to time on deposit in the ICI Collection Account and each other ICI Securities Account established in accordance with the terms of this Indenture, including, without limitation, all investments and income from the investment of such moneys, (g) all rights and remedies of ICI under this Indenture, each Supplement, the Servicing Agreement, the ICF Indenture, each Lessor Indenture, each Enhancement Agreement in favor of the ICI Noteholders and the other ICI Relevant Documents, (h) all other accounts, chattel paper, general intangibles, instruments and inventory, each such term as defined in the UCC, of ICI, and (i) all income, payments and proceeds of any of the foregoing and all accessions to, substitutions and replacements for, and rents, profits, products, insurance proceeds, confiscation and/or condemnation awards, and any other proceeds from the disposition of any of the foregoing (all of the foregoing collectively, the “ICI Collateral”).

Such Grant is made in trust to secure (i) the payment of all amounts due on the ICI Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any ICI Note of the same class and any other ICI Note of the same class by reason of differences in time of issuance or otherwise, (ii) the payment of all other sums payable under the ICI Notes and this Indenture or owed by ICI to the secured parties under the other ICI Relevant Documents and (iii) compliance with the provisions of this Indenture with respect to the ICI Notes and ICI’s obligations under the other ICI Relevant Documents (the obligations set forth in clauses (i), (ii) and (iii) and under the other ICI Relevant Documents, collectively the “ICI Secured Obligations”).

This Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of any ICI Control Party, Series Enhancer, the Administrative Agent and the ICI Noteholders may be adequately and effectively protected as hereinafter provided. Notwithstanding the foregoing, the ICI Indenture Trustee does not assume, and shall have no liability to perform, any of ICI’s obligations under any agreement included in the ICI Collateral and shall have no liability arising from the failure of ICI or any other Person to duly perform any such obligations.

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Capitalized terms used in this Indenture shall have the meanings assigned to such terms in Appendix A of this Indenture and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 1.02 Other Definitional Provisions.

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement.

(b) All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) Reserved.

(e) With respect to any Series of ICI Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of ICI Notes is issued, the “related Series Enhancer” shall mean the Series Enhancer, if any, for such Series of ICI Notes and the “related ICI Control Party” shall mean the ICI Control Party for such Series of ICI Notes.

(f) All references to the Servicer’s financial statements shall mean the consolidated financial statements of the Servicer and its consolidated subsidiaries.

(g) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(h) With respect to the calculations of the ratios set forth in this Indenture and any Supplement issued pursuant to the terms hereof, the components of such calculations are to be determined in accordance with GAAP consistently applied, with respect to the Servicer.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Indenture, including, for the avoidance of doubt, any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

THE ICI NOTES

Section 2.01 Authorization of ICI Notes.

(a) The number of Series or Classes of ICI Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of ICI Notes shall satisfy the Rating Agency Condition and be in accordance with the terms and conditions of this Indenture and shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Amortization Event, ICI Event of Default, Lessor Event of Default or ICF Event of Default. The aggregate principal amount of ICI Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture; provided further that at no time will there be more than one hundred (100) Persons holding all ICI Notes and all equity interests in ICI that have not received an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that the ICI Notes held by such Persons will be treated as indebtedness for federal income tax purposes.

(b) ICI Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by a Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the ICI Notes of such Series from the ICI Notes of any other Series.

(c) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, ICI Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by ICI and delivered to the ICI Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the ICI Indenture Trustee shall authenticate and deliver ICI Notes upon an ICI request set forth in an Officer’s Certificate of ICI duly signed by one of its Authorized Officers, without further action on the part of ICI.

Section 2.02 Form of ICI Notes; Global ICI Notes.

(a) ICI Notes of any Series or Class may be issued, authenticated and delivered, at the option of ICI, as Public Global ICI Notes, Rule 144A Global ICI Notes, or as Definitive ICI Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. ICI Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the ICI Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof; provided that one ICI Note of each Class may be issued in a nonstandard denomination.

(b) If ICI shall choose to issue Public Global ICI Notes or Rule 144A Global ICI Notes, such ICI Notes shall be issued in the form of one or more Public Global ICI Notes or one or more Rule 144A Global ICI Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all ICI Notes to be issued hereunder, (ii) shall be delivered as one or more ICI Notes held by the Book Entry Custodian, or, if appointed to hold such ICI Notes as provided below, such ICI Notes shall be registered in the name of the Depository or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such ICI Note is a Global ICI Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c) Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Global ICI Note is exchanged in whole for Definitive ICI Notes, a Global ICI Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depository to a nominee of such Depository, or (ii) by a nominee of such Depository to such Depository or another nominee of such Depository or (iii) by such Depository or any such nominee to a successor Depository selected or approved by ICI or to a nominee of such successor Depository or in the manner specified in Section 202(d). The Depository shall order the ICI Note Registrar to authenticate and deliver any Book Entry Notes and any Global ICI Note for each Class of ICI Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. ICI Note Owners shall hold their respective Ownership Interests in and to such ICI Notes through the book entry facilities of the Depository. Without limiting the foregoing, any Global ICI Note owners shall hold their respective Ownership Interests, if any, in Public Global ICI Notes only through Depository Participants.

(d) If (i) ICI elects to issue Definitive ICI Notes, (ii) the Depository for the ICI Notes represented by one or more Global ICI Notes at any time notifies ICI that it is unwilling or unable to continue as Depository of the ICI Notes or if at any time the Depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depository is not appointed or approved by ICI within 90 days after ICI receives such notice or becomes aware of such condition, as the case may be, or (iii) the ICI Indenture Trustee, at the direction of ICI Noteholders representing more than 50% of the outstanding principal balance of the Global ICI Notes, elects to terminate the book entry system through the Depository then, in any such case, ICI will promptly execute, and the ICI Indenture Trustee, upon receipt of an Officer’s Certificate from ICI setting forth such ICI Noteholder determination, will promptly authenticate and make available for delivery, Definitive ICI Notes (without coupons), in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global ICI Note then outstanding in exchange for such Definitive ICI Note or as an original issuance of ICI Notes and the provisions of Section 202(b) and (c) shall no longer be applicable to such Definitive ICI Note. Upon the exchange of the Global ICI Notes for such Definitive ICI Notes, such Global ICI Notes shall be canceled by the ICI Indenture Trustee. Such Definitive ICI Notes shall be registered in such names and in such authorized denominations as the Depository in the case of an exchange or the ICI Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the ICI Indenture Trustee. This Indenture Trustee may conclusively rely on any such instructions furnished by the Depository or the ICI Note Registrar, as the case may be and shall not be liable for any delay in delivery of such instructions. This Indenture Trustee shall make such ICI Notes available for delivery to the Persons in whose names such ICI Notes are so registered. All Definitive ICI Notes shall be issued without coupons.

(e) As long as the ICI Notes outstanding are represented by one or more Global ICI Notes:

(i) the ICI Note Registrar and the ICI Indenture Trustee may deal with the Depository for all purposes (including the payment of principal of and interest on the ICI Notes) as the authorized representative of the ICI Note Owners;

(ii) the rights of ICI Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such ICI Note Owners and the Depository and/or the Depository Participants. Unless and until Definitive ICI Notes are issued, the Depository will make book entry transfers among the Depository Participants and receive and transmit payments of principal of, and interest on, the ICI Notes to such Depository Participants; and

(iii) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of ICI Holders of ICI Notes evidencing a specified percentage of the voting rights of a particular Series, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from ICI Note Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the ICI Notes (or Class of ICI Notes) and has delivered such instruction to the ICI Indenture Trustee.

(f) Whenever a notice or other communication to the ICI Noteholders is required under this Indenture, unless and until ICI Notes have been issued in definitive form to ICI Note Owners, the ICI Indenture Trustee shall give all such notices and communications to the Depository.

(g) This Indenture Trustee is hereby initially appointed as the Book Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book Entry Custodian may, and, if it is no longer qualified to act as such, the Book Entry Custodian shall, subject to the prior written consent of the ICI Global Requisite Majority, appoint, by written instrument delivered to ICI and the Depository, any other transfer agent (including the Depository or any successor Depository) to act as Book Entry Custodian under such conditions as the predecessor Book Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment. If the ICI Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor ICI Indenture Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book Entry Custodian. ICI shall have the right to inspect, and to obtain copies of, any ICI Notes held as Book Entry Notes by the Book Entry Custodian.

(h) The provisions of this Section 202 shall apply to all transfers of Definitive ICI Notes, if any, issued in respect of Ownership Interests in the Rule 144A Global ICI Notes.

(i) No transfer of any ICI Note or interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable State securities or “Blue Sky” laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive ICI Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depository or one of its Affiliates), then the ICI Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from such ICI Noteholder substantially in the form attached as Exhibit D hereto, Exhibit E hereto or such other certification reasonably acceptable to the ICI Indenture Trustee and a certificate from such ICI Noteholder’s prospective transferee substantially in the form attached as Exhibit D hereto, Exhibit E hereto or such other certification reasonably acceptable to the ICI Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the ICI Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of ICI (or any Affiliate thereof), the Depository, the Servicer, the ICI Indenture Trustee or the ICI Note Registrar), together with the written certification(s) as to the facts surrounding such transfer from the ICI Noteholder desiring to effect such transfer and/or such ICI Noteholder’s prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Book Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth in either Exhibit D or Exhibit E hereto in respect of such interest as if it was evidenced by a Definitive ICI Note. None of the Depository, ICI, the ICI Indenture Trustee or the ICI Note Registrar is obligated to register or qualify any Class of ICI Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any ICI Note or interest therein without registration or qualification. Any ICI Noteholder or ICI Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depository, ICI, the ICI Indenture Trustee and the ICI Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 2.03 Execution; Limited Recourse Obligation.

The ICI Notes shall be executed on behalf of ICI by an Authorized Officer of ICI. The ICI Notes shall be dated the date of their authentication by the ICI Indenture Trustee.

In case any Authorized Officer of ICI whose signature shall appear on the ICI Notes shall cease to be an Authorized Officer of ICI before the authentication by the ICI Indenture Trustee and delivery of such ICI Notes, such signature shall nevertheless be valid and sufficient for all purposes.

At the written direction of ICI, the ICI Indenture Trustee shall authenticate and deliver each ICI Note. It shall not be necessary that the same authorized signatory of the ICI Indenture Trustee execute the certificate of authentication on each of the ICI Notes.

The ICI Notes and all other ICI Secured Obligations shall be equally and ratably secured by the Grant hereunder. The ICI Notes shall never constitute obligations of the ICI Indenture Trustee, any Affiliate of ICI (except to the extent of any indemnification provided under a Transfer Agreement, the Servicing Agreement or any other ICI Relevant Document) or of any Affiliate of Interpool (other than ICI) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement under this Indenture, any Supplement or of any ICI Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through ICI, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued or secured hereunder are solely limited recourse obligations of ICI (i.e., recourse shall be limited to the ICI Collateral), and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any ICI Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of such ICI Notes. Except to the extent of any indemnification provided under a Transfer Agreement, the Servicing Agreement, a Supplement or any other ICI Relevant Document, no Person other than ICI shall be liable for any obligation of ICI under this Indenture or any ICI Note or any losses incurred by any ICI Noteholder.

Section 2.04 Certificate of Authentication.

No ICI Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the ICI Indenture Trustee, substantially in the form set forth in the form of ICI Note(s) attached to the related Supplement, executed by the ICI Indenture Trustee and such certificate on any ICI Note issued by ICI shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

Section 2.05 Registration; Registration of Transfer and Exchange of ICI Notes.

(a) This Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the ICI Notes (together with any successor thereto in accordance with the terms and conditions hereof, the “ICI Note Register”). ICI hereby appoints the ICI Indenture Trustee as its registrar and transfer agent to keep such books and make such registrations and transfers as hereinafter set forth in this Section 205. ICI also authorizes and directs the ICI Indenture Trustee to provide a copy of the registration record of a Series to any ICI Noteholder of such Series upon its written request therefor. The names and addresses of the ICI Holders of all ICI Notes and all transfers of, and the names and addresses of the transferees of, all ICI Notes will be registered in such ICI Note Register. The Person in whose name any ICI Note is registered shall be deemed and treated as the owner and ICI Holder thereof for all purposes of this Indenture and none of the ICI Indenture Trustee, the Administrative Agent, any ICI Control Party, any Series Enhancer or ICI shall be affected by any notice or knowledge to the contrary. If a Person other than the ICI Indenture Trustee is appointed by ICI to maintain the ICI Note Register, ICI will give the ICI Indenture Trustee, the Administrative Agent and each ICI Control Party prompt written notice of such appointment and of the location, and any change in the location, of the successor ICI Note Registrar, and the ICI Indenture Trustee, the Administrative Agent and the ICI Control Party for each Series of ICI Notes affected thereby shall have the right to inspect the ICI Note Register at all reasonable times and to obtain copies thereof, and the ICI Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the successor ICI Note Registrar by an officer thereof as to the names and addresses of the ICI Noteholders and the principal amounts and number of such ICI Notes.

(b) Payments of principal, premium, if any, and interest on any ICI Note shall be payable in accordance with the provisions of Article III hereof on each Payment Date only to the registered ICI Holder (or its designee appointed in writing by such ICI Holder and delivered to the ICI Indenture Trustee thereof no later than the fifth (5th) Business Day immediately preceding such Payment Date) on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each ICI Note shall be payable at the Corporate Trust Office of the Paying Agent in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Except as set forth in the related Supplement, all interest payable on the ICI Notes and fees payable in respect thereof shall be computed on the basis, for actual days elapsed, of a year of 360 days. Notwithstanding the foregoing or any provision in any ICI Note to the contrary, if so requested by the registered ICI Holder of any ICI Note by written notice to the ICI Indenture Trustee, all amounts payable to such registered ICI Holder may be paid either (i) by crediting the amount to be distributed to such registered ICI Holder to an account maintained by such registered ICI Holder with the ICI Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered ICI Holder maintained at such bank, or (ii) by mailing a check to such address as such registered ICI Holder shall have specified in such notice, in either case without any presentment or surrender of such ICI Note to the ICI Indenture Trustee at the Corporate Trust Office of the ICI Indenture Trustee.

(c) Any ICI Note is transferable only upon the surrender to the ICI Indenture Trustee of such ICI Note together with (i) a written instrument of transfer (duly executed by the existing ICI Holder or its duly authorized attorney) in form reasonably satisfactory to the ICI Indenture Trustee and (ii) the documents required pursuant to Section 205(0 hereof. Upon satisfaction of the requirements set forth in the preceding sentence, each ICI Holder of an ICI Note shall have the right, upon surrender of such ICI Note to the ICI Indenture Trustee at its Corporate Trust Office, to require a new ICI Note or ICI Notes of the same class to be issued to it or to a Prospective Owner, in any authorized denominations of a like aggregate original principal amount, in substitution of the ICI Note or ICI Notes being surrendered. All ICI Notes issued upon any registration of transfer or exchange of the ICI Notes shall be the legal, valid and binding obligations of ICI, evidencing the same debt, and entitled to the same benefits under this Indenture and the related Supplement, as the ICI Notes surrendered upon such registration of transfer or exchange.

(d) Any service charge, fees or expenses made or incurred by the ICI Indenture Trustee for any such registration, discharge from registration, transfer or exchange referred to in this Section 205 shall be paid by the ICI Noteholder requesting such registration, discharge from registration, transfer or exchange. This Indenture Trustee or ICI may require payment by such requesting ICI Noteholder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(e) Each prospective initial ICI Noteholder acquiring ICI Notes, each prospective transferee acquiring the ICI Notes, and each prospective owner (or transferee thereof) of a beneficial interest in ICI Notes (each a “Prospective Owner”) will be deemed to have represented by such purchase to ICI, the ICI Indenture Trustee, the Servicer and each successor Servicer that one of the following statements is true and correct: (i) it is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Plan”) and it is not directly or indirectly acquiring the ICI Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the proposed acquisition or transfer will not give rise to a transaction described in Section 406(a) of ERISA or Section 4975(e)(1) of the Code for which a statutory or administrative exception is unavailable.

(f) If any transfer of an ICI Note or an interest therein is to be made in reliance upon Rule 144A under the Securities Act, the ICI Indenture Trustee shall require the Prospective Owner to execute a certificate, substantially in the form of Exhibit D hereto. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A under the Securities Act, the ICI Indenture Trustee shall require the Prospective Owner to execute a certificate substantially in the form of Exhibit E hereto. ICI shall promptly furnish to any ICI Holder, or any Prospective Owners designated by an ICI Holder, the information required to be delivered by any ICI Holder and Prospective Owner in connection with a resale of the ICI Notes to permit compliance with Rule 144A in connection with such resale. No ICI Note may be subdivided (including any assignment or transfer of a participation or beneficial interest therein) for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been $100,000.

Section 2.06 Mutilated, Destroyed, Lost and Stolen ICI Notes.

(a) If (i) any mutilated ICI Note is surrendered to the ICI Indenture Trustee, or the ICI Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any ICI Note, and (ii) there is delivered to the ICI Indenture Trustee such security or indemnity as it and ICI may require to hold ICI, the Servicer and the ICI Indenture Trustee harmless (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose), then ICI shall execute and the ICI Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen ICI Note, a replacement ICI Note of the same Series and Class, and with like maturity and other terms as the mutilated, destroyed, lost or stolen ICI Note; provided, however, that if any such destroyed, lost or stolen ICI Note, but not a mutilated ICI Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, ICI may pay such destroyed, lost or stolen ICI Note when so due or payable instead of issuing a replacement ICI Note.

(b) If, after the delivery of such replacement ICI Note, or payment of a destroyed, lost or stolen ICI Note pursuant to the proviso to the preceding paragraph, a bona fide purchaser of the original ICI Note in lieu of which such replacement ICI Note was issued presents for payment such original ICI Note, ICI and the ICI Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by ICI or the ICI Indenture Trustee in connection therewith.

(c) This Indenture Trustee and ICI may, for each new ICI Note authenticated and delivered to an ICI Noteholder under the provisions of this Section 206, require the advance payment by each such ICI Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the ICI Indenture Trustee or ICI in connection with the issuance, authentication and delivery of such new ICI Note. Any ICI Note issued under the provisions of this Section 206 in lieu of any ICI Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other ICI Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen ICI Notes.

Section 2.07 Delivery, Retention and Cancellation of ICI Notes.

Each ICI Noteholder is required, and hereby agrees, to return its ICI Note to the ICI Indenture Trustee, promptly after the time at which the final payment on its ICI Note has been made, unless any unreimbursed payment on such ICI Note has been made by a Series Enhancer. Any such ICI Note as to which the ICI Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Indenture, whether or not such ICI Note is ever returned to the ICI Indenture Trustee. ICI Notes delivered upon final payment to the ICI Indenture Trustee and any ICI Notes transferred or exchanged for other ICI Notes shall be canceled and destroyed by the ICI Indenture Trustee in accordance with its customary procedures and the ICI Indenture Trustee shall promptly deliver to ICI such canceled ICI Notes upon reasonable prior written request. If the ICI Indenture Trustee, for its own account, shall acquire any of the ICI Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such ICI Notes. If ICI shall acquire any of the ICI Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such ICI Notes. ICI Notes which have been canceled by the ICI Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

ARTICLE III

ACCOUNTS; DISTRIBUTIONS; INVESTMENT;

STATEMENTS TO ICI NOTEHOLDERS; INTEREST; TAXES

Section 3.01 ICI Collection Account.

On or before the Closing Date, ICI shall establish and maintain with the ICI Indenture Trustee the ICI Collection Account into which all ICI Collections and other amounts required to be paid pursuant to this Indenture shall be deposited. The ICI Collection Account shall be an Eligible Account and shall be established in the name of the ICI Indenture Trustee at its Corporate Trust Office for the benefit of each ICI Control Party, each Series Enhancer, the Administrative Agent, ICF (as lender/secured party under the Loan and Security Agreement) and each ICI Noteholder, and in such capacity the ICI Indenture Trustee shall constitute a securities intermediary. ICI shall cause the Servicer to deposit to the extent it has received any ICI Collections, or cause to be deposited, all ICI Collections into the ICI Collection Account in accordance with Section 3.06 of the Servicing Agreement; provided, however, that indemnification payments, made by or on behalf of a User and received by ICI or the Servicer, shall not be deposited in the ICI Collection Account but shall be paid directly to the Person entitled to such indemnification. Only the ICI Indenture Trustee, and neither ICI nor the Servicer, shall be permitted to make withdrawals from the ICI Collection Account in accordance with the terms of this Indenture. ICI shall not establish any additional accounts for the deposit of the ICI Collections without the prior written consent of the ICI Global Requisite Majority.

Section 3.02 Distributions from ICI Collection Account.

(a) Distributions of principal, premium, if any, and interest on any Series or Class of ICI Notes shall be made to the ICI Noteholders of each Series and Class as set forth in this Section 302 and as additionally or otherwise provided in the related Supplement.

(b) On each Payment Date, the ICI Indenture Trustee shall, based solely on the information contained in the Servicer Report delivered to it by the Servicer, pay the amounts in the order of priority set forth below from ICI Available Funds for the related Collection Period; provided, however, that upon the failure of the Servicer to deliver a Servicer Report, the ICI Indenture Trustee shall distribute (to the extent it has received notice of the Series Enhancer Premium or interest payable on such Payment Date) from all ICI Available Funds the Series Enhancer Premium (as set forth in the related Series Enhancement Agreement) payable on such Payment Date, if any, to each Series Enhancer directly and interest payable on such Payment Date to each ICI Noteholder directly and shall hold the balance until delivery of such Servicer Report. Unless otherwise provided in the related Lessor Note Enhancement or Lease Enhancement, any ICI Available Funds that are amounts paid by a Lessor Note Enhancer or Lease Enhancer on behalf of any amounts due from a Lessor under a Lessor Note shall first be applied, pro rata, to each Outstanding Series of ICI Notes that has the benefit of Series Enhancement provided by such Lessor Note Enhancer or Lease Enhancer before being applied to any other Series of ICI Notes. Unless otherwise provided in the related Lessor Note Enhancement or Lease Enhancement, any ICI Available Funds that are amounts received by ICI in connection with a prepayment of Lessor Notes on behalf of the Lessor that have the benefit of Lessor Note Enhancement or Lease Enhancement shall first be applied, pro rata, to each Outstanding Series of ICI Notes that has the benefit of Series Enhancement provided by such Lessor Note Enhancer or Lease Enhancer before being applied to any other Series of ICI Notes.

(I) If an ICI Event of Default shall not have occurred and then be continuing (or would not be caused as a result of the distribution of ICI Available Funds under this Section 302(b)(I)) with respect to any Series of ICI Notes and the ICI Notes of any Series shall then be Outstanding, then on such Payment Date the ICI Indenture Trustee will make the following payments from the ICI Available Funds to the following Persons in the following order of priority:

(1) From Moneys allocated therefor under Section 302 of the ICF Indenture, to the extent not already paid by the Servicer in consideration of the Servicing Fee after demand therefor by the ICI Indenture Trustee, (A) pari passu and pro rata to the ICI Indenture Trustee, (i) all ICI Indenture Trustee Fees then due and payable, (ii) any accrued and unpaid ICI Indenture Trustee Fees from all prior Payment Dates, (iii) any indemnified amounts then due and payable to the ICI Indenture Trustee which have not been paid by the Servicer when due, and (iv) all other amounts due and then payable to the ICI Indenture Trustee, which have not been paid by the Servicer when due, (B) if the Servicer is no longer Interpool or an affiliate thereof, any and all fees and expenses incurred by the ICI Indenture Trustee (for its own account and on behalf of each beneficiary of the security interest granted in favor of the ICI Indenture Trustee hereunder) in connection with the selection of, or transition to, a successor Servicer, and (C) to the Managing Member, pari passu and pro rata (i) all Managing Member Fees then due and payable, (ii) any accrued and unpaid Managing Member Fees from all prior Payment Dates, (iii) any indemnified amounts then due and payable to the Managing Member which have not been paid by the Servicer when due, and (iv) all other amounts due and then payable to the Managing Member which have not been paid by the Servicer when due, in each case, for all Series of ICI Notes then Outstanding, provided that amounts payable under clause (1) of Section 302(b)(I) and Section 302(b)(II) of this Indenture and clause (1) of Section 302(b)(I) and Section 302(b)(II) of the ICF Indenture shall not exceed an aggregate amount of $225,000 (or such higher amount as has satisfied the Rating Agency Condition and has been consented to in writing by the ICF Global Requisite Majority) annually for all Series;

(2) From Moneys allocated therefor under Section 302 of the ICF Indenture, to, pari passu and pro rata, (A) each Series Enhancer for which a Series Enhancer Default has not occurred and is continuing under the related Series Enhancement Agreement, pro rata, an amount equal to the Series Enhancer Premium then due and payable to such Series Enhancer (including any accrued and unpaid Series Enhancer Premium from prior Payment Dates) and (B) up to an aggregate amount of $300,000 annually for all Series of ICI Notes under this Section 302(b), pari passu and pro rata, each Series Enhancer, pro rata, any and all other amounts payable to each Series Enhancer under the related Enhancement Agreement (as long as no Series Enhancer Default has occurred and is continuing thereunder) and each ICI Control Party, pro rata, any and all amounts payable to each ICI Control Party as set forth in the related Supplement to this Indenture;

(3) To the Series Account for each Series of ICI Notes then Outstanding, pro rata, an amount equal to the Senior Priority Interest Allocations due and payable to each such Series of ICI Notes;

(4) To the Series Account for each Series of ICI Notes then Outstanding, pro rata, an amount equal to the Junior Priority Interest Allocations due and payable to each such Series of ICI Notes;

(5) To the ICF Collection Account, the amount of any and all payments and other unpaid amounts for any current or prior Payment Dates then due and payable, in each case pursuant to the terms of the ICI Swap then in effect;

(6) To the Series Account for each Series of ICI Notes then Outstanding, an amount equal to the Senior Principal Allocation allocated among each Series of ICI Notes in accordance with the Allocation Methodology;

(7) To the Series Account for each Series of ICI Notes then Outstanding, an amount equal to the Junior Principal Allocation allocated among each Series of ICI Notes in accordance with the Allocation Methodology;

(8) To, pari passu and pro rata, the Series Account for each Series of Warehouse Notes then Outstanding, each Series Enhancer, the Administrative Agent, the Managing Member and the ICI Indenture Trustee, to the extent not already paid pursuant to this Section 302(b), from the income or proceeds of the ICI Collateral or by the Servicer after demand therefor by the Person entitled to payment of the same, an amount equal to any indemnity amounts (including indemnities and any other amounts payable to each Series Enhancer), fees, increased costs, taxes and expenses then due and payable and not otherwise paid; provided that if sufficient ICI Available Funds do not exist to pay in full such amounts, then such ICI Available Funds shall be allocated on a pro rata basis, based on the respective indemnity amounts (including indemnities and other amounts due and payable to each Series Enhancer), fees, increased costs, taxes and expenses then due and payable;

(9) To the Series Account for each Series of ICI Notes then Outstanding and entitled to payment of the same in accordance with the terms and conditions of the related Supplement to this Indenture, pro rata, an amount equal to any Step Up Interest then due and payable;

(10) Reserved;

(11) To the ICF Collection Account, the amount of any Permitted ICI Loan Interest then due and payable;

(12) To the ICF Collection Account, the principal amount of any Permitted ICI Loan then due and payable;

(13) To ICF, as an advance under the ICF Notes, any remaining ICI Available Funds up to the Maximum Advance Amount; and

(14) To ICI, any remaining ICI Available Funds.

(II) If an ICI Event of Default shall have occurred and then be continuing or would occur as a result of the distribution of ICI Available Funds under Section 302(b)(I) or Section 302(b)(II) with respect to any Series and the ICI Notes of any Series shall then be Outstanding, then, on such Payment Date, the ICI Indenture Trustee will make the following payments from the ICI Available Funds to the following Persons in the following order of priority:

(1) From Moneys allocated therefor under Section 302 of the ICF Indenture, to the extent not already paid by the Servicer in consideration of the Servicing Fee after demand therefor by the ICI Indenture Trustee, (A) pari passu and pro rata to the ICI Indenture Trustee (i) all ICI Indenture Trustee Fees then due and payable, (ii) any accrued and unpaid ICI Indenture Trustee Fees from all prior Payment Dates, (iii) any indemnified amounts then due and payable to the ICI Indenture Trustee which have not been paid by the Servicer when due, and (iv) all other amounts due and then payable to the ICI Indenture Trustee which have not been paid by the Servicer when due (B) if the Servicer is no longer Interpool or an affiliate thereof, any and all fees and expenses incurred by the ICI Indenture Trustee (for its own account and on behalf of each beneficiary of the security interest granted in favor of the ICI Indenture Trustee hereunder) in connection with the selection of, or transition to, a successor Servicer and (C) to the Managing Member, pari passu and pro rata (i) all Managing Member Fees then due and payable, (ii) any accrued and unpaid Managing Member Fees from all prior Payment Dates, (iii) any indemnified amounts then due and payable to the Managing Member which have not been paid by the Servicer when due, and (iv) all other amounts due and then payable to the Managing Member which have not been paid by the Servicer when due, in each case, for all Series of ICI Notes then Outstanding, provided that amounts payable under clause (1) of Section 302(b)(I) and Section 302(b)(lI) of this Indenture and clause (1) of Section 302(b)(I) and Section 302(b)(II) of the ICF Indenture shall not exceed an aggregate amount of $225,000 (or such higher amount as has satisfied the Rating Agency Condition and has been consented to in writing by the ICF Global Requisite Majority) annually for all Series;

(2) From Moneys allocated therefor under Section 302 of the ICF Indenture, to, pari passu and pro rata, (A) each Series Enhancer for which a Series Enhancer Default has not occurred and is continuing under the related Series Enhancement Agreement, pro rata, an amount equal to the Series Enhancer Premium then due and payable to such Series Enhancer (including any accrued and unpaid Series Enhancer Premium from prior Payment Dates) and (B) up to an aggregate amount of $300,000 annually for all Series of ICI Notes under this Section 302(b), pari passu and pro rata, each Series Enhancer, pro rata, any and all other amounts payable to each Series Enhancer under the related Enhancement Agreement (as long as no Series Enhancer Default has occurred and is continuing thereunder) and each ICI Control Party, pro rata, any and all amounts payable to each ICI Control Party as set forth in the related Supplement to this Indenture;

(3) To the Series Account for each Series ICI Notes then Outstanding, pro rata, an amount equal to the Senior Priority Interest Allocations due and payable to each such Series of ICI Notes;

(4) To the Series Account for each Series of ICI Notes then Outstanding, pro rata, an amount equal to the Junior Priority Interest Allocations due and payable to each such Series of ICI Notes;

(5) To the ICF Collection Account, the amount of any and all payments and other unpaid amounts for any current or prior Payment Dates then due and payable, in each case pursuant to the terms of the ICI Swap then in effect;

(6) To the Series Account for each Series of ICI Notes then Outstanding, an amount equal to the Senior Principal Allocation allocated in accordance with the provisions of Section 302 (c) hereof;

(7) To the Series Account for each Series of ICI Notes then Outstanding, an amount equal to the Junior Principal Allocation allocated in accordance with the provisions of Section 302 (c) hereof;

(8) To, pari passu and pro rata, the Series Account for each Series of Warehouse Notes then Outstanding, each Series Enhancer, the Administrative Agent, the Managing Member and the ICI Indenture Trustee, to the extent not already paid pursuant to this Section 302(b), from the income or proceeds of the ICI Collateral or by the Servicer after demand therefor by the Person entitled to payment of the same, an amount equal to any indemnity amounts (including indemnities and any other amounts payable to each Series Enhancer), fees, increased costs, taxes and expenses then due and payable and not otherwise paid; provided that if sufficient ICI Available Funds do not exist to pay in full such amounts, then such ICI Available Funds shall be allocated on a pro rata basis, based on the respective indemnity amounts (including indemnities and other amounts due and payable to each Series Enhancer), fees, increased costs, taxes and expenses then due and payable;

(9) To the Series Account for each Series of ICI Notes then Outstanding and entitled to payment of the same in accordance with the terms and conditions of the related Supplement to this Indenture, pari passu and pro rata, an amount equal to any Step Up Interest and ICI Default Interest then due and payable;

(10) Reserved;

(11) To the ICF Collection Account, the amount of any Permitted ICI Loan Interest then due and payable;

(12) To the ICF Collection Account, the principal amount of any Permitted ICI Loan then due and payable;

(13) To ICF, as an advance under the ICF Notes, any remaining ICI Available Funds up to the Maximum Advance Amount; and

(14) To ICI, any remaining ICI Available Funds.

(c) On each Payment Date during which an ICI Event of Default has occurred and is continuing, principal payments that are paid pro rata shall be based on the outstanding principal balance of each Series of ICI Notes as of the time such ICI Event of Default occurred (after giving effect to any and all relevant grace and cure periods).

(d) If any Series has more than one Class of Senior ICI Notes then Outstanding, then the portion of ICI Collections and other amounts allocable to such Series in accordance with Section 302(b) shall be calculated without regard to the payment priorities of the Classes of Senior ICI Notes within such Series. If any Series has more than one Class of Subordinate ICI Notes then Outstanding, then the portion of ICI Collections and other amounts allocable to such Series in accordance with Section 302(b) shall be calculated without regard to the payment priorities of the Classes of Subordinate ICI Notes within such Series. Once such ICI Collections have been allocated to each Series, then that portion of the ICI Collections allocable to such Series shall be paid to each Class of ICI Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

Section 3.03 Investment of Monies Held in each ICI Securities Account.

The Servicer shall direct the investment of any cash deposited in the ICI Collection Account, each Series Account and each other ICI Securities Account in such Eligible Investments as a Servicing Officer shall direct the ICI Indenture Trustee in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature not later than the Business Day immediately preceding the next succeeding Payment Date. If the ICI Indenture Trustee has not received written instructions from the Servicing Officer as to the investment of funds then on deposit in any of the aforementioned accounts by 2:30 p.m. (New York time) on the day such funds are to be reinvested, the Securities Intermediary is hereby directed to invest such funds in item (vii) of the definition of Eligible Investments. Any funds in any such ICI Securities Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the ICI Indenture Trustee for the benefit of the ICI Noteholders, each ICI Control Party, the Administrative Agent and each Series Enhancer; provided that upon release of such Eligible Investments in accordance with Section 701 of this Indenture, the ICI Indenture Trustee shall deliver such Eligible Investments to ICI or its designee. Any earnings on Eligible Investments in the ICI Collection Account, each Series Account and each other ICI Securities Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. This Indenture Trustee shall not be liable or responsible for losses on any investments pursuant to and in compliance with such written instructions of the Servicer and pursuant to this Section 303; provided, that the Servicer shall be liable for any losses on any investments made pursuant to this Section 303.

Section 3.04 Reports to ICI Noteholders and Other Persons.

(a) This Indenture Trustee shall promptly furnish to each ICI Noteholder, the Administrative Agent, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each Series Enhancer, each affected Lease Enhancer, each affected Lessor Note Enhancer, each affected ICF Control Party and each ICI Control Party a copy of all reports, financial statements and notices received or prepared by the ICI Indenture Trustee pursuant to the terms of this Indenture, the Servicing Agreement, the Transfer Agreements or any other ICI Relevant Document. ICI shall promptly (but in any event within one (1) Business Day of its initial receipt thereof) furnish to the ICI Indenture Trustee a copy of all reports, financial statements and notices received or prepared by ICI as the ICF Noteholder (to the extent not already delivered by any Person under the ICI Relevant Documents).

(b) By May 31 of each calendar year following any calendar year during which any Series of ICI Notes were Outstanding, commencing May 31, 2003, the ICI Indenture Trustee will, to the extent such information is received from either the Servicer or the Securities Intermediary, furnish to each ICI Noteholder of record at any time during such preceding calendar year, a statement setting forth the aggregate amount of principal and interest paid to such ICI Holder during the preceding calendar year.

Section 3.05 Records.

This Indenture Trustee shall cause to be kept and maintained reasonably adequate records pertaining to the ICI Collection Account, each Series Account and each other ICI Securities Account and all receipts and disbursements therefrom. This Indenture Trustee shall deliver, at least monthly, an accounting thereof in the form of a trust statement to ICI, the Servicer, the Administrative Agent, each Series Enhancer and each ICI Control Party.

Section 3.06 ICI Securities Accounts.

(a) Each of the ICI Collection Account, each Series Account and each other account established pursuant to this Indenture for the benefit of the ICI Noteholders, the Administrative Agent, each Series Enhancer, ICF (as lender/secured party under the Loan and Security Agreement) and/or each ICI Control Party shall be an Eligible Account that is a “securities account” under the New York UCC, and ICI hereby grants to the ICI Indenture Trustee (in such capacity the ICI Indenture Trustee shall constitute a securities intermediary) for the benefit of (x) the ICI Noteholders, the Administrative Agent, each Series Enhancer and each ICI Control Party a security interest in and to the ICI Collection Account and (y) any one or more such Persons, as more specifically provided in the respective Supplements, a security interest in and to each Series Account and each other ICI Securities Account established pursuant to this Indenture or any Supplement, including all Financial Assets credited to such ICI Securities Accounts from time to time.

(b) The rights and powers granted herein to the ICI Indenture Trustee that have been granted in order to perfect its security interest in each ICI Securities Account created pursuant to this Indenture and the Security Entitlements to the Financial Assets credited thereto are powers coupled with an interest and will neither be affected by the bankruptcy of ICI nor by the lapse of time. The obligations of JPMorgan Chase Bank, as a securities intermediary under this Indenture or under any ICI Securities Account control agreement, shall continue in effect until the security interest of the ICI Indenture Trustee in each ICI Securities Account created pursuant to this Indenture and all Security Entitlements related thereto has been terminated pursuant to the terms of this Indenture and the ICI Indenture Trustee has notified the Securities Intermediary of such termination in writing, which the ICI Indenture Trustee shall do so promptly upon such termination.

(c) There are no other agreements entered into between JPMorgan Chase Bank, as a securities intermediary, and ICI with respect to any ICI Securities Account established pursuant to the terms of this Indenture. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.

(d) Notwithstanding anything else contained herein, ICI agrees and covenants that each ICI Securities Account will be established only with the ICI Indenture Trustee or another institution that satisfies the eligibility requirements set forth in Section 906 (which ICI will notify the ICI Indenture Trustee of in writing) which agrees substantially as follows: (i) it will comply with Entitlement Orders related to such account issued by the ICI Indenture Trustee, without further consent by ICI or any other Person; (ii) until termination of this Indenture, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the ICI Indenture Trustee; (iii) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to such account and shall be treated as Financial Assets; (iv) such Securities Intermediary shall treat the ICI Indenture Trustee as entitled to exercise the rights that comprise each Financial Asset credited to such ICI Securities Account; (v) such ICI Securities Accounts and the property credited thereto shall not be subject to any Lien, security interest or right of set-off in favor of such Securities Intermediary or anyone claiming through it (other than the ICI Indenture Trustee), and (vi) such agreement shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e) ICI agrees, and covenants to cause the Servicer to agree, to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any Financing Statements under the Uniform Commercial Code or this Indenture) as may be determined by ICI, the Servicer, the Administrative Agent, any affected ICI Control Party or the ICI Indenture Trustee to be necessary or appropriate, in order to perfect the interests created by this Section and otherwise effectuate the purposes, terms and conditions of this Section.

(f) This Indenture Trustee (in its capacity as a Securities Intermediary for the ICI Collection Account) hereby confirms that, notwithstanding anything to the contrary, New York state shall be deemed to be the location and jurisdiction of the ICI Indenture Trustee (in its capacity as Securities Intermediary for the foregoing accounts) for purposes of Section 8-110 of UCC, and each such account (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 3.07 Reserved

Section 3.08 Reserved.

Section 3.09 CUSIP Numbers.

ICI in issuing the ICI Notes may use “CUSIP” numbers (if then generally in use), and, if so, the ICI Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to ICI Holders; provide that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the ICI Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the ICI Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. ICI will promptly notify the ICI Indenture Trustee of any change in the “CUSIP” numbers.

Section 3.10 No Claim.

Indemnities payable to the ICI Indenture Trustee, Servicer and Interpool, Inc. shall not constitute a claim against ICI or the ICI Collateral in the event such amounts are not paid in accordance with Section 302 of this Indenture.

Section 3.11 Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the ICI Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to ICI Noteholders of interest, original issue discount, or other amounts that the ICI Indenture Trustee reasonably believes are applicable under the Code. The consent of ICI Noteholders shall not be required for any such withholding.

Section 3.12 Tax Treatment of ICI Notes.

ICI has entered into this Indenture, and the ICI Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the ICI Notes will qualify as indebtedness. ICI and the ICI Indenture Trustee, by entering into this Indenture, and each ICI Noteholder, by its acceptance of its ICI Note, agree to treat the ICI Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

ARTICLE IV

ICI COLLATERAL

Section 4.01 Possession of ICI Collateral.

(a) This Indenture Trustee hereby agrees to hold each ICF Note each Lessor Note, each item of “chattel paper”, each document and each instrument subjected to the lien of this Indenture and the other items of ICI Collateral it receives on behalf of the ICI Noteholders, the Administrative Agent, each ICI Control Party, ICF (as lender/secured party under the Loan and Security Agreement) and each Series Enhancer, and to maintain exclusive custody of any such ICI Collateral from time to time pledged to the ICI Indenture Trustee, on behalf of the ICI Noteholders, the Administrative Agent, the Series Enhancers, ICF (as lender/secured party under the Loan and Security Agreement) and the ICI Control Parties to secure the ICI Secured Obligations. In performing its duties hereunder, the ICI Indenture Trustee agrees to act with reasonable care, using that degree of skill and attention that a custodian would exercise with respect to files relating to all comparable collateral that it services or holds for others.

(b) This Indenture Trustee shall segregate and maintain continuous custody of all ICF Notes, Lessor Notes, chattel paper, documents and instruments in secure and fire resistant facilities in accordance with customary standards for such custody.

(c) This Indenture Trustee shall (i) act exclusively as the custodian for, and the bailee of, the related ICI Noteholders, the Administrative Agent, the Series Enhancers, ICF (as lender/secured party under the Loan and Security Agreement) and the ICI Control Parties, (ii) hold each ICF Note, Lessor Note, document and instrument received by it for the exclusive use and benefit of the related ICI Noteholders, the Administrative Agent, the Series Enhancers, ICF (as lender/secured party under the Loan and Security Agreement) and the ICI Control Parties, and (iii) make disposition thereof only in accordance with the terms of this Indenture or with written instructions furnished by the ICI Global Requisite Majority.

(d) This Indenture Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, recordability or due authorization of any ICF Note, Lessor Note, document or instrument or (ii) the collectability, insurability, effectiveness or suitability of any ICF Note, Lessor Note, document or instrument.

Section 4.02 Pro rata Interest.

Except as expressly provided for herein or any Supplement, the ICI Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement. All ICI Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the ICI Notes so that all ICI Notes of a particular Series and Class at any time Outstanding shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

Section 4.03 ICI Indenture Trustee’s Appointment as Attorney-in-Fact.

(a) ICI hereby irrevocably constitutes and appoints the ICI Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ICI and in the name of ICI or in its own name, from time to time at the ICI Indenture Trustee’s discretion, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture.

(b) This Indenture Trustee shall not exercise the power of attorney or any rights granted to the ICI Indenture Trustee pursuant to this Section 403 unless an ICI Event of Default or a Servicer Default shall have occurred and then be continuing. ICI hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all ICI Notes and other ICI Secured Obligations are paid and performed in full.

(c) The powers conferred on the ICI Indenture Trustee hereunder are solely to protect the ICI Indenture Trustee’s interests in the ICI Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. This Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to ICI for any act or failure to act, except for its own negligence or willful misconduct.

(d) ICI also authorizes the ICI Indenture Trustee, at any time and from time to time, upon the occurrence of any ICI Event of Default or a Servicer Default, to (i) at the written direction of the ICI Global Requisite Majority, terminate the Servicing Agreement then in effect, whereupon the ICI Indenture Trustee may communicate in its own name, or direct any other Person (including the Trust, ICF, the ICF Indenture Trustee, a Lessor, a Lessor Indenture Trustee, the Servicer or a replacement Servicer) to communicate on its behalf, with any party to any agreement relating to any or all of the ICI Collateral and to notify such Person of the assignment by ICI of all of its right, title and interest in, to and under the ICI Collateral and (ii) execute, in connection with the Sale of ICI Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to any item, of ICI Collateral.

(e) If ICI fails to perform or comply with any of its agreements contained herein, the ICI Indenture Trustee, with the consent of, or at the direction of, the ICI Global Requisite Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement. The reasonable expenses, including attorneys’ fees and expenses, of the ICI Indenture Trustee incurred in connection with such performance or compliance, together with interest thereon at the rate specified in the related Supplement, shall be payable by ICI to the ICI Indenture Trustee on demand and shall constitute additional ICI Outstanding Obligations secured hereby.

Section 4.04 Representation and Warranty of Title.

ICI hereby represents and warrants as of the Closing Date and each Advance Date that it has good title to, and is the sole owner of, all of the ICI Collateral.

Section 4.05 Administration of ICI Collateral.

(a) This Indenture Trustee hereby acknowledges the appointment by ICI of Interpool as Servicer to service and administer the ICI Collateral in accordance with the provisions of the Servicing Agreement and agrees to provide the Servicer with such documentation, and to take all such actions, as the Servicer may reasonably request in accordance with the provisions of the Servicing Agreement.

(b) This Indenture Trustee shall have no obligation to identify or appoint a successor servicer except as set forth in Section 7.02 of the Servicing Agreement. This Indenture Trustee hereby acknowledges and consents to the terms of Section 7.02 of the Servicing Agreement, which are hereby incorporated by reference.

(c) Upon a Corporate Trust Officer’s obtaining actual knowledge or the receipt of notice by an ICF Noteholder, the ICF Indenture Trustee, a holder of Lessor Notes, a Lessor Indenture Trustee, a Lessor or the ICI Indenture Trustee that any repurchase obligations of any Seller under Section 3.03 of its respective Transfer Agreement have arisen, such Person shall notify such Seller, the Administrative Agent, each Enhancer, each ICF Noteholder, ICF Indenture Trustee, each affected holder of Lessor Notes and Lessor Indenture Trustee of such event and shall enforce such repurchase obligations at the direction of the Administrative Agent or any other ICI Control Party for any Series.

ARTICLE V

RIGHTS OF ICI NOTEHOLDERS; ALLOCATION

AND APPLICATION OF ICI COLLECTIONS;

ICI GLOBAL REQUISITE MAJORITY

Section 5.01 Rights of ICI Noteholders.

The ICI Notes and the obligations of ICI hereunder shall be an obligation of ICI as provided herein. The ICI Noteholders and each Series Enhancer shall also have the benefit of, and the ICI Notes shall be secured by and be payable from, ICI’s right, title and interest in, to and under the ICI Collateral. The ICI Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the ICI Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of ICI Collections allocable to ICI Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the ICI Collection Account and each other ICI Securities Account established pursuant to this Indenture for the benefit of and to the extent allocable to such ICI Noteholders and the related Series Enhancer, as provided in this Indenture, and (iii) funds on deposit in any Series Account for such Series or Class, or payable with respect to any Series Enhancement for such Series or Class. Each ICI Noteholder, by acceptance of its ICI Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the ICI Noteholders of a Series or Class shall not have any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the ICI Related Documents executed in connection with such Series.

Section 5.02 ICI Collections and Allocations.

With respect to each Collection Period, ICI Collections on deposit in the ICI Collection Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 5.03 Determination of ICI Global Requisite Majority.

An ICI Global Requisite Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) ICI Control Parties representing a majority of the Existing Commitments of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each ICI Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be) and (b) each Series Enhancer that (1) is an ICI Control Party with respect to one or more Series then Outstanding, which represent at least twenty-five percent (25%) of the ICI Aggregate Note Principal Balance and (2) for which a Series Enhancer Default has not occurred and is continuing under the related Series Enhancement Agreement, shall approve or direct such proposed action. Notwithstanding the foregoing, for as long as no ICI Note remains Outstanding, any Permitted ICI Loan remains outstanding, an ICI Global Requisite Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture if the ICF Global Requisite Majority shall approve or direct such proposed action. For as long as any obligation under this Indenture or any Supplement hereto shall be outstanding, any voting interest otherwise held by Interpool, Inc. or any of its Affiliates shall be deemed to be zero.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

For so long as any ICI Secured Obligation of ICI under this Indenture or any ICI Related Document that has not been paid and/or performed or any ICI Note is Outstanding, ICI hereby represents, warrants and covenants that:

Section 6.01 Payment of Principal and Interest; Payment of Taxes.

(a) ICI will duly and punctually pay the principal of and interest on the ICI Notes in accordance with the terms of the ICI Notes, this Indenture and the related Supplement.

(b) ICI has promptly paid, when due, all taxes and governmental claims in respect of its activities and assets and there are no outstanding tax liens with respect to any of its assets.

(c) ICI will take all actions necessary to insure that all taxes and governmental claims, if any, in respect of ICI’s activities and assets are promptly paid and that all outstanding tax liens are discharged.

Section 6.02 Maintenance of Office.

(a) The chief executive office of ICI is located at c/o GSS Holdings (ICI), Inc., 445 Broad Hollow Road, Suite 239, Melville, New York 11747, and ICI has not had any other chief executive office or principal place of business for the immediately preceding five (5) years and has not kept its books and records in any other office or place for the immediately preceding five (5) years. ICI shall not establish a new location for its chief executive office or organize under the laws of another jurisdiction unless (i) it shall have given to each of the ICI Indenture Trustee, each Rating Agency, the Administrative Agent, each Series Enhancer and each ICI Control Party not less than sixty (60) days’ prior written notice of its intention so to do, clearly describing such new location and/or jurisdiction of organization, and providing such other information in connection therewith as the ICI Indenture Trustee, the Administrative Agent, the Servicer or any ICI Control Party may reasonably request, and (ii) not less than fifteen (15) days prior to the effective date of such change of location and/or jurisdiction of organization, it shall have taken at its own cost all action necessary so that such change of location and/or jurisdiction of organization, does not impair the security interest of the ICI Indenture Trustee in the ICI Collateral, the security interest of the ICF Indenture Trustee in the ICF Collateral, a Lessor Indenture Trustee in the collateral pledged under the related Lessor Indenture, or the sale or transfer of the Transferred Assets to the Trust, and shall have delivered to the ICI Indenture Trustee, the Servicer, the Administrative Agent, each Series Enhancer and each ICI Control Party copies of all filings (including, without limitation, UCC filings) required in connection therewith, together with an Opinion of Counsel, satisfactory to the ICI Indenture Trustee, the Servicer, the Administrative Agent, each ICI Control Party and each Series Enhancer, to the effect that such change of location does not impair either the perfection or priority of the ICI Indenture Trustee’s security interest in the ICI Collateral.

Section 6.03 Corporate Existence.

ICI will keep in full force and effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware (which is its only jurisdiction of organization). ICI shall obtain and preserve its qualification in each other jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements, the ICI Notes and the other ICI Relevant Documents or to permit performance thereunder.

Section 6.04 Protection of ICI Collateral.

ICI will from time to time execute and deliver all amendments hereto, the ICF Relevant Documents and any Lessor Relevant Documents and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of any of the Servicer, any ICI Control Party, the Administrative Agent or the ICI Indenture Trustee, take such other action, including, without limitation, the enforcement of its rights under the ICF Indenture and each Lessor Indenture, necessary or advisable to:

(a) grant more effectively the security interest in all or any portion of the ICI Collateral securing the ICI Notes;

(b) maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of the security interest in the ICI Collateral created pursuant to this Indenture;

(d) enforce any of the items of the ICI Collateral;

(e) preserve and defend its right, title and interest in, to and under the ICI Collateral and the rights of the ICI Indenture Trustee in such ICI Collateral against the claims of all Persons (other than the ICI Noteholders, the Administrative Agent, any Series Enhancer, any ICI Control Party or any Person claiming through the ICI Noteholders, the Administrative Agent or any ICI Control Party); or pay any and all taxes levied or assessed upon all or any part of the ICI Collateral.

Section 6.05 Performance of Obligations.

ICI will not take or fail to take, any action, and ICI will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the ICI Collateral, the ICF Collateral or the collateral pledged under the related Lessor Indenture, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument, except as expressly permitted in the ICI Relevant Documents. Without limiting the foregoing, ICI shall use its best efforts to enforce the ICF Relevant Documents and all Lessor Relevant Documents in accordance with their respective terms.

Section 6.06 Negative Covenants.

ICI shall not, in each instance, without the prior written consent of the ICI Global Requisite Majority, each Series Enhancer and/or the Administrative Agent, if such Person will be adversely affected by any such waiver:

(a) sell, transfer, exchange or otherwise dispose, or cause the sale, transfer, exchange or other disposition, of any of the ICI Collateral, except in connection with a sale permitted by Sections 612 or 817 hereof or as otherwise expressly permitted by this Indenture or any other ICI Relevant Document;

(b) claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the ICI Notes (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former ICI Noteholder by reason of the payment of any taxes levied or assessed upon any of the ICI Collateral;

(c) (i) permit the validity or effectiveness of this Indenture or any other ICI Relevant Document to be impaired, (ii) permit the Lien of this Indenture with respect to the ICI Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to the ICI Collateral or any other ICI Relevant Document, except as may be expressly permitted by this Indenture or any other ICI Relevant Document;

(d) permit any Lien, other than the lien of this Indenture, with respect to the items set forth in the Grant clause of this Indenture, to be created on or extend to or otherwise arise upon or burden the ICI Collateral or any part thereof or any interest therein or the proceeds thereof;

(e) permit the Lien of this Indenture not to constitute a valid first-priority perfected security interest in the ICI Collateral;

(f) be a party to any transaction with any of its Affiliates, except (i) the transactions expressly permitted or contemplated by the ICI Relevant Documents, and (ii) other transactions (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of such business, and (C) upon fair and reasonable terms that are no less favorable to it than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate;

(g) except as expressly permitted or contemplated by the ICI Relevant Documents, own any subsidiary or lend or advance any monies to, or make an investment in, or make any capital contributions or expenditures in or related to any Person without the prior written consent of each ICI Control Party and the ICI Noteholders, provided that the transactions expressly contemplated by the ICI Relevant Documents are hereby expressly consented to by such persons;

(h) do anything to impair its interest in, to or under and other rights in, to or under any item of ICI Collateral;

(i) purchase any notes issued by ICF except under the ICF Indenture or Lessor Notes under any Lessor Indenture that is not substantially similar in form and substance to the ILFT Indenture;

(j) (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Lien on any ICI Collateral (arising by, through or under ICI or an Affiliate thereof) other than the lien of this Indenture, or restriction on transferability of any ICI Collateral subjected to the Lien of this Indenture, except those created by the ICI Relevant Documents and the restrictions on transferability imposed by the ICF Indenture or a Lessor Indenture, as the case may be, or (ii) sign or file any Financing Statement which names ICI as a debtor, or sign any security agreement authorizing any secured party thereunder to file such Financing Statement, with respect to any ICI Collateral subjected to the Lien of this Indenture, except in each case any such instrument solely securing the rights and preserving the Lien of the ICI Indenture Trustee, for the benefit of the ICI Noteholders, the Administrative Agent, each ICI Control Party and each Series Enhancer;

(k) except as permitted or contemplated by the ICI Relevant Documents or with the prior written consent of the Administrative Agent, each Series Enhancer, each ICI Control Party and the ICI Noteholders, encumber, sell, transfer, exchange or otherwise dispose, or cause the encumbrance, sale, transfer, exchange or other disposition, of any of the ICF Collateral, or otherwise exercise any rights or obligations with respect thereto;

(l) with respect to the ICF Notes and Lessor Notes pledged from time to time hereunder, except with the prior written consent of the Administrative Agent, each Series Enhancer and each ICI Control Party, and in accordance with the terms and conditions of the ICF Indenture or the related Lessor Indenture, as the case may be, remove the ICF Indenture Trustee or the related Lessor Indenture Trustee, as the case may be, or appoint any Person to act as co-trustee; or

(m) fail to enforce its rights, remedies and powers with respect to any breach by ICF under the ICF Indenture, a Lessor under any Lessor Indenture or any other Person under the ICF Indenture, any Lessor Indenture or any other ICI Relevant Documents.

Section 6.07 Activities of ICI.

(a) ICI shall not engage in any activities or enter into any transactions other than (i) the acquisition of any ICF Notes or any Lessor Notes and any other item of ICI Collateral, (ii) issuing and selling the ICI Notes and pledging the ICI Collateral pursuant to this Indenture, (iii) the transactions contemplated by, and the activities expressly authorized pursuant to (or contemplated by) the terms of the Servicing Agreement, (iv) the transactions contemplated by the ICI Relevant Documents and (v) engaging in any lawful act or activity and exercising any power that is incidental and is necessary and convenient to the foregoing which are permitted to limited liability companies organized under the laws of Delaware.

(b) ICI further covenants that (i) the consolidated financial statements of Interpool reflect the separate corporate existence of ICI, (ii) no other Affiliate or subsidiary of Interpool pays ICI’s expenses, guarantees ICI’s obligations or advances funds to ICI for payment of expenses and (iii) none of Interpool, TLI, the Trust, any Lessor, ICF and their respective Affiliates and subsidiaries acts as an agent of ICI, except Interpool in its capacity as Servicer or TLI as subservicer.

(c) In addition, ICI shall (i) maintain its books and records separate from the books and records of any other entity, (ii) maintain separate bank accounts, (iii) not commingle its funds with those of any other Person, (iv) not engage in any action that would cause the separate legal identity of ICI not to be respected, including, without limitation (A) holding itself out as being liable for the debts of any other Person or (B) acting other than through its duly authorized representatives or agents, (v) manage its day-to-day business affairs without the involvement of Interpool or any of its Affiliates or subsidiaries (other than with respect to Interpool in its capacity as Servicer or TLI in its capacity as subservicer), (vi) maintain a separate office from that of Interpool and any other Affiliate or subsidiary of Interpool (which office may be at the same address provided that ICF and Interpool or such Affiliate or subsidiary of Interpool (as the case may be) have a written agreement specifying a reasonable allocation of expenses with respect to overhead and shared costs with respect to such shared premises), (vii) conduct all of its business correspondence in its own name, (viii) not act as an agent of Interpool or any Affiliate of Interpool, (ix) maintain at all times at least one independent member (as provided in its operating agreement), (x) maintain adequate capitalization in light of its business purposes and (xi) conduct all of its business (whether written or oral) solely in its own name.

(d) ICI further covenants that (i) the consolidated financial statements of Interpool reflect the separate corporate existence of ICI, (ii) no other affiliate or subsidiary of Interpool pays ICI’s expenses, guarantees ICI’s obligations or advances funds to ICI for payment of expenses and (iii) none of Interpool and its affiliates and subsidiaries acts as an agent of ICI, except Interpool in its capacity as Servicer or TLI as subservicer.

Section 6.08 No Bankruptcy Petition.

Neither the Servicer nor ICI shall (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself, ICF, any Lessor or the Trust or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself, ICF, any Lessor or the Trust or its, ICF’s, any Lessor’s or the Trust’s debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for itself, ICF, any Lessor or the Trust or any part of their assets, (3) make a general assignment for the benefit of creditors on behalf of itself, ICF, any Lessor or the Trust, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 6.09 Liens.

ICI shall not (i) contract for, create, incur, assume or suffer to exist, or consent to any of the foregoing, with respect to any Lien upon any of the ICI Collateral, ICF Collateral, collateral pledged under a Lessor Indenture or ICI’s other assets, whether now owned or hereafter acquired except for the Lien of this Indenture or (ii) permit the Lien of this Indenture to not constitute a valid first priority perfected security interest in the ICI Collateral, or the Lien of the ICF Indenture or any Lessor Indenture to not constitute a valid first priority perfected security interest in the collateral granted thereunder.

Section 6.10 Other Debt.

ICI shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than (1) Indebtedness arising from the ICI Notes issued pursuant to this Indenture or any Supplement issued hereunder, (2) the ICI Swap, (3) any Servicing Fees payable pursuant to the provisions of the Servicing Agreement, (4) Indebtedness otherwise expressly provided for in the ICI Relevant Documents, and (5) trade payables and expense accruals incurred in the ordinary course which are incidental to the purposes permitted pursuant to the ICI Relevant Documents.

Section 6.11 Guarantees, Loans, Advances and Other Liabilities.

Other than as expressly contemplated by the ICI Relevant Documents, ICI shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring mother’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so)

any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 6.12 Consolidation, Merger and Sale of Assets.

(a) ICI shall not consolidate with or merge with or into any other Person or sell, convey or transfer to any Person all or any part of the ICI Collateral or all or substantially all of its assets, except for any such sale, conveyance or transfer expressly permitted by this Indenture or any Supplement issued hereunder, whether in a single transaction or a series of transactions.

(b) The obligations of ICI hereunder shall not be assignable and no Person shall succeed to the obligations of ICI hereunder except in each case in accordance with the provisions of this Indenture.

Section 6.13 Other Agreements.

ICI shall not, after the date of the issuance of the ICI Notes, enter into or become a party to any agreements or instruments other than this Indenture, the Supplements, the Servicing Agreement, the ICI Note Purchase Agreement, the ICI Swap or any other agreement(s) contemplated by this Indenture or any other ICI Relevant Document, including, without limitation, any agreement(s) for disposition of the ICI Collateral as permitted by Sections 612, 804 or 817 hereof. In addition, ICI shall not amend, modify or waive any provision of this Indenture, any Supplement, the ICI Swap, the Servicing Agreement or any other ICI Relevant Document to which it is a party or give any approval or consent or permission provided for therein without the prior written consent of the ICI Global Requisite Majority, the requisite Persons set forth in the applicable agreement and any party to the ICI Relevant Documents that would be adversely affected by any such approval, consent or permission (including, without limitation, any adversely affected Enhancer).

Section 6.14 Amendments to Certain Documents; Exercise of Rights Under ICF Relevant Documents and Lessor Relevant Documents.

ICI shall not (a) amend or modify its organizational documents without the unanimous vote of all of its members (including its independent member) without the prior written consent of the parties thereto in accordance with the terms thereof, or (b) amend, supplement or otherwise modify, or permit any amendment, supplement or modification to, any ICI Relevant Document to which it is a party except in accordance with the terms thereof and hereof. In connection with the Grant of all of its right, title and interest in, to and under the ICF Notes and any Lessor Notes hereunder, ICI agrees that it shall not exercise any right, grant any consent or take any other action except in accordance with the terms thereof and hereof. ICI agrees that for all purposes under the ICF Relevant Documents and the Lessor Relevant Documents that each reference to the ICF Noteholders and the Lessor Noteholders shall mean the ICI Global Requisite Majority until such time as all of the ICI Outstanding Obligations have been satisfied in full and the lien of this Indenture shall have been discharged in accordance with the terms hereof and ICI shall not grant any waivers or give any consents under the ICF Relevant Documents or the Lessor Relevant Documents without the prior written consent of the ICI

Global Requisite Majority and each adversely affected party to the ICI Relevant Documents (including, without limitation, any adversely affected Enhancer).

Section 6.15 Capital Expenditures.

Except as authorized by any Supplement to this Indenture, ICI shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty).

Section 6.16 Other Activities.

Neither ICI nor the Trust will engage in any activity or enter into any transaction other than those activities as are expressly authorized pursuant to, or contemplated by, the terms of the ICI Relevant Documents.

Section 6.17 Compliance with Laws.

ICI will comply, in all material respects, with all laws, acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the ICI Collateral or any part thereof. ICI will comply, and will cause the Trust to comply, in all material respects, with all applicable requirements of laws, acts, rules, regulations, orders, decrees and directions of any Governmental Authority. ICI is not an investment company which is required to register under the Investment Company Act of 1940, as amended from time to time. On or before the date hereof, and from time to time hereafter, ICI will hold all licenses, permits and other governmental authorizations that are necessary for it to acquire, own and pledge the ICI Collateral. ICI shall not purchase any Lessor Notes where the related Lessor Indenture and other Lessor Relevant Documents do not require each of the related Lessor on and after the related closing date, to hold all licenses, permits and other governmental authorizations that are necessary for such Lessor to hold the Trust Assets in its respective SUBI Portfolio, the beneficial interest in which shall be pledged under the related Lessor Indenture, and to conduct the transactions contemplated by the Lessor Relevant Documents.

Section 6.18 Investment Company Act.

At no time shall ICI take any action that could make ICI subject to the Investment Company Act of 1940, as amended from time to time.

Section 6.19 Payments of ICI Collateral.

If ICI shall receive from any Person any payments with respect to the ICI Collateral, ICI shall receive such payment in trust for the ICI Indenture Trustee, as secured party hereunder, and, subject to the ICI Indenture Trustee’s security interest, shall immediately deposit such payment in the ICI Collection Account.

Section 6.20 Reserved.

Section 6.21 Indemnification.

In addition to any other indemnification obligations under the ICI Relevant Documents, ICI agrees to indemnify, defend and hold harmless the ICI Noteholders, the Administrative Agent, each Series Enhancer, each ICI Control Party, the ICI Indenture Trustee and each of their respective Affiliates, together with their respective successors and permitted assigns, forthwith on demand, from and against any and all loss, liability, damage, judgment, claim, deficiency, tax or expense (including, without limitation, interest, penalties, taxes, environmental claims, increased costs, reasonable attorneys’ fees and amounts paid in settlement) and for all other amounts payable, awarded against or incurred by any of them arising out of or as a result of a breach by ICI of any of the terms and conditions of this Indenture or the acquisition either directly or indirectly of an interest in the ICI Collateral or in respect of any ICI Collateral except for any loss, liability, damage, judgment, claim, deficiency, tax or expense arising as a result of such indemnified person’s gross negligence or willful misconduct. The obligations of ICI under this Section 621 shall be considered to have been relied upon by the ICI Noteholders, the Administrative Agent, each Series Enhancer, each ICI Control Party and the ICI Indenture Trustee and shall survive the execution, delivery, and performance of this Indenture regardless of any investigation made by the ICI Noteholders, the Administrative Agent, any Series Enhancer or any ICI Control Party or on their behalf.

Section 6.22 Books and Records.

ICI and the Servicer shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 6.23 Taxes.

ICI shall, or shall cause the Servicer to, pay when due, all of ICI’s taxes, unless, and only to the extent that, ICI is contesting such taxes in good faith and by appropriate proceedings and ICI has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 6.24 Subsidiaries.

ICI shall not create any direct or indirect subsidiaries or otherwise acquire any equity interests in any other Person other than pursuant to the ICI Relevant Documents without the prior written consent of the ICI Noteholders and each ICI Control Party.

Section 6.25 Investments.

ICI shall not make or permit to exist any Investment in any Person except for the ICF Notes, any Lessor Notes and Investments in Eligible Investments made in accordance with the terms of this Indenture and the other ICI Relevant Documents.

Section 6.26 Use of Proceeds; Margin Regulations.

ICI shall use the proceeds of the ICI Notes only for (i) the acquisition of ICI Collateral, (ii) to fund capital contributions to the Trust in connection with the acquisition of any ICI Collateral, and (iii) other general corporate purposes in furtherance of and subject to the terms and conditions of this Indenture and the other ICI Relevant Documents. In addition, neither ICI nor the Trust shall permit any proceeds of the ICI Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each ICI Holder, upon its request, a statement in conformity with the requirements of such regulations.

Section 6.27 ICI Asset Base Certificate.

ICI shall prepare and deliver to the ICI Indenture Trustee, the Administrative Agent, each ICI Control Party and each Rating Agency (if any) on each Transfer Date and on each Determination Date, an ICI Asset Base Certificate with respect to all of the ICI Collateral; provided that ICI may cause the Servicer to deliver such ICI Asset Base Certificate simultaneously with the Servicer’s delivery of the Servicer Report.

Section 6.28 Notices and Reports.

ICI shall prepare and deliver to the ICI Indenture Trustee, the Administrative Agent, each Series Enhancer, each ICI Control Party, each ICI Noteholder (if requested) and each Rating Agency (if any), or shall cause the Servicer and Interpool to prepare and deliver pursuant to the Servicing Agreement (provided that to the extent any Person serves in multiple capacities hereunder or any other ICI Relevant Document, it shall only be entitled to one copy of the following):

(a) Financial Statements. (i) (A) quarterly unaudited financial statements of ICI, each Lessor (to the extent prepared by or on behalf of such Lessor and delivered to any of ICF, ICI or the Servicer), ICF, Interpool and the Servicer within 60 days of the end of each fiscal quarter and (B) annual audited financial statements of Interpool and the Servicer, audited by their regular Independent Accountants within 120 days of the end of each fiscal year ending on and after December 31, 2002 and (ii) two copies of (A) audited consolidated and consolidating balance sheets of Interpool and its consolidated subsidiaries, at the end of each fiscal year ending on and after December 31, 2002 within 120 days of the end of each fiscal year ending on and after December 31, 2002, and (B) audited consolidated and consolidating statements of income, retained earnings and cash flows of Interpool and its consolidated subsidiaries for each fiscal year ending on and after December 31, 2002 within 120 days of the end of each such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the financial statement referred to in clause (ii) above, accompanied by an opinion of a firm of Independent Accountants, stating that such financial statements present fairly the financial condition of Interpool and its consolidated subsidiaries and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards. All financial statements described in this Section 628 shall be prepared in accordance with GAAP;

(b) Notice of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Amortization Event, an ICI Event of Default, a Servicer Default, an ICF Event of Default or a Lessor Event of Default or which, with notice and lapse of time, would become an Amortization Event, an ICI Event of Default, a Servicer Default, an ICF Event of Default or a Lessor Event of Default, a written notice describing its nature and period of existence and what action ICI, the Servicer, ICF or the related Lessor, as the case may be, is taking or proposes to take with respect thereto;

(c) SEC and Other Reports. Promptly upon their becoming available, one copy of each report (including the Servicer’s annual report to shareholders and reports on Form 10-K and 10-Q), definitive proxy statement, registration statement (upon it becoming effective), definitive prospectus and notices to Interpool filed with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency; provided that, unless requested by the ICI Noteholders, ICI shall not be required to deliver any such reports, statements, prospectuses or notices;

(d) Report on Proceedings. Promptly upon ICI becoming aware of:

(i) any threatened or pending investigation of ICI, ICF, any Lessor, the Servicer or the Trust by any Governmental Authority or agency, or

(ii) any threatened or pending court or administrative Proceeding or the institution of any litigation, arbitration proceeding or other Proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting the ICI Collateral (including, without limitation, the value of the ICI Collateral or the ICI Indenture Trustee’s first priority perfected security interest in the ICI Collateral), the ICF Collateral (including, without limitation, the value of the ICF Collateral or the ICF Indenture Trustee’s first priority perfected security interest in the ICF Collateral), any Lessor Collateral (including, without limitation, the value of such Lessor Collateral or the related Lessor Indenture Trustee’s first priority perfected security in such Lessor Collateral) or the business or conditions (financial or otherwise) of the Servicer, ICI, ICF, a Lessor or the Trust, a written notice specifying the nature of such investigation or proceeding and what action the Servicer, ICI, ICF, such Lessor or the Trust, as the case may be, is taking or proposes to take with respect thereto and evaluating its merits; and

(e) Material Adverse Change. Upon ICI’s knowledge of the occurrence of a material adverse change in respect of ICI, ICF, a Lessor, the Servicer, or the Trust, the value of or the ICI Indenture Trustee’s security interest in the ICI Collateral, the value of or the ICF Indenture Trustee’s security interest in the ICF Collateral, the value of any Lessor Indenture Trustee’s security interest in the related Lessor Collateral, any ICI Note, any ICI Relevant Document or any interests of any ICI Noteholder, any Series Enhancer, the Administrative Agent or any ICI Control Party in the transactions contemplated by the ICI Notes and the ICI Relevant Documents, a written notice describing its nature and period of existence and the steps being taken by ICI, ICF, a Lessor, the Trust and/or a Servicer (as the case may be).

Section 6.29 Trade Names.

Neither ICI nor the Trust shall use any trade name other than its actual name.

Section 6.30 Independent Member.

ICI shall at all times have at least one member who shall not be, nor have been, a director of any “Affiliate” of ICI except as described below or an officer of, be employed by, be a creditor, supplier or contractor of, or hold any beneficial or economic interest in ICI or any “Affiliate” of ICI or any member of the Interpool Group, or be a family member of any of the foregoing. As used in the preceding sentence, “Affiliate” shall mean any entity other than ICI (i) which owns beneficially, directly or indirectly, 10% or more of the beneficial interests of ICI; or (ii) of which 10% or more of its common stock or other beneficial interest is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is “controlled”, as defined in Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405, by an entity described in clause (i) above. Upon the earlier of ICI’s or the Servicer’s knowledge of any resignation, removal or incapacity of any such member, ICI and/or the Servicer shall promptly (but in no event later than five (5) days after such knowledge), notify each of the Administrative Agent, each Enhancer, the ICF Indenture Trustee, the ICI Indenture Trustee, each ICI Control Party, each Lessor, each Currency Hedge Counterparty, and each Interest Rate Hedge Counterparty of such resignation, removal or incapacity. Within thirty (30) days of ICI’s or the Servicer’s knowledge of such resignation, removal or incapacity, ICI shall appoint an independent member in accordance with this Section 630 and the ICI Operating Agreement.

Section 6.31 Insolvency.

Each of ICI and the Trust is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

Section 6.32 Membership Interests.

All of the membership interests of ICI are, and shall be, validly issued and owned (beneficially and of record) by GSS Holdings (ICI), Inc. (“GSS”) and, with respect to the non-economic membership interest, by the Non-Managing Member(s) (as defined in the ICI Operating Agreement), free and clear of any Lien. ICI shall not issue any membership interests to any Person other than GSS or a Non-Managing Member (as defined in the ICI Operating Agreement) without the consent of the ICI Global Requisite Majority.

Section 6.33 Security Interest.

ICI shall direct the Servicer, at the Servicer’s expense, to take all action necessary or desirable to establish and maintain in favor of the ICI Indenture Trustee, on behalf of the ICI Noteholders, the Administrative Agent, ICF (as lender/secured party under the Loan and Security Agreement) and the Series Enhancers, a valid and enforceable first priority perfected security interest in, to and under (a) each ICF Note and each Lessor Note, (b) all ICI Collections, (c) the ICI Collection Account, each Series Account and each other ICI Securities Account established in accordance with this Indenture, (d) all other ICI Collateral and (e) all income, payments and proceeds of, and all amounts received or receivable under any and all of, the foregoing, free and clear of any Lien (other than the lien of this Indenture), including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the lien of this Indenture, as supplemented from time to time, by the ICI Indenture Trustee on behalf of the Administrative Agent, the ICI Noteholders, each Series Enhancer, ICF (as lender/secured party under the Loan and Security Agreement) and any ICI Control Party, as requested from time to time. ICI shall not, and shall not permit the Servicer to, Grant any lien on any item of collateral securing any ICF Note, any Lessor Note or any other ICI Collateral, except the lien of this Indenture or otherwise expressly permitted by the ICI Relevant Documents. ICI shall not purchase any Lessor Notes where the related Lessor Indenture and other Lessor Relevant Documents do not obligate the Lessor to establish and maintain a valid and enforceable first priority perfected security interest in, to and under the collateral under the related Lessor Indenture, free and clear of any Lien (other than Permitted Liens in and to any of the beneficially owned items of collateral), including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the lien of the Lessor Indenture, as supplemented from time to time by the related Lessor Indenture Trustee.

Section 6.34 Enforcement of ICF Obligations and Lessor Obligations.

To the extent that it can exercise any right available to it under the ICF Relevant Documents, ICI shall cause ICF to perform all of its obligations, covenants and agreements under the ICF Indenture and the other ICF Relevant Documents, and shall cause each Lessor to perform all of its obligations, covenants and agreements under the related Lessor Indenture and the other Lessor Relevant Documents. If ICI fails to enforce any of its rights, powers or remedies under the ICF Notes, the ICF Indenture, the other ICF Relevant Documents, the Lessor Notes, the Lessor Indenture or the other Lessor Relevant Documents, the Administrative Agent or the ICI Indenture Trustee (acting at the direction of the ICI Global Requisite Majority) shall enforce, or cause the enforcement of, such rights, powers and remedies; and the Administrative Agent’s or the ICI Indenture Trustee’s costs and expenses incurred in connection therewith shall be payable by ICI or the Servicer, as applicable. ICI and the Servicer each irrevocably authorizes the ICI Indenture Trustee at any time and from time to time in the sole discretion of the ICI Indenture Trustee (acting at the direction of the ICI Global Requisite Majority), and appoints the ICI Indenture Trustee as its attorney-in-fact, to act on behalf of ICI and the Servicer, to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Indenture, the ICF Relevant Documents and the Lessor Relevant Documents or to better assure and confirm unto the ICI Indenture Trustee (and the beneficiaries of the ICI Indenture Trustee’s security interest) their rights, powers and remedies hereunder, under the ICF Notes and under the Lessor Notes. This appointment is coupled with an interest and is irrevocable.

Section 6.35 Reserved.

Section 6.36 Charter Documents.

(a) ICI shall not amend or modify its operating agreement or certificate of formation in any way that adversely affects the bankruptcy-remoteness of ICI, ICI’s form of organization, ICI’s jurisdiction of organization, ICI’s separate legal existence from any other entity, or the rights or remedies of the ICI Indenture Trustee, any ICI Noteholder, any Series

Enhancer or any ICI Control Party without the prior written consent of such adversely affected party or parties (as the case may be).

(b) ICI shall not amend any section or article of the ICI Operating Agreement specified in Section 8.2(h) of the ICI Operating Agreement (nor any defined term used in any such section or article) nor permit any action by any Person to appoint or allow the resignation of any Non-Managing Member (as such term is defined in the ICI Operating Agreement) pursuant to Section 8.1(a) of the ICI Operating Agreement nor permit any action by any Person to sell, assign, pledge or otherwise transfer any Membership Interest in ICI pursuant to Section 11.2(a) of the ICI Operating Agreement, in each case, without the prior written consent of the ICI Global Requisite Majority.

Section 6.37 Other Information.

For so long as any of the ICI Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and ICI is not subject to Section 13 or 15(d) of the Exchange Act, ICI will, and shall cause Servicer to, (i) provide or cause to be provided to any ICI Holder of ICI Notes and any prospective purchaser thereof designated by such an ICI Holder, upon the request of such ICI Holder or prospective purchaser, the information required to be provided to such ICI Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any ICI Noteholder.

Section 6.38 True and Complete Disclosure.

The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of ICI to the ICI Indenture Trustee, the ICI Noteholders, the Administrative Agent, a single representative of each ICI Control Party and each Series Enhancer in connection with the negotiation, preparation or delivery of this Indenture and the other ICI Relevant Documents or included herein or therein or delivered pursuant hereto or thereto (when taken together as a whole), do not contain any untrue statement of material fact or (with respect to any offering document for any of the ICI Notes) omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by or on behalf of ICI to such parties in connection with this Indenture and the other ICI Relevant Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the extent that any information, reports, financial statements, exhibits and schedules that are furnished by or on behalf of ICI contain any untrue statement of material fact or (with respect to any offering document for any of the ICI Notes) omit to state any material fact necessary to make the statements herein or therein not misleading, ICI shall correct, or cause to be corrected, such statement or omission. On the Closing Date and the related Series Issuance Date, there is no fact known to a responsible officer of ICI that, after due inquiry, should reasonably be expected to have a material adverse effect that has not been disclosed in the offering document for the related ICI Notes, in the ICI Relevant Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to such parties for use in connection with the transactions contemplated hereby or thereby.

Section 6.39 Rating Agency Security Interest Representations.

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the ICI Collateral in favor of the ICI Indenture Trustee (for the benefit of the ICI Noteholders, each ICI Control Party, each Series Enhancer, ICF (as lender/secured party under the Loan and Security Agreement) and the Administrative Agent), which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from ICI.

(b) ICI owns and has good and marketable title to the ICI Collateral, free and clear of any Lien (other than the lien of this Indenture), claim or encumbrance of any Person.

(c) An original executed copy of each ICI Relevant Document and all originals of the related ICF Notes and Lessor Notes that constitute or evidence the ICI Collateral have been delivered to the ICI Indenture Trustee.

(d) ICI has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the ICI Collateral granted to the ICI Indenture Trustee (for the benefit of the ICI Noteholders, each Series Enhancer, each ICI Control Party, ICF (as lender/secured party under the Loan and Security Agreement) and the Administrative Agent) in this Indenture and any related Supplement.

(e) Other than the security interest granted to the ICI Indenture Trustee pursuant to this Indenture and any related Supplement, ICI has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the ICI Collateral. ICI has not authorized the filing of and is not aware of any financing statements against ICI that include a description of ICI Collateral covering the ICI Collateral other than any financing statement (i) relating to the security interest granted to the ICI Indenture Trustee in this Indenture or any related Supplement and which names JPMorgan Chase Bank as ICI Indenture Trustee as secured party or assignee of the secured party, or (ii) that has been terminated. ICI is not aware of any judgment or tax lien filings against ICI.

(f) None of the ICI Relevant Documents or ICF Notes or Lessor Notes that constitute or evidence the ICI Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the ICI Indenture Trustee.

(g) ICI has received all necessary consents and approvals required by the terms of the ICI Collateral to the transfer to the ICI Indenture Trustee of its interest and rights in such ICI Collateral under this Indenture.

(h) The ICI Securities Accounts are not in the name of any Person other than the ICI Indenture Trustee. ICI has not consented to the securities intermediary of any ICI Securities Account complying with entitlement orders of any Person other than the ICI Indenture Trustee.

Section 6.40 Pension and Welfare Plans.

The execution and delivery of this Supplement and the other ICI Relevant Documents and the consummation of the transactions contemplated hereby and thereby will neither result in, constitute or otherwise give rise to a “prohibited transaction” as described in Section 406 of ERISA or Section 4975 of the Code, with respect to a Contributor Plan. For the purpose of this Section 619, the term “Contributor Plan” shall mean an “employee benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are, have been or are required to be made, by Interpool or the Issuer or by any trade or business, whether or not incorporated, which, together with Interpool or the Issuer, is under common control, as described in Section 414(b) or (c) of the Code or Section 4001 of ERISA. Neither the Issuer nor any ERISA Affiliate maintains or has any obligation with respect to, or has at any time maintained or had any obligation with respect to a defined benefit plan as defined in Section 3 (35) of ERISA or a money purchase pension plan subject to Section 412 of the Code or a multiemployer pension plan as defined in Section 3 (37) of ERISA.

Section 6.41 Substantive Consolidation and True Sale.

To the extent applicable, ICI agrees to comply with each assumption relevant to it which is contained in the substantive consolidation and true sale opinion given by Moore and Van Allen on the Closing Date.

Section 6.42 Minimum Net Worth.

ICI agrees to maintain a positive minimum net worth (measured as of the end of each fiscal quarter and on the basis of the financial statements delivered pursuant to the terms and conditions hereof).

Section 6.43 No Material Litigation.

There are no proceedings or investigations to which ICI is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of any of the ICI Relevant Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the ICI Relevant Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the ICI Relevant Documents or (d) which would have a material adverse effect on its ability to perform its obligations under the ICI Relevant Documents.

ARTICLE VII

DISCHARGE OF INDENTURE

Section 7.01 Full Discharge.

(a) One year and day after payment in full of (i) the principal of, and premium, if any, and interest on, all ICI Notes issued under this Indenture or any Supplement hereto and all other amounts owing to ICI Noteholders or to any person under this Indenture or any Supplement thereto, including without limitation, any amounts owed to any Series Enhancer, (ii) the fees and charges of the ICI Indenture Trustee (iii) all ICF Secured Obligations and (iv) all ICI Secured Obligations of ICI under this Indenture and the other ICI Relevant Documents this Indenture shall be discharged and the security interest of the ICI Indenture Trustee in the ICI Collateral shall be terminated.

(b) In connection with the discharge of this Indenture and the release of the ICI Collateral, the ICI Indenture Trustee shall, within two Business Days after request therefor by ICI, remit to ICI the then remaining items of the ICI Collateral and execute and deliver to ICI or authorize the filing by ICI of any Financing Statements prepared by ICI evidencing such discharge and release.

Section 7.02 Prepayment of ICI Notes.

(a) On any Payment Date and in accordance with the terms and conditions of the related ICI Supplement, ICI may pay the entire aggregate note principal balance of any Series of ICI Notes and any other amounts due under Section 302 of this Indenture with respect to such Series of ICI Notes. Notice of any such prepayment shall be given by ICI to the ICI Indenture Trustee, the Administrative Agent, each Series Enhancer, each ICI Control Party, each Interest Rate Hedge Counterparty and the ICI Noteholders and, in the event that the entire ICI Aggregate Note Principal Balance is to be prepaid, each Currency Hedge Counterparty as soon as possible after the discovery of the condition giving rise to such prepayment. The amount of any such prepayment shall be allocated to each Series, pro rata, based on the respective principal balances of the Outstanding ICI Notes for such Series; provided that the principal balance of any Outstanding ICI Notes held by Interpool or its Affiliates shall be deemed zero when calculating such allocation. ICI Notes held by Interpool or its Affiliates may not be prepaid prior to the payment in full of all principal of and interest on ICI Notes of the same Series and any and all other amounts due and payable to the ICI Noteholders of such Series of ICI Notes.

(b) ICI may, from time to time and upon notice to each Interest Rate Hedge Counterparty (and, in the event that the entire ICI Aggregate Note Principal Balance is to be prepaid, each Currency Hedge Counterparty), make an optional prepayment of principal of the ICI Notes of any Series at the times, in the amounts and subject to the conditions set forth in the related Supplement and subject to the priority of payments set forth in Section 302(b). ICI shall promptly confirm any telephonic notice of prepayment in writing. Any optional prepayment of principal made by ICI pursuant to this Section 702 shall also include accrued interest to the date of the prepayment on the amount being prepaid. So long as no Amortization Event is continuing, any such optional prepayment of the ICI Notes shall be allocated to such Series as ICI may elect, subject to Section 302, and shall be accomplished by a deposit of funds directly into the related Series Account(s). If an Amortization Event has occurred and is then continuing, optional prepayments will be allocated among each Series then outstanding based on the outstanding principal balances of each such Series in existence on the date on which such Amortization Event first occurred and shall be accomplished by a deposit of funds directly into the respective Series Accounts.

(c) Upon termination of the Servicer in accordance with the terms and conditions of the Servicing Agreement, ICI shall have the option to prepay on any succeeding Payment Date the ICI Aggregate Note Principal Balance, all Interest thereon and all other amounts due and payable to the ICI Noteholders, each Series Enhancer and the ICI Indenture Trustee under the other ICI Relevant Documents, including, but not limited to, any indemnity payments. To exercise such option, ICI shall notify the ICI Indenture Trustee, each Series Enhancer, each ICI Noteholder, each Currency Hedge Counterparty and each Interest Rate Swap Counterparty of such election not later than thirty (30) days prior to such Payment Date. As a condition precedent to such prepayment. ICI shall effectuate such prepayment by depositing into the ICI Collection Account no later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Payment Date the requisite amount of funds to pay all amounts set forth in Section 302(b) for such Payment Date. Upon payment in full of the ICI Outstanding Obligations, the ICI Indenture Trustee shall, in accordance with the provisions of Section 701 hereof, release its security interest in the ICI Collateral.

(d) Subject to the terms and conditions of each Supplement to this Indenture concerning optional prepayments of principal, ICI shall have the right to sell any and all Lessor Notes Granted hereunder (to the extent permitted under the related Lessor Relevant Documents) if the proceeds of any such sale are sufficient to satisfy the entire ICI Aggregate Note Principal Balance and all other outstanding ICI Secured Obligations.

Section 7.03 Unclaimed Funds.

In the event that any amount due to any ICI Noteholder remains unclaimed, ICI shall, at its own expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall be invested by the ICI Indenture Trustee in the Eligible Investments described in clause (vii) of the definition thereof, but no additional interest shall accrue on the related ICI Note subsequent to the date on which such funds were available for distribution to such ICI Noteholder. Any such unclaimed amounts shall be held by the ICI Indenture Trustee in trust until the latest of (i) two years after the date of the publication described in the second preceding sentence, (ii) the date all other registered ICI Noteholders of such Series shall have received full payment of all principal of and premium, if any, and interest and other sums payable to them on such ICI Notes or the ICI Indenture Trustee shall hold (and shall have notified the registered ICI Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date ICI shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of ICI Notes. Thereafter any such unclaimed amounts shall be paid to ICI by the ICI Indenture Trustee on written demand; and thereupon the ICI Indenture Trustee shall be released from all further liability with respect to such monies, and thereafter the registered ICI Noteholders in respect of which such monies were so paid to ICI shall have no rights in respect thereof except to obtain payment of such monies from ICI.

Section 7.04 Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein or a Supplement to this Indenture, all amounts to be paid or deposited by ICI, the Trust or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the ICI Collection Account. ICI shall, to the extent permitted by law, pay to the ICI Noteholders interest on all amounts not paid or deposited when due hereunder at the Overdue Rate. Except as set forth in the related Supplement, all computations of interest and other fees hereunder shall be made on the basis, for actual days elapsed, of a year of 360 days.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any fee payable hereunder, as the case may be; provided, however, that if such next succeeding Business Day shall occur after the last day of the calendar month preceding the related Payment Date, then any such payment shall be made on the next preceding Business Day.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 8.01 ICI Event of Default.

“ICI Event of Default”, wherever used herein with respect to any Series of ICI Notes, means any one of the following events (whatever the reason for such ICI Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i) in either case without regard to any payment(s) made by an Enhancer, default by ICI (A) in making any payment of Priority Interest Payments, if any, then due and payable on any Series of ICI Notes when such payment becomes due and payable and the continuation of such failure for more than two (2) Business Days or (B) to pay on an ICI Legal Maturity Date, the then unpaid principal balance of all Classes of the related Series of ICI Notes;

(ii) default in the payment of other amounts not dealt with in clause (i) above owing to the ICI Noteholders of any Series, and the continuation of such default for more than five (5) Business Days after the same shall have become due and payable in accordance with the terms of such ICI Notes, this Indenture and the related Supplement;

(iii) default in the performance, or breach of any covenant contained in any ICI Relevant Document by ICI, ICF, the Trust or any Seller (other than a covenant or an agreement a breach of which or default in the performance of which breach is elsewhere specifically dealt with in this Section 801) or if any representation or warranty of ICI, ICF, the Trust or any Seller (other than a breach of the Transferred Assets Representations and Warranties unless the Seller has not cured such breach in accordance with the related Transfer Agreement) made in connection with any ICI Relevant Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting the ICI Notes shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, in any case, if such breach or default or inaccuracy is capable of cure (except with respect to any breach of Section 630 hereof), continuance of such default or breach or inaccuracy for a period of thirty (30) days after the earlier to occur of (i) actual knowledge of such default, breach or inaccuracy by ICI, the Trust or any Seller, as the case may be or (ii) the date on which there has been given, by registered or certified mail, to ICI, ICF, the Trust or any Seller, as the case may be, by the Administrative Agent, the ICI Indenture Trustee or any ICI Noteholder a written notice specifying such default or breach inaccuracy and requiring it to be remedied; provided, however, that no notice whatsoever shall be required with respect to any default in the due observance of performance of any negative covenant set forth in Sections 606, 607, 608, 609, 610, 611, 612, 618, 624 or 636 hereof;

(iv) the entry of a decree or order for relief by a court having jurisdiction in respect of ICI, ICF, the Trust, a Lessor or any Seller in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for ICI, ICF, the Trust, any Lessor or any Seller, as the case may be, or for any substantial part of any of their respective properties, or ordering the winding up or liquidation of any of their respective affairs and, in the case of any Seller, the continuance of any such decree or order for a period exceeding sixty (60) days;

(v) the commencement by ICI, ICF, any Lessor, the Trust or any Seller of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by ICI, ICF, any Lessor, the Trust or any Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of ICI, ICF, any Lessor, the Trust or any Seller or any substantial part of their respective properties, or the making by ICI, ICF, any Lessor, the Trust or any Seller of any general assignment for the benefit of creditors, or the failure by ICI, ICF, any Lessor, the Trust or any Seller generally to pay its debts as they become due, or the taking of corporate action against ICI, ICF, any Lessor, the Trust or any Seller in furtherance of any such action;

(vi) this Indenture or any other ICI Relevant Document ceases to be in full force and effect except to the extent that they are terminated in accordance with their terms;

(vii) the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in imposition of a Lien on the ICI Collateral;

(viii) ICI becomes subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act of 1940;

(ix) the occurrence and continuance of any Lessor Event of Default that results in the nonpayment to ICI under the related Lessor Notes of all amounts due and payable to it under the related Lessor Indenture (without giving effect to any payments made by the related Enhancer); or

(x) the occurrence and continuance of an ICF Event of Default.

The occurrence of an ICI Event of Default with respect to one Series of ICI Notes, except to the extent waived by the requisite Persons under the related Supplement within such time as allowed by the Supplement, shall constitute an ICI Event of Default with respect to all other Series of ICI Notes then Outstanding unless the related Supplement with respect to each such Series of ICI Notes shall specifically provide to the contrary.

For the avoidance of doubt, any determination of whether an ICI Event of Default has occurred or is continuing under Section 801(i) shall be made without giving effect to any payments made by any Enhancer.

Section 8.02 Acceleration of Expected Maturity; Rescission and Annulment.

(a) Upon the occurrence of any of the conditions or events set forth in clauses (iv) or (v) of Section 801, the entire principal balance of all ICI Notes of all Series then Outstanding, together with all accrued and unpaid interest (including any ICI Default Interest), and all other amounts then due and payable to the ICI Noteholders, shall become immediately due and payable without any further action by any Person. If an ICI Event of Default (other than as set forth in clauses (iv) or (v) of Section 801) occurs and is continuing, then and in every such case the ICI Indenture Trustee, may, and if acting at the written direction of the ICI Global Requisite Majority, shall declare the entire principal of and accrued interest on all ICI Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to ICI and to the ICI Indenture Trustee given by the ICI Global Requisite Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable, and the ICI Indenture Trustee shall provide written notice of such declaration to the Administrative Agent, each ICI Control Party and each Series Enhancer.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the ICI Indenture Trustee as hereinafter in this Article provided, the ICI Global Requisite Majority, by written notice to ICI and the ICI Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) ICI has paid or deposited with the ICI Indenture Trustee a sum sufficient to pay:

(A) all of the installments of interest, ICI Default Interest, fees, premium (if any) on and, if the ICI Legal Maturity Date has occurred, principal of all the ICI Notes then Outstanding which were overdue prior to the date of such acceleration;

(B) to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the Overdue Rate for such ICI Notes set forth in the related Supplement;

(C) all sums paid or advanced by the ICI Indenture Trustee or the Servicer and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the ICI Indenture Trustee, and its agents and counsel incurred in connection with the enforcement of this Indenture;

(D) all amounts due to each Series Enhancer and the Administrative Agent;

(E) reserved;

(F) all other fees and amounts due and payable under the ICI Relevant Documents and payable pursuant to Section 302 hereof other than return of any ICI Available Funds to ICI; and

(ii) all ICI Events of Default, other than the nonpayment of the principal of or interest and fees on ICI Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 8.03 Collection of Indebtedness.

ICI covenants that, if an ICI Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, ICI will, upon demand of the ICI Indenture Trustee, pay to the ICI Indenture Trustee, for the benefit of the Persons set forth in Section 302 hereof, the amounts and in the priorities set forth in Section 302 hereof.

Section 8.04 Remedies.

If an ICI Event of Default shall occur and be continuing, the ICI Indenture Trustee, by such officer or agent as it may appoint, shall promptly notify the applicable Rating Agencies and each Enhancer, if any, of such ICI Event of Default and shall, subject to this Article VIII hereof, if instructed by the ICI Global Requisite Majority:

(i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the ICI Notes of all Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the ICI Collateral and any other assets of ICI any monies adjudged due;

(ii) subject to the rights of ICF under the ICF Indenture and any related Lease or a Lessor under the related Lessor Indenture, take possession of and sell (including any sale made in accordance with Section 817 hereof), hold or lease the ICI Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the ICI Collateral;

(iv) during the continuance of an event of default under the ICF Indenture or the related Lessor Indenture, cause the ICF Indenture Trustee or the related Lessor Indenture Trustee, as the case may be, to exercise any of the rights of ICI as noteholder thereunder; provided, however, that the ICI Indenture Trustee shall not be obligated to exercise such rights unless ICI fails to do so and the ICI Indenture Trustee is indemnified for its actions in accordance with the provisions of Section 902 (iii);

(v) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the ICI Indenture Trustee or the ICI Noteholders hereunder;

(vi) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(vii) appoint a receiver or a trustee over ICI or its assets; or

(viii) foreclose on any ICF Note or any Lessor Note and become the holder thereof.

Section 8.05 ICI Indenture Trustee May Enforce Claims Without Possession of ICI Notes.

(a) In all Proceedings brought by the ICI Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the ICI Indenture Trustee shall be a party), the ICI Indenture Trustee shall be held to represent all of the ICI Noteholders, and other beneficiaries of this Indenture, and it shall not be necessary to make any ICI Noteholder or other beneficiary of this Indenture a party to any such Proceedings.

(b) All rights of action and claims under this Indenture, the related Supplement or the ICI Notes may be prosecuted and enforced by the ICI Indenture Trustee without the possession of any of the ICI Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the ICI Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the ICI Indenture Trustee, its agents and counsel, be for the ratable benefit of the ICI Holders of the ICI Notes, subject to the priority of payments set forth in Section 302 and among Classes of a particular Series as set forth in the related Supplement.

Section 8.06 Allocation of Money Collected.

If the ICI Notes of all Series have been declared due and payable following an ICI Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the ICI Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the ICI Indenture Trustee as security for such ICI Notes shall be applied, to the extent permitted by law, at the date or dates fixed by the ICI Indenture Trustee to the Persons, in the amounts and in the priorities set forth in Section 302 hereof.

Section 8.07 Limitation on Suits.

Except to the extent provided in Section 808 hereof, the ICI Holder of any ICI Note shall have no right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such ICI Holder has previously given written notice to the ICI Indenture Trustee of a continuing ICI Event of Default;

(ii) the ICI Global Requisite Majority shall have made written request to the ICI Indenture Trustee to institute Proceedings in respect of such ICI Event of Default in its own name as ICI Indenture Trustee hereunder;

(iii) such ICI Holder or ICI Holders have offered to the ICI Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose);

(iv) the ICI Indenture Trustee has, for thirty (30) days after its receipt of such notice and request, failed to institute any such Proceeding; and

(v) no direction inconsistent with such written request has been given to the ICI Indenture Trustee during such thirty (30) day period by the ICI Global Requisite Majority;

it being understood and intended that no one or more ICI Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other ICI Noteholder, or to obtain or to seek to obtain priority or preference over any other ICI Holders (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all ICI Noteholders.

Section 8.08 Unconditional Right of ICI Holders to Receive Principal and Interest and to Institute Proceedings.

Notwithstanding any other provision of this Indenture, each ICI Noteholder shall have the right, which is absolute and unconditional, to receive payment of all amounts due and payable in respect of its ICI Note, including, but not limited to, the principal of and interest and fees on such ICI Note as such principal fees and interest becomes due and payable and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such ICI Holder.

Section 8.09 Restoration of Rights and Remedies.

If either an ICI Event of Default or an Amortization Event has occurred and is continuing, and the ICI Indenture Trustee, the Administrative Agent, any ICI Control Party, any Series Enhancer or any ICI Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or to such ICI Holder, then and in every such case, subject to any determination in such Proceeding, ICI, the ICI Indenture Trustee and the ICI Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the ICI Indenture Trustee, the Administrative Agent, such Series Enhancer, such ICI Control Party and the ICI Holders shall continue as though no such Proceeding had been instituted.

Section 8.10 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or to the ICI Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11 Delay or Omission Not Waiver.

No delay or omission of the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or of any ICI Holder of any ICI Note to exercise any right or remedy accruing upon any ICI Event of Default shall impair any such right or remedy or constitute a waiver of any such ICI Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or to the ICI Holders may be exercised from time to time, and as often as may be deemed expedient, by the ICI Indenture Trustee, the Administrative Agent, by each Series Enhancer, by the ICI Control Parties or by the ICI Holders, as the case may be.

Section 8.12 Control by ICI Global Requisite Majority.

Upon the occurrence of an ICI Event of Default, the ICI Global Requisite Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the ICI Indenture Trustee or exercising any trust or power conferred on the ICI Indenture Trustee; provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof; (ii) such ICI Global Requisite Majority has offered to the ICI Indenture Trustee reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 902(iii) hereof; (iii) the ICI Indenture Trustee may take any other action deemed proper by the ICI Indenture Trustee which is not inconsistent with such direction, provided, however, that, subject to Section 901 hereof, the ICI Indenture Trustee need not take any action which it determines might involve it in personal liability; and, (iv) if the conditions to retention of the ICI Collateral set forth in Section 816 hereof have been satisfied, then any direction to the ICI Indenture Trustee by the ICI Holders of the ICI Notes to undertake a sale of the ICI Collateral shall be of no force and effect.

Section 8.13 Waiver of Past Defaults.

(a) The ICI Global Requisite Majority, on behalf of all ICI Control Parties, the Series Enhancers and the ICI Holders of all the ICI Notes of all Series, may waive any past ICI Event of Default hereunder and its consequences, except any ICI Event of Default that occurs with respect to any of:

(i) the payment of the principal of, or interest on, any ICI Note of any Series, or

(ii) a covenant or provision hereof which cannot be modified or amended without the consent of all the ICI Noteholders of all Series pursuant to Section 1002 of this Indenture.

(b) Upon any such waiver, such ICI Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however that no such waiver shall extend to any subsequent or other ICI Event of Default or impair any right consequent thereon, nor shall it affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 8.14 Undertaking for Costs.

All parties to this Indenture agree, and each ICI Holder of any ICI Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the ICI Indenture Trustee for any action taken, suffered or omitted by it as ICI Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by an ICI Holder of Warehouse Notes, any suit instituted by the ICI Indenture Trustee, to any suit instituted by any ICI Control Party, any ICI Holder, or group of ICI Holders, holding in the aggregate more than 10% of the ICI Aggregate Note Principal Balance, or to any suit instituted by any ICI Holder for the enforcement of the payment of the principal of or interest on any ICI Note on or after the ICI Legal Maturity Date of such ICI Note.

Section 8.15 Waiver of Stay or Extension Laws.

ICI covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and ICI (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the ICI Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.16 Optional Preservation of ICI Collateral.

If all Classes of ICI Notes have been declared to be due and payable under Section 802 hereof following an ICI Event of Default and such declaration and its consequences have not been rescinded and annulled, the ICI Indenture Trustee shall, at the written direction of the ICI Global Requisite Majority, take possession of the ICI Collateral and shall, provided that such ICI Collateral continues to provide sufficient funds for the payment of principal of and interest on all Classes of ICI Notes then Outstanding and for the payment of all amounts due and payable to each Series Enhancer under the related Series Enhancement Agreement as they would have become due if there had not been such a declaration, hold and maintain the ICI Collateral for the benefit of the ICI Noteholders, each Series Enhancer, each ICI Control Party and the Administrative Agent and apply all distributions received on the ICI Collateral, subject to the provisions of Section 302 of this Indenture, to the payment of principal of and interest on all Classes of ICI Notes then Outstanding and to the payment of all amounts due and payable under the related Series Enhancement Agreement as if there had not been such a declaration. This Indenture Trustee shall promptly notify each ICI Control Party, each Series Enhancer, each ICI Noteholder, the Rating Agencies, if any, and the Administrative Agency of the direction by the ICI Global Requisite Majority to retain the ICI Collateral pursuant to this Section 816.

Section 8.17 Sale of ICI Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the ICI Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the ICI Collateral remaining unsold, but shall continue unimpaired until the entire

ICI Collateral shall have been sold or all amounts payable on the ICI Notes of all Classes of each Series, under each Supplement and under this Indenture shall have been paid and all ICI Secured Obligations under each Supplement and this Indenture have been satisfied. This Indenture Trustee, at the direction of the ICI Global Requisite Majority, may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture: (i) the ICI Indenture Trustee, at the written direction of the ICI Global Requisite Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the ICI Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the ICI Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c) This Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the ICI Collateral in connection with a Sale thereof. In addition, the ICI Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of ICI to transfer and convey its interest in any portion of the ICI Collateral in connection with a Sale thereof and to take all actions necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the ICI Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d) This Indenture Trustee shall be entitled to consult with legal counsel and financial advisers (selected by the ICI Indenture Trustee with due care) in connection with the sale of the ICI Collateral and shall be protected in any reasonable action or forbearance taken in good faith and in reliance on the advice of such counsel or advisors. For the avoidance of doubt, no sale of the ICI Collateral may be effected except in accordance with the terms of this Indenture.

Section 8.18 Action on ICI Notes.

This Indenture Trustee’s right to seek and recover judgment on the ICI Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or the ICI Noteholders shall be impaired by the recovery of any judgment by the ICI Indenture Trustee against ICI or by the levy of any execution under such judgment upon any portion of the ICI Collateral or upon any of the assets of ICI.

ARTICLE IX

CONCERNING THIS INDENTURE TRUSTEE

Section 9.01 Duties of ICI Indenture Trustee.

This Indenture Trustee, prior to the occurrence of an ICI Event of Default or after the curing of any ICI Event of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement. If an ICI Event of Default with respect to any Series has occurred and is continuing, the ICI Indenture Trustee, at the written direction of the ICI Global Requisite Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

This Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the ICI Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the ICI Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the ICI Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an ICI Event of Default and after the curing of any ICI Event of Default which may have occurred, the duties and obligations of the ICI Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. This Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and any Supplements issued pursuant to the terms hereof and no implied covenants or obligations shall be read into this Indenture and any Supplements issued pursuant to the terms hereof against the ICI Indenture Trustee and, in the absence of bad faith on the part of the ICI Indenture Trustee, the ICI Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments furnished to the ICI Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii) This Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate

Trust Officers of the ICI Indenture Trustee, unless it shall be proved that the ICI Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) This Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the ICI Global Requisite Majority relating to the time, method and place of conducting any proceeding for any remedy available to the ICI Indenture Trustee, or exercising any trust or power conferred upon the ICI Indenture Trustee, under this Indenture.

No provisions of this Indenture shall require the ICI Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of (A) a Rated Institutional Noteholder or (B) any Series Enhancer being deemed satisfactory for such purpose).

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the ICI Indenture Trustee shall be subject to the provisions of this Section 901.

Section 9.02 Certain Matters Affecting the ICI Indenture Trustee. Except as otherwise provided in Section 901 hereof:

(i) This Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Opinion of Counsel, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) This Indenture Trustee may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(iii) This Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the ICI Global Requisite Majority, pursuant to the provisions of this Indenture, unless the ICI Global Requisite Majority shall have offered to the ICI Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein (including the fees and expenses of its counsel) or thereby (the unsecured indemnity of (A) a Rated Institutional Noteholder or (B) any Series Enhancer being deemed satisfactory for such purpose);

(iv) This Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(v) This Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the ICI Global Requisite Majority; provided, however, that the ICI Indenture Trustee may require reasonable indemnity against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of (A) Rated Institutional Noteholder or (B) any Series Enhancer being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, pro rata, by the ICI Noteholders of the applicable Series requesting such examination or, if paid by the ICI Indenture Trustee, shall be reimbursed by such ICI Noteholders upon demand; and

(vi) This Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys; provided that the ICI Indenture Trustee shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it without the prior written consent of the ICI Global Requisite Majority (such consent not to be unreasonably withheld).

The provisions of this Section 902 shall be applicable to the ICI Indenture Trustee in its capacity as ICI Indenture Trustee under this Indenture.

Section 9.03 ICI Indenture Trustee Not Liable.

(a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the ICI Notes (other than the certificate of authentication on the ICI Notes) shall be taken as the statements of ICI, and the ICI Indenture Trustee assumes no responsibility for their correctness. This Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the ICI Notes, the ICI Collateral or of any related document. This Indenture Trustee shall not be accountable for the use or application by ICI of any of the ICI Notes or of the proceeds thereof, or for the use or application of any funds paid to ICI or the Servicer in respect of the ICI Collateral.

(b) Except as expressly provided herein or in any Supplement, the ICI Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any item of ICI Collateral, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the ICI Collateral to the ICI Indenture Trustee or of any intervening assignment, the performance or enforcement of any ICI Collateral, the compliance by Interpool, TLI, ICF, a Lessor or the Servicer with any covenant or the breach by Interpool, TLI, ICF, a Lessor or the Servicer of any warranty or representation made hereunder or in any ICI Related Document or the accuracy of such warranty or representation, any investment of monies in the ICI Collection Account or any Series Account or any ICI Securities Account established hereunder or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Article 3 hereof), the acts or omissions of any Seller, the Servicer or any User or any action of the Servicer taken in the name of the ICI Indenture Trustee.

(c) Except as expressly provided herein or in any Supplement, the ICI Indenture Trustee shall not have any obligation or liability under any ICF Note or Lessor Note by reason of or arising out of this Indenture or the granting of a security interest hereunder in such ICF Note or Lessor Note, as the case may be, or the receipt by the ICI Indenture Trustee of any payment relating to any ICF Note or Lessor Note pursuant hereto, nor shall the ICI Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of ICI, the Servicer, a Lessor or ICF under or pursuant to any ICF Note or Lessor Note, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any ICF Note or Lessor Note.

Section 9.04 ICI Indenture Trustee May Own ICI Notes.

This Indenture Trustee in its individual or any other capacity may become the owner or pledgee of ICI Notes with the same rights it would have if it were not ICI Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 9.05 ICI Indenture Trustee Fees and Expenses.

The fees and expenses of the ICI Indenture Trustee shall be paid by Interpool as Servicer pursuant to the terms of the Indenture Trustee Fee Letter, to Interpool, Inc. from the ICI Indenture Trustee. Interpool as Servicer shall indemnify the ICI Indenture Trustee (which for purposes of this Section 905 shall include its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of its counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, the actions of the Custodian on behalf of the ICI Indenture Trustee and the ICI Relevant Documents, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its power or duties hereunder.

When the ICI Indenture Trustee incurs expenses or renders services in connection with an ICI Event of Default specified in Section 801 (iv) or Section 801(v), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Upon appointment of a successor ICI Indenture Trustee pursuant to Section 908 hereof, and the satisfaction of the conditions and obligations thereunder (except for ICI’s notice requirement), any outstanding fees, expenses and indemnities due and payable to the predecessor ICI Indenture Trustee shall be paid to it.

The obligations of Interpool as Servicer under this Section 905 shall survive the resignation and removal of the ICI Indenture Trustee and satisfaction and discharge of this Indenture.

IN NO EVENT SHALL THIS INDENTURE TRUSTEE BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THIS INDENTURE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

Section 9.06 Eligibility Requirements for ICI Indenture Trustee.

This Indenture Trustee hereunder shall at all times be (i) a national banking association or a corporation acceptable to the ICI Global Requisite Majority, or (ii) a Person who is not a Competitor of Interpool, in each case organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers acceptable to the ICI Global Requisite Majority. In addition, the ICI Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000.00, (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term senior unsecured debt rating of “A2” or better by Moody’s Investors Service, Inc. and a short-term senior unsecured debt rating of “P-1” or better by Moody’s Investors Service, Inc. and have a long-term senior unsecured debt rating of “A” or better by S&P and a short-term senior unsecured debt rating of “A-1” or better by S&P. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the ICI Indenture Trustee hereunder shall at all times qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940. If at any time the ICI Indenture Trustee shall cease to qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940, then ICI, with the prior written consent of the ICI Global Requisite Majority, shall remove the ICI Indenture Trustee and appoint a successor ICI Indenture Trustee in accordance with the terms and conditions of this Indenture. In case at any time the ICI Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the ICI Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof.

Section 9.07 Resignation and Removal of ICI Indenture Trustee.

This Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to ICI, the Servicer, the Rating Agencies (if any), the Administrative Agent, the ICI Noteholders, each Series Enhancer and each ICI Control Party. Upon receiving such notice of resignation, ICI shall promptly appoint a successor trustee (which shall be reasonably acceptable to the ICI Global Requisite Majority) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning ICI Indenture Trustee, the Administrative Agent, each Series Enhancer and each ICI Control Party and one copy to the successor ICI Indenture Trustee. If no successor ICI Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the ICI Global Requisite Majority may appoint a successor trustee or, if it does not do so within thirty (30) days thereafter, the resigning ICI Indenture Trustee, with the consent of each ICI Control Party, may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906 hereof.

If at any time the ICI Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by ICI, any Series Enhancer, any ICI Control Party, the Servicer or the ICI Global Requisite Majority, or if at any time the ICI Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the ICI Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the ICI Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then ICI may, and at the direction of the ICI Global Requisite Majority shall, remove the ICI Indenture Trustee and appoint a successor ICI Indenture Trustee reasonably acceptable to the ICI Global Requisite Majority by written instrument, in duplicate, one copy of which instrument shall be delivered to the ICI Indenture Trustee so removed and one copy to the successor ICI Indenture Trustee. This Indenture Trustee may be removed at any time, with or without cause, at the direction of the ICI Global Requisite Majority.

Any resignation or removal of the ICI Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

This Indenture Trustee agrees to instruct any co-trustee to the extent necessary to fulfill the ICI Indenture Trustee’s obligations hereunder.

Section 9.08 Successor ICI Indenture Trustee.

Any successor ICI Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to ICI and to its predecessor ICI Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor ICI Indenture Trustee shall become effective and such successor ICI Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as ICI Indenture Trustee herein. The predecessor ICI Indenture Trustee shall deliver to the successor ICI Indenture Trustee all documents relating to the ICI Collateral, if any, delivered to it, together with any amount remaining in the ICI Collection Account and each Series Account. In addition, the predecessor ICI Indenture Trustee and, upon request of the successor ICI Indenture Trustee, ICI shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor ICI Indenture Trustee all such rights, powers, duties and obligations.

No successor ICI Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor ICI Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be reasonably acceptable to the ICI Global Requisite Majority.

Upon acceptance of appointment by a successor ICI Indenture Trustee as provided in this Section, ICI shall mail notice of the succession of such ICI Indenture Trustee hereunder to the Depository, all ICI Noteholders, the Administrative Agent, each Series Enhancer and each ICI Control Party, in each case at their respective addresses set forth in Section 1307 hereof. If ICI does not mail such notice within 10 days after acceptance of appointment by the successor ICI Indenture Trustee, the successor ICI Indenture Trustee shall cause such notice to be mailed at the expense of ICI.

Section 9.09 Merger or Consolidation of ICI Indenture Trustee.

Any Person into which the ICI Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the ICI Indenture Trustee shall be a party, or any Person succeeding to the business of the ICI Indenture Trustee, shall be the successor of the ICI Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10 Separate ICI Indenture Trustees, Co-ICI Indenture Trustees and Custodians.

This Indenture Trustee and the ICI Global Requisite Majority shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the ICI Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the ICI Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all ICI Noteholders, each Series Enhancer, the Administrative Agent and each ICI Control Party, and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the ICI Indenture Trustee. ICI shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the ICI Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the ICI Indenture Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the ICI Indenture Trustee shall be conferred or imposed upon and exercised or performed by the ICI Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the ICI Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the ICI Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder unless appointed by them; and

(iv) the ICI Indenture Trustee or the ICI Global Requisite Majority may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the ICI Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the ICI Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the ICI Indenture Trustee. A copy of every such instrument shall be furnished to the ICI Indenture Trustee, the Administrative Agent, each Series Enhancer and each ICI Control Party.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the ICI Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the ICI Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to ICI Noteholders of the appointment thereof shall be required under Section 908 hereof.

This Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the ICI Indenture Trustee’s obligations hereunder.

Section 9.11 Representations and Warranties.

This Indenture Trustee hereby represents and warrants that:

(a) Organization and Good Standing. This Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

(b) Authorization. This Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the ICI Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the ICI Notes has been duly authorized by the ICI Indenture Trustee by all necessary corporate action;

(c) Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the ICI Indenture Trustee, enforceable against the ICI Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d) No Violation. The performance by the ICI Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the ICI Indenture Trustee;

(e) No Proceedings. To the best of it’s knowledge, there are no proceedings or investigations to which the ICI Indenture Trustee is a party pending, or, to the knowledge of the ICI Indenture Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture, any Supplement, the ICI Notes or any other ICI Relevant Documents, (B) seeking to prevent the issuance of the ICI Notes or the consummation of any of the transactions contemplated by this Indenture or any Supplement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the ICI Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture, the ICI Notes or any other ICI Relevant Documents; and

(f) Approvals. Neither the execution or delivery by the ICI Indenture Trustee of this Indenture or any Supplement nor the consummation of the transactions by the ICI Indenture Trustee contemplated hereby or any Supplement requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York law governing the banking or trust powers of the ICI Indenture Trustee.

Section 9.12 ICI Indenture Trustee Offices.

This Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where ICI Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at 55 Water Street, Room 234, New York, New York 10041, Attn: Chase Manhattan Bank Securities Window, and shall promptly notify ICI, the Servicer and the ICI Noteholders of any change of such location.

Section 9.13 Notice of ICI Event of Default, Servicer Default or Amortization Event and/or Waivers.

If the ICI Indenture Trustee shall have actual knowledge of a Servicer Default, an ICF Event of Default, a Lessor Event of Default, an ICI Event of Default or an Amortization Event, the incipient occurrence of any such event with respect to any Series and/or any waiver thereof, the ICI Indenture Trustee shall give prompt written notice thereof to the Rating Agencies, if any, the Administrative Agent, the Series Enhancer for such Series, each other Enhancer, the ICI Control Party of such Series, and the ICI Noteholders of such Series. For all purposes of this Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the ICI Indenture Trustee, the ICI Indenture Trustee shall not be deemed to have actual knowledge of any default or event and/or waiver thereof unless notified in writing thereof by ICI, ICF, a Lessor, the Administrative Agent, the Series Enhancer for such Series, the ICI Control Party of such Series, the Servicer, any Enhancer, any ICI Noteholder, any holder of Lessor Notes or any ICF Noteholder and such notice references the applicable Series of ICI Notes generally, ICI, this Indenture, the applicable Supplement, the ICF Indenture and/or the related Lessor Indenture (to the extent applicable) the applicable default or event and/or waiver thereof.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Not Creating a New Series Without Consent of ICI Holders.

(a) Without the consent of any ICF Noteholders, Lessor, Lease Enhancer, any holder of Lessor Notes, Interpool, Lessor Note Enhancer, Currency Hedge Counterparty, Series Enhancer, ICI Noteholder, Interest Rate Hedge Counterparty, Administrative Agent, Lessor Control Party, ICF Control Party and/or ICI Control Party and based on an Opinion of Counsel in form and substance reasonably acceptable to the ICI Indenture Trustee (acting at the direction of the ICI Global Requisite Majority) to the effect that each such Supplement is for one of the purposes set forth below and does not adversely affect such Person’s right, duties or immunities, enter into one or more Supplements in a form satisfactory to the ICI Indenture Trustee (provided that ICI, the Servicer, the Administrative Agent and the ICI Indenture Trustee, at any time and from time to time, may, with the consent of each such Person, if the proposed Supplement adversely affects such Person’s rights, duties or immunities, enter into one or more Supplements in a form satisfactory to the ICI Indenture Trustee), for any of the following purposes:

(i) to add to the covenants of ICI in this Indenture for the benefit of the ICI Holders of all Series then Outstanding and/or any ICI Control Party, to add to the covenants of ICI in a Supplement for the benefit of the ICI Holders of the related Series and/or ICI Control Party or to surrender any right or power herein conferred upon ICI in this Indenture or any Supplement;

(ii) to cure any ambiguity, to correct or supplement any provision herein or any Supplement which may be defective or inconsistent with any other provision herein or any Supplement or any of the other ICI Relevant Documents, or to make any other provisions with respect to matters or questions arising under this Indenture or any Supplement;

(iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the ICI Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the ICI Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by ICI;

(v) to convey, transfer, assign, mortgage or pledge any additional property to or with the ICI Indenture Trustee;

(vi) to evidence the succession of the ICI Indenture Trustee pursuant to Article IX; or

(vii) to add any additional ICI Events of Default or Amortization Events.

Prior to the execution of any Supplement issued pursuant to this Section 1001, ICI shall provide written notice to each Rating Agency (if any) rating any of the then outstanding ICI Notes and each Enhancer, setting forth in general terms the substance of any such Supplement.

(b) Promptly after the execution by ICI, the Servicer and the ICI Indenture Trustee of any Supplement pursuant to this Section, ICI shall mail to the Administrative Agent, the ICI Holders of all ICI Notes then Outstanding, each Enhancer, each ICI Control Party related to such Outstanding Series of ICI Notes, Interpool and the Rating Agencies, if any, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of ICI to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 10.02 Supplemental Indentures Not Creating a New Series with Consent of ICI Holders.

(a) With the prior written consent of the ICI Global Requisite Majority and with the consent of each affected Series Enhancer, Interpool and/or Administrative Agent (if the proposed Supplement adversely affects such Person’s rights, duties or immunities), and upon notice to each Rating Agency (if any) and satisfaction of the Rating Agency Condition, ICI, the Servicer, the Administrative Agent and each Enhancer, the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of any such Person under this Indenture; provided, however, that no such Supplement shall, without the consent of each such Person affected thereby:

(i) reduce the principal amount of any ICI Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, or the date on which, or the place of payment where, or the coin or currency in which, any ICI Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the ICI Legal Maturity Date thereof.,

(ii) reduce the percentage of the Outstanding ICI Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or waiver of any ICI Event of Default or Amortization Event hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the ICI Notes;

(iii) modify any of the provisions of this Section 1002 except to (A) increase any percentage provided herein or (B) list additional provisions of this Indenture that cannot be modified or waived without the consent of the ICI Holder of each Outstanding ICI Note affected thereby;

(iv) modify or alter the definition of the terms “Outstanding”, “ICI Control Party”, “ICI Global Requisite Majority”, “Existing Commitment”, “Initial Commitment”, “Borrowing Base” or “ICI Asset Base”;

(v) impair, adversely affect or release all or any substantial part of the ICI Collateral except as otherwise permitted herein;

(vi) permit the creation of any Lien with respect to any part of the ICI Collateral or terminate the Lien of this Indenture on all or any substantial part of the ICI Collateral at any time subject hereto until such property is substituted or removed from the Lien of this Indenture in accordance with the terms of this Indenture or deprive any beneficiary of the security in favor of the ICI Indenture Trustee of the security afforded by the Lien of this Indenture;

(vii) modify any of the provisions of this Indenture in such a manner as to affect the amount of any payments of interest or principal due on any ICI Note on any Payment Date; or

(viii) modify or alter any of Sections 302, 614, 621, 702, 806, 808, 813, 1001 or 1002 of this Indenture.

Prior to the execution of any Supplement issued pursuant to this Section 1002, ICI shall provide a written notice to each Rating Agency (if any) setting forth in general terms the substance of any such Supplement.

(b) Promptly after the execution by ICI, the Servicer and the ICI Indenture Trustee of any Supplement pursuant to this Section, ICI shall mail to the ICI Holders of the ICI Notes, the Series Enhancer related to such Series, each other Enhancer, the ICI Control Party related to such Series, each Person directly affected by such Supplement, the Administrative Agent and the Rating Agencies (if any), a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure by ICI to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 10.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the ICI Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture. This Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the ICI Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04 Effect of Supplemental Indentures.

Upon the execution of any Supplement in accordance with this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every ICI Holder of ICI Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05 Reference in ICI Notes to Supplemental Indentures.

Any ICI Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall, if required by ICI, bear a notation in form approved by the ICI Indenture Trustee as to any matter provided for in such Supplement. If ICI shall so determine, new ICI Notes so modified as to conform, in the opinion of the ICI Indenture Trustee (acting at the written direction of all affected ICI Noteholders), may be prepared and executed by ICI and authenticated and delivered by the ICI Indenture Trustee in exchange for Outstanding ICI Notes.

Section 10.06 Issuance of Series of ICI Notes.

(a) ICI may from time to time direct the ICI Indenture Trustee to execute and authenticate one or more Series of ICI Notes.

(b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may amend, supplement or otherwise modify the terms of this Indenture solely as applied to such Series, and, with the consent of the ICI Control Party for any other Series, may amend this Indenture as applicable to such other Series, in accordance with Article X hereof. The obligation of the ICI Indenture Trustee to authenticate, execute and deliver the ICI Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i) on or before the tenth Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), ICI shall have given the ICI Indenture Trustee, the Servicer, each Rating Agency, the ICI Noteholders of each Series, each Enhancer, the Administrative Agent and each ICI Control Party, notice of the issuance of the Series and the Series Issuance Date;

(ii) ICI shall have delivered to the ICI Indenture Trustee the related Supplement, in form and substance satisfactory to the ICI Indenture Trustee, executed by each party hereto other than the ICI Indenture Trustee;

(iii) the Supplement for a Series shall provide that:

(A) each Series issued pursuant thereto shall be nonrecourse to ICI;

(B) the ICI Noteholders thereunder shall neither file or join in the filing of any bankruptcy petition against the Trust, ICI, ICF or any Lessor prior to one year and one day after payment in full of all principal, interest and other obligations of ICI relating to all Series, nor cooperate and encourage others to file a bankruptcy petition against the Trust, ICI, ICF or any Lessor;

(C) such Series shall maintain its own bank and/or trust accounts in which cash and investments allocable to such Series are held except for commingled funds held for a limited commingling period and then transferred to the segregated bank and/or trust accounts of each Series;

(D) such Series shall not acquire subordinated debt obligations of other entities;

(E) the ICI Notes issued pursuant to such Supplement shall have its last ICI Minimum Targeted Principal Balance paid no earlier than the then currently outstanding Series of ICI Notes with the latest ICI Legal Maturity Date;

(F) the ICI Notes issued pursuant to such Supplement shall have ICI Minimum Targeted Principal Balance, as of the end of each Interest

Accrual Period, equal to or greater than the amount that would result if such ICI Minimum Targeted Principal Balance were calculated using the Straightline Amortization Method; and

(G) No Warehouse Notes to be issued hereunder may (1) provide for any payment of an ICI Minimum Principal Amount prior to the related Conversion Date, (2) have its last ICI Scheduled Targeted Principal Balance expire any earlier than the then currently outstanding Warehouse Notes with the latest ICI Scheduled Targeted Principal Balance expiration date, (3) have ICI Scheduled Targeted Principal Balance, as of the end of each Interest Accrual Period, equal to or greater than the amount that would result if such ICI Scheduled Targeted Principal Balance were calculated using the Straightline Amortization Method or (4) have its last ICI Minimum Targeted Principal Balance expire any earlier than the then currently outstanding Warehouse Notes with the latest ICI Legal Maturity Date or (5) have ICI Minimum Targeted Principal Balance, as of the end of each Interest Accrual Period, equal to or greater than the amount that would result if such ICI Minimum Targeted Principal Balance were calculated using the Straightline Amortization Method.

(H) such other conditions as shall be specified by a Rating Agency in order to maintain the rating of any Series;

(iv) such other conditions as shall be specified in the related Supplement;

(v) ICI shall have delivered to the ICI Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto;

(vi) the Rating Agency Condition shall have been satisfied with respect to each Series and no outstanding Series of ICI Notes shall then be rated at a level less than the original Rating Agency rating assigned thereto;

(vii) ICI shall have delivered to the ICI Indenture Trustee, the Rating Agency, a single representative of each ICI Control Party, each Series Enhancer, the Administrative Agent and, if required, any ICI Noteholder, any Opinions of Counsel required by the related Supplement or under this Indenture, including without limitation with respect to true sale, enforceability, non-consolidation, no adverse effect on the characterization of the ICI Notes as indebtedness for federal income tax purposes, no recharacterization of ICI as an “association taxable as an association” and security interest perfection issues;

(viii) ICI shall have delivered to the ICI Indenture Trustee an Officer’s Certificate of ICI stating that no Amortization Event, ICI Event of Default, Lessor Event of Default, ICF Event of Default, Servicer Event of Default, incipient Amortization Event, incipient Event of Default, incipient ICF Event of Default, incipient Servicer Event of Default or incipient ICI Event of Default has occurred and is then continuing or would result from such issuance, and that there is not a substantial likelihood that the issuance of such additional Series would result in an Amortization Event, ICI Event of Default, Lessor Event of Default or ICF Event of Default at any time in the future; and

(ix) ICI shall have delivered to the ICI Indenture Trustee an officer’s certificate that all of the conditions specified in clauses (i) through (viii) have been satisfied.

Upon satisfaction of the above conditions, the ICI Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the ICI Notes of such Series.

Section 10.07 Rating Agency Condition.

To the extent that satisfaction of any Rating Agency Condition is required under this Indenture, (i) satisfaction of any such Rating Agency Condition may not be waived, and (ii) such requirement may not be amended or modified, in each case without consent of each affected Owner Participant.

ARTICLE XI

HOLDERS LISTS

Section 11.01 ICI to Furnish ICI Indenture Trustee Names and Addresses of ICI Holders.

Unless otherwise provided in the related Supplement, if the ICI Indenture Trustee is not then maintaining the ICI Note Register pursuant to Section 205 of this Indenture, ICI will furnish or cause to be furnished to the ICI Indenture Trustee (i) not more than 10 days after each Determination Date, a list, in such form as the ICI Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the ICI Holders of ICI Notes as of such Determination Date, and (ii) at such other times as the ICI Indenture Trustee may request in writing, within 30 days after the receipt by ICI of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 11.02 Preservation of Information; Communications to ICI Holders.

This Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of ICI Holders contained in the most recent list furnished to the ICI Indenture Trustee as provided in Section 1101 and the names and addresses of ICI Holders received by the ICI Indenture Trustee in its capacity as ICI Note Registrar. This Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

AMORTIZATION AND REVOLVING PERIOD TERMINATION EVENT

Section 12.01 Amortization Event.

“Amortization Event” means any one of the following events (whatever the reason for such Amortization Event and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i) the Trust shall fail to maintain good and marketable title (except for Permitted Liens) to a material number of items of Equipment, Contracts and other Transferred Assets allocated to a Certificate pledged under the ICF Indenture or a Lessor Indenture; provided that if such failure is not cured within two (2) Business Days, such Amortization Event may be cured if the Trust purchases the related Contracts and related items of Equipment and allocates such repurchased assets to the UTI or other designated SUBI within the Trust within five (5) Business Days and, upon such allocation to the UTI or other designated SUBI, the Amortization Event shall be deemed to have been cured;

(ii) a Servicer Default shall have occurred and then be continuing;

(iii) the occurrence of an ICI Event of Default;

(iv) ICI, ICF or any Lessor is required to register as an Investment Company under the Investment Company Act of 1940, as amended from time to time;

(v) any payment shall be made by an Enhancer under any Enhancement Agreement;

(vi) any Indenture Trustee fails to maintain or does not have a first priority perfected security interest in the collateral Granted to it under its Indenture or ICI, ICF or a Lessor, as the case may be, fails to maintain or does not have good and marketable title to the collateral Granted by it under its Indenture, in each case free and clear of all liens other than the lien of the related Indenture;

(vii) the occurrence of an additional Amortization Event as specified in the related Supplement for any Series;

(viii) reserved;

(ix) reserved;

(x) any breach of Section 630 hereof or Section 630 of the ICF Indenture;

(xi) any Lessor fails to maintain good and marketable title to any Certificate pledged under the related Lessor Indenture;

(xii) ICF fails to replace a Currency Hedge Counterparty within ninety (90) days of the occurrence of a Currency Hedge Counterparty Required Rating Downgrade Event with respect to such Currency Hedge Counterparty, or within sixty (60) days of a Currency Hedge Counterparty’s failure to post collateral after the occurrence of a Currency Hedge Counterparty Minimum Rating Downgrade Event, provided, that such Amortization Event may be automatically cured upon the replacement of such Currency Hedge Counterparty with an Eligible Currency Rate Hedge Counterparty;

(xiii) the entry of a decree or order for relief by a court having jurisdiction in respect of Interpool in or, as long as any affiliate of Interpool is a Subservicer and the Servicer has failed to terminate such Subservicer prior to, any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for Interpool or any Subservicer, as the case may be, or for any substantial part of any of their respective properties, or ordering the winding up or liquidation of any of their respective affairs and, the continuance of any such decree or order for a period exceeding sixty (60) days;

(xiv) the commencement by Interpool or, as long as any affiliate of Interpool is a Subservicer and the Servicer has failed to terminate such Subservicer prior thereto, by such Subservicer, of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by Interpool or any Subservicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of Interpool or any Subservicer or any substantial part of their respective properties, or the making by Interpool or any Subservicer of any general assignment for the benefit of creditors, or the failure by Interpool or any Subservicer generally to pay its debts as they become due, or the taking of corporate action against Interpool or any Subservicer in furtherance of any such action;

(xv) ICF or any Lessor, as applicable, fails to maintain good and marketable ownership or a valid and enforceable leasehold interest in each Certificate pledged under the ICF Indenture or any Lessor Indenture; or

(xvi) ICF fails to replace an Interest Rate Hedge Counterparty within ninety (90) days of the occurrence of an Interest Rate Hedge Counterparty Required Rating Downgrade Event with respect to such Interest Rate Hedge Counterparty, or within sixty (60) days of an Interest Rate Hedge

Counterparty’s failure to post collateral after the occurrence of an Interest Rate Hedge Counterparty Minimum Rating Downgrade Event, provided, that such Amortization Event may be automatically cured upon the replacement of such

Interest Rate Hedge Counterparty with an Eligible Interest Rate Hedge Counterparty;

Upon the occurrence of an Amortization Event, the Amortization Period shall commence and the ICI Indenture Trustee shall have, in addition to the rights provided in the ICI Related Documents, all rights and remedies provided under all applicable laws. Once an Amortization Event has occurred, such Amortization Event shall continue at all times thereafter unless such Amortization Event is waived or cured in accordance with the provisions of this Section 1201 or Section 1202 hereof.

Section 12.02 Waiver of Amortization Events.

(a) The ICI Global Requisite Majority may, on behalf of all ICI Noteholders, each Series Enhancer, each ICI Control Party and the Administrative Agent, waive, in writing, any Amortization Event and its consequences and the ICI Indenture Trustee shall promptly provide written notice of such waiver to the Rating Agencies (if any) and each Enhancer.

(b) Upon any such waiver or cure, such Amortization Event shall cease to exist and shall be deemed to have been cured and not to have occurred or to not be continuing for every purpose of this Indenture; provided, however that no such waiver or cure shall extend to any subsequent or other Amortization Event or impair any right consequent thereon.

(c) From and after any waiver or cure of an Amortization Event, the ICI Minimum Targeted Principal Balance and the ICI Scheduled Targeted Principal Balance shall each be based on the scheduled amortization set forth in the related Supplement to this Indenture prior to such Amortization Event.

Section 12.03 Notice of Amortization Event.

Upon the occurrence of an Amortization Event or a condition or event, which with the passage of time, the giving of notice, or both, would constitute an Amortization Event, ICI shall provide written notice of such condition or event to the Rating Agencies, if any, the ICI Indenture Trustee, the Administrative Agent, the ICI Noteholders, each ICI Control Party, each Enhancer and each Series Enhancer.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Compliance Certificates and Opinions.

(a) Upon any application or request by ICI to the ICI Indenture Trustee to take any action under any provision of this Indenture or any Supplement, ICI shall furnish to the ICI Indenture Trustee a certificate signed by an Authorized Officer of ICI stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the ICI Indenture Trustee or if required pursuant to the terms of this Indenture or any Supplement, an internal written Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 13.02 Form of Documents Delivered to ICI Indenture Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.03 Acts of ICI Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by ICI Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such ICI Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of the ICI Global Requisite Majority or the ICI Holders of such other specified percentage of the principal amount of the ICI Notes, as the case may be, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the ICI Indenture Trustee and, where it is hereby expressly required, to ICI. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the ICI Indenture Trustee and ICI, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the ICI Indenture Trustee deems sufficient.

(c) The ownership of ICI Notes shall be proved by the ICI Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the ICI Holder of any ICI Note shall bind every future ICI Holder of the same ICI Note and the ICI Holder of every ICI Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the ICI Indenture Trustee or ICI in reliance thereon, whether or not notation of such action is made upon such ICI Note.

Section 13.04 Inspection and Audit Inspections.

(a) Upon reasonable notice to ICI specifying the particulars of each request and subject to appropriate and reasonable confidentiality covenants, ICI shall permit the representatives of any Rating Agency (if any), the ICI Indenture Trustee, the Administrative Agent, any single representative of an ICI Control Party, and their duly authorized representatives, attorneys and accountants, to audit and examine all of the information systems, books, records, reports and other papers of the Servicer, ICI, ICF and the Trust with respect to the ICI Collateral and, upon request therefor, the items of collateral securing any ICF Notes, any Lessor Notes or any other ICI Collateral, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with the officers, employees and Independent Accountants of the Servicer, ICI, ICF and the Trust for the purpose of reviewing or evaluating the Servicer’s, ICI’s, ICF’s and/or the Trust’s performance of its duties and obligations hereunder and under the other ICI Relevant Documents. The number of audits and examinations conducted pursuant to the provisions of this Section 1304(a) shall, subject to the provisions of Section 1304(b), be reasonable and customary. Subject to the provisions of Section 1304(b), all reasonable out-of-pocket expenses incidental to the first annual exercise by any such person or its duly authorized representatives, attorneys and accountants of the inspection right hereunder shall be borne by the Servicer, without right of reimbursement from any such person for such expenses; provided, however, to the extent that any such person serves in multiple capacities under the ICI Relevant Documents, such person shall be entitled to reimbursement of such reasonable out of pocket expenses only once per annum; provided further that such persons agree to use reasonable efforts to share information among one another and to coordinate such inspections to minimize the number of total audits per annum and the expenses incurred by ICI in connection therewith. No such Person shall be liable to any other Person for failure to so share information to otherwise cooperate with any other Person concerning such audit.

(b) If at any time an Amortization Event, ICI Event of Default, ICF Event of Default, Lessor Event of Default or Servicer Default shall have occurred and is continuing, or, with respect to a breach of any financial covenant that is an Amortization Event, Servicer Default or ICI Event of Default, such Amortization Event, Servicer Default or ICI Event of Default is incipient, then (i) such persons and their duly authorized representatives, attorneys and accountants may exercise the rights granted to them in Section 1304(a) at any time upon reasonable notice to ICI, (ii) the ICI Indenture Trustee shall (at the written direction of the ICI Global Requisite Majority) appoint an Independent Accountant other than that Person previously acting as accountant for any of the Servicer, the Trust, ICF or ICI for the purpose of conducting any review contemplated by this Section 1304 and (iii) all examinations and audits conducted pursuant to this Section 1304 shall be at the Servicer’s expense.

(c) ICI also agrees (i) to make available on a reasonable basis to the ICI Indenture Trustee, the Administrative Agent and any single representative of an ICI Control Party a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting ICI and (ii) to allow the ICI Indenture Trustee, the Administrative Agent and each ICI Control Party to inspect the Servicer’s facilities during normal business hours.

(d) At all times during the term hereof, ICI shall either (i) keep available in physical form at its principal executive office for inspection by the ICI Indenture Trustee, the Administrative Agent, any single representative of an ICI Control Party and/or their duly authorized representatives, attorneys or accountants the Master List, together with a reconciliation of such Master List, indicating the cumulative addition and removal of Contracts and Equipment, or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

(e) ICI will maintain, or cause the Servicer to maintain, accounts and records as to the ICI Collateral pledged hereunder that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Determination Date the status of such ICI Collateral, including, without limitation, ICI Collections received and any other payments owing (and the nature of each) and (ii) reconciliation between ICI Collections and payments with respect to the ICI Collateral and the amounts from time to time deposited in the ICI Collection Account in respect of such ICI Collateral.

(f) ICI will maintain, or will cause to be maintained, computerized accounts and records so that, from and after the date hereof ICI’s accounts and records indicate clearly that the ICI Collateral is owned by ICI and that the ICI Collateral is pledged to the ICI Indenture Trustee. ICI will require that ICF and each Lessor maintain or cause to be maintained, computerized accounts and records so that, from and after the time of transfer of the Transferred Assets to the Trust, the Trust’s accounts and records indicate clearly that the Transferred Assets and the other SUBI Assets allocated to ICF or the related Lessor are owned by ICF or such Lessor, as the case may be, and that the collateral under the ICF Indenture and the related Lessor Indenture, as the case may be, is pledged to the ICF Indenture Trustee and the related Lessor Indenture Trustee. ICI will not grant any consent to ICF or any Lessor that permits the Trust to delete from or modify the Trust’s ownership of a Contract or an item of Equipment on its accounts and records until, and only until, the Contract and/or any item of Equipment has been paid in full or purchased or substituted or assigned to the Servicer or a subservicer pursuant to the Transfer Agreements.

Section 13.05 Limitation of Rights.

Except as expressly set forth in this Indenture, this Indenture shall be binding upon ICI, the ICI Indenture Trustee, the Administrative Agent, the ICI Noteholders, each ICI Control Party, ICF and the Servicer, and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the ICI Noteholders, the Administrative Agent, each ICI Control Party, ICF and the Servicer as provided herein.

Section 13.06 Severability.

(a) If any one or more of the provisions of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture.

(b) The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 13.07 Notices.

All demands, notices and communications hereunder shall be in writing, and shall be deemed to have been duly given (a) in the case of the ICI Indenture Trustee, at the following address: 450 West 33rd Street 14th Floor, New York, New York 10001, Attention: Corporate Trust Department, telephone: (212) 946-3200, facsimile: (212) 946-8302, (b) in the case of the Servicer, at the following address: Interpool, Inc., 211 College Road East, Princeton, New Jersey 08540, Attention: William A. Geoghen, telephone: (609) 452-8900, facsimile: (609) 951-0362, (c) in the case of ICI, at the following address: c/o GSS Holdings (ICI), Inc., 445 Broad Hollow Road, Suite 239, Melville, New York 11747 with a copy to Interpool, Inc., 211 College Road East, Suite A2, Princeton, New Jersey 08540, Attention: William A. Geoghen, telephone: (609) 452-8900, facsimile: (609) 951-0362, (d) in the case of TLI, at the following address: 633 Third

Avenue, New York, New York 10017, Attention: Raul J. Witteveen, telephone: (212) 916-3264, facsimile: (212) 986-2038, (e) in the case of any ICI Noteholder, at its address as shown in the registration books maintained by the ICI Indenture Trustee, (f) in the case of the Trust, at the following address: c/o Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association), One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 18901, Attention: Corporate Trust Department, telephone: (302) 888-7530, facsimile: (302) 888-7544, (g) in the case of a Series Enhancer, at the address set forth in the related Series Enhancement Agreement, (h) in the case of the Interest Rate Hedge Counterparty at its address set forth in the related Interest Rate Hedge Agreement, (i) in the case of each Rating Agency, at its address set forth in the related Supplement, (j) in the case of any ICI Control Party, at its address set forth in the related Supplement, (k) in the case of the Administrative Agent, at its address set forth in the Administration Agreement, (1) in the case of an ICI Holder, at the address of such ICI Holder as shown in the ICI Note Register or to the telephone and fax number furnished by such ICI Noteholder, (m) in the case of an Enhancer, at its address set forth in the related Enhancement Agreement, (n) to any other party to the ICF Relevant Documents, at its address set forth in the related ICI Relevant Document, and (o) at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to an ICI Noteholder, Interest Rate Hedge Counterparty, Enhancer or any party hereto shall be given by certified first class mail, postage prepaid (return receipt requested), or by hand, or by guaranteed overnight courier, or by facsimile, with subsequent telephone confirmation of receipt thereof. Notice shall be effective and deemed received (1) two days after being delivered to the courier service, if sent by courier, (2) upon receipt of confirmation of transmission, if sent by telecopy, (3) when delivered to the recipient, if delivered by hand or (4) the third Business Day after delivery to the postal service if delivered by certified first class mail, postage prepaid (return receipt requested). Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice.

Section 13.08 No Waiver: Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of ICI, the ICI Indenture Trustee, the Administrative Agent, any Series Enhancer, any ICI Control Party or any ICI Noteholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 13.09 Captions.

The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 13.10 Governing Law.

THIS INDENTURE AND ANY AMENDMENT HEREOF OR SUPPLEMENT HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND

THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. IF ANY PROVISION OF THIS INDENTURE IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS INDENTURE. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

Section 13.11 No Petition.

This Indenture Trustee, the Administrative Agent, each ICI Control Party and each Series Enhancer, each on its own behalf, hereby covenants and agrees, and each ICI Noteholder by its acquisition of its ICI Note shall be deemed to covenant and agree, that it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to this Indenture and the other ICI Relevant Documents, institute against, or join or cooperate and encourage any other Person in instituting against, ICI, ICF, a Lessor or the Trust, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 1311 shall survive the termination of this Indenture. This Indenture Trustee, the Administrative Agent, each ICI Control Party, each Series Enhancer, ICI and the Servicer, each on its own behalf, hereby covenants and agrees, and each ICI Noteholder by its acquisition of its ICI Note shall be deemed to covenant and agree, that it will not institute against, or join or cooperate and encourage any other Person in instituting against, any Bankruptcy Remote Warehouse Provider prior to the date that is one year and one day since the last day on which any commercial paper of such Bankruptcy Remote Warehouse Provider shall have been outstanding, or institute against any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 1311 shall survive the termination of this Indenture.

Section 13.12 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of ICI, the Servicer, the Administrative Agent, each Series Enhancer, each ICI Control Party, ICF or each ICI Noteholder as contained in the ICI Relevant Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood by ICI, ICF, the Indenture Trustee, the Administrative Agent, each Series Enhancer, each ICI Control Party and each ICI Noteholder that the agreements of such party contained in the ICI Relevant Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party.

(b) The provisions of this Section 1312 shall survive the termination of this Indenture.

Section 13.13 General Interpretive Principles.

For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the defined terms in this Indenture shall include the plural as well as the singular and the use of any gender herein shall be deemed to include any other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c) references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 13.14 Service of Process and Jurisdiction.

Each party to this Indenture hereby (i) irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, any other ICI Related Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any transaction party or their respective successors or assigns, (ii) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, and (iii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Indenture, the other ICI Relevant Documents or the subject matter hereof or thereof may not be enforced in or by such court. Except as otherwise provided by applicable law, a final judgment obtained in respect of any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner as provided by applicable law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability therein described. Each of the parties hereto hereby consents to service of process by registered mail or nationally recognized courier service in the United States at the address to which notices to it are to be given, and to receive service of process at any such address in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service in such manner shall constitute valid service upon such party or its successors or assigns only in connection with any such action or proceeding.

Each of the parties hereto agrees that its submission to jurisdiction and consent to service of process by mail, as the case may be, set forth above is made for the express benefit of each other transaction party; provided, however, that nothing in this paragraph shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by law or affect the right of any of such parties or their respective successors or assigns to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 13.15 Counterparts.

This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 13.16 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO, AND EACH LEGAL AND BENEFICIAL OWNER OF AN ICI NOTE, HEREBY IRREVOCABLY WANES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 13.17 Waiver of Immunity.

To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other ICI Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the ICI Related Documents and mandatory requirements of applicable law.

Section 13.18 Statutory References.

References in this Indenture and each other ICI Relevant Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ICI, the Servicer, the Administrative Agent and the ICI Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written

INTERMODAL CHASSIS ISSUANCE, LLC
By:	GSS Holdings (ICI), Inc.,
Its Managing Member
By:	/s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: Vice President

INTERPOOL, INC., as Servicer
By:	/s/ Mitchell I. Gordon
Name:
Title :

JPMORGAN CHASE BANK, not in its individual capacity (except as expressly set forth herein), but solely as ICI Indenture Trustee
By:	/s/ Craig M. Kantor
Name: Craig M. Kantor
Title: Vice President

WACHOVIA SECURITIES INC., as Administrative Agent
By:	/s/ Jack T. Wagler
Name: Jack T. Wagler
Title: Director

APPENDIX A
GLOSSARY OF PRINCIPAL DEFINED TERMS

1933 Act: The Securities Act of 1933, as amended from time to time.

Accountants’ Report: Means the report described in Section 5.02 of the Servicing Agreement.

Accumulated Depreciation: As of any date of determination, the aggregate Monthly Equipment Depreciation for each item of Equipment allocated to a Certificate pledged under the ICF Indenture or subject to a Lease. With respect to an item of Equipment allocated to any such Certificate, the Accumulated Depreciation shall accumulate from the related manufacture date or remanufacture date.

Acquisition Schedule: Shall have the meaning set forth in the related SUBI Supplement.

Additional Amount: This term shall have the meaning set forth in Section 2.5 of the Note Purchase Agreement.

Additional Asset Transfer Form: An agreement for transfer of Additional Assets in the form of Exhibit F to each Transfer Agreement.

Additional Asset: Means any Transferred Assets (other than Replacement Assets) transferred to the Trust on any Transfer Date after the Closing Date, including, but not limited to, each Additional Contract, Additional Equipment and the Related Assets thereto.

Additional Contracts: Each separate lease agreement and each lease schedule, subschedule, summary schedule or supplement, amendment and other modification thereto (including any master lease insofar as the same relates to any such schedule or supplement), but excluding Replacement Contracts, conveyed subsequent to the Closing Date by a Seller to ICF, a Lessor or the Trust and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Additional Equipment: Equipment that is transferred to the Trust on any Transfer Date other than the Closing Date pursuant to a Transfer Agreement and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Additional Insureds: Has the meaning set forth in Section 6.08 of the Servicing Agreement.

Adjusted Equipment Value: The Equipment Value of each item of Eligible Equipment less (A) the aggregate Accumulated Depreciation calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period plus (B) with respect to any Eligible Equipment transferred prior to the occurrence of an Amortization Event or a Revolving Period Termination Event, the direct cost of any accession in connection with the refurbishment of any item of such Eligible Equipment since the related remanufacture date of such item of Eligible Equipment; provided that the Adjusted Equipment Value for an item of Eligible Equipment shall not exceed the related Category Value; provided further that for any

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item of Equipment that is not Eligible Equipment, the Adjusted Equipment Value of such item of Equipment shall be zero.

Administrative Agent: Wachovia Securities, Inc. (f/k/a First Union Securities, Inc.) and its permitted successors and assigns.

Administrative Agent Fee: This term shall have the meaning set forth in the Administration Agreement.

Administration Agreement: means the Amended and Restated Administration Agreement, date as of March 1, 2002 and amended and restated as of September 1, 2002, between the Administrative Agent, ICF, ILFT, each other Lessor made a party thereto from time to time and ICI, as such agreement may be amended, supplemented and otherwise modified from time to time.

Advance: Either, as applicable, (i) an advance of funds (less any necessary Principal Adjustments) made by the ICI Noteholders to ICI on an Advance Date in accordance with the terms of the ICI Indenture and the related Note Purchase Agreement or (ii) an advance of funds made by the ICF Noteholders to ICF on an Advance Date in accordance with the terms of the ICF Indenture.

Advance Date: Each Series Issuance Date and each other date set forth in the related Supplement to the ICI Indenture.

Advance Rate: As long as the Rating Agency Condition is satisfied, unless otherwise agreed to by the ICI Global Requisite Majority and the Servicer, the rate set forth in the Series 2003-1 Supplement to the ICI Indenture, dated as of the Closing Date, by and among ICI, the Servicer, the Administrative Agent and the ICI Indenture Trustee, or such lower rate as set forth in the most recently executed and delivered supplement to the ICI Indenture for the creation of a Series of ICI Notes.

Affected Trust Asset: This term shall have the meaning set forth in Section 7.l(c) of the Trust Agreement.

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Allocation Methodology: The sum of the Senior Principal Allocation and the Junior Principal Allocation will be allocated to each Series of ICI Notes in the following order of priority:

FIRST: to (a) the aggregate ICI Minimum Principal Amount then due and payable and (b) any reimbursement amounts due and payable to a Series Enhancer in respect of any payments made by any Series Enhancer in respect of any unpaid and owing ICI Minimum Principal Amount of a Series of ICI Notes will be

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distributed to such Series Enhancer based on the rights such Series of ICI Notes would have had in the absence of such reimbursement;

SECOND: to (a) the aggregate ICI Scheduled Principal Amount then due and payable and (b) any reimbursement amounts due and payable to a Series Enhancer in respect of any payments made by a Series Enhancer in respect of the ICI Scheduled Principal Amount of a Series of ICI Notes will be distributed to such Series Enhancer based on the rights such Series of ICI Notes would have had in the absence of such reimbursement; and

THIRD: first, to each series of ICI Notes (other than any Warehouse Notes for which the related Conversion Date has not occurred and is continuing) any prepayment amounts pursuant to Section 702(a) of the ICI Indenture and second to all Outstanding Warehouse Notes, pro rata, until paid in full; provided, that, if a Potential Amortization Event, an Amortization Event, a Potential ICI Event of Default or an ICI Event of Default has occurred and is continuing, then such amounts shall be allocated to all Outstanding Series of ICI Notes, pro rata, until paid in full; provided, further, that all reimbursement amounts due and payable to a Series Enhancer in respect of any payments made by a Series Enhancer in respect of any unpaid and owing principal of a Series of ICI Notes will be distributed to such Series Enhancer based on the rights such Series of ICI Notes would have had in the absence of such payments made by the Series Enhancer.

If on any Payment Date on which no ICI Event of Default is then continuing there are not sufficient ICI Available Funds to pay in full the ICI Minimum Principal Amounts and/or ICI Scheduled Principal Amount owing to all Series of ICI Notes then Outstanding, then principal payments having the same payment priority will be paid, to the extent of amounts then due for each Series of ICI Notes in chronological order based on their respective dates of issuance; provided that any Warehouse Note will be deemed to have its issuance date be the related Conversion Date. If two or more Series of ICI Notes were issued on the same date or, with respect to the Warehouse Notes, have a Conversion Date occur on the same date, then ICI Minimum Principal Amounts and ICI Scheduled Principal Amounts will be allocated among such Series of ICI Note pro rata based on the respective principal payment amounts then due.

Amortization Event: This term has the meaning set forth in Section 1201 of the ICI Indenture.

Amortization Period: The period commencing upon the occurrence of an Amortization Event and ending on the earlier of (i) the date on which the ICI Indenture is discharged in accordance with it terms and (ii) the date on which an ICI Event of Default occurs and all principal on the ICI Note becomes due and payable.

Applicable Law: With reference to any Person, all laws, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

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Applicable Margin: Initially, one percent (1.0%); provided, however, that the Applicable Margin may be modified with the consent of the ICI Global Requisite Majority and satisfaction of the Rating Agency Condition.

Appraisal: Means an appraisal by an Eligible Appraiser, which shall relate to the physical condition of the Equipment, taking into account, but not limited to, such considerations as type of equipment, original year of manufacture and any refurbishment of such equipment; provided that such Appraisal shall be approved by each ICF Control Party.

Appraised Value: Means an amount, determined by Appraisals, equal to the value that would be obtained in an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of each item of Equipment. In determining such value for Equipment, three Appraisals shall be obtained from the three Eligible Appraisers, and the Appraised Value shall be the lesser of the average or the median of such three Appraisals or as otherwise agreed to by the ICF Global Requisite Majority so long as the Rating Agency Condition is satisfied. With respect to Equipment transferred to the Trust on the Closing Date, the Appraised Value shall be as set forth in the Master List.

Assignment and Assumption Agreement: Means the Assignment and Assumption Agreement by and between ICF, as transferor, and ILFT, as transferee, relating to the transfer of the SUBI B Certificate and any other Certificate specified therein.

Authorized Officer: With respect to any matter, any officer of or other Person who is authorized to act for an entity.

Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended from time to time, and any successor statute thereto.

Bankruptcy Remote Warehouse Provider: Means a bankruptcy remote special purpose vehicle (e.g., VFCC) that is an ICI Noteholder.

Base Rate: Shall have the meaning set forth in the related Supplement to the ICI Indenture.

Basic Rent: Shall have the meaning set forth in the related Lease.

Book Entry Custodian: The Person appointed pursuant to the terms of the ICI Indenture to act in accordance with a certain Letter of Representations agreement such person has with DTC, in which DTC delegates its duties to maintain the Book-Entry Notes to such Person and authorizes such Person to perform such duties.

Book Entry Notes: Each ICF Note or ICI Note for so long as such ICF Note or ICI Note (as the case may be) is registered in the name of its depository or its nominee in accordance with the terms and conditions of the ICF Indenture or the ICI Indenture (as the case may be).

Borrowing Base: As of any date of determination, an amount equal to the sum of (I) the product of the Advance Rate and the Adjusted Equipment Value of all Eligible Equipment

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beneficially owned by ICF or a Lessor as of such date of determination, in each case in compliance with the Concentration Limits (without regard to the User Concentration Limits), plus (II) 100% of the amounts on deposit in immediately available funds in the ICF Cash Collateral Account and the ICF Deposit Account as of such date of determination after giving effect to all deposits to and withdrawals from each such account as of such date of determination, minus (III) the amount of all Security Deposits required to be and not transferred to or on deposit in the Security Deposit Account, minus (IV) the aggregate Senior Equity Stipulated Loss Amounts as of such date of determination as set forth in each outstanding Lease minus (IV) the outstanding principal balance of any Lessor Notes where the holder of such Lessor Notes is a Person other than ICI.

Breakage Costs: Any amount or amounts as shall compensate an ICI Noteholder for any loss, cost or expense incurred by such ICI Noteholder in connection with funding obtained by it with respect to an Advance as a result of the failure of a requested Advance to be made when requested, a prepayment by ICI of principal or interest pursuant to the terms of any of the ICI Indenture, the Note Purchase Agreement or any liquidity purchase agreement.

Business Day: (i) Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Charlotte, North Carolina, or the city in which the Corporate Trust Office of the ICI Indenture Trustee is located are authorized or are obligated by law, executive order or governmental decree to be closed and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to One-Month LIBOR, any day on which dealings in dollar deposits are carried on in the London Interbank Market.

Business Trust Statute: This term shall have the meaning set forth in Section 1.1 of the Trust Agreement.

Casualty Account: The account established pursuant to Section 301 of the ICF Indenture.

Casualty Loss: With respect to any Equipment, any of the following: (i) damage to such Equipment beyond repair, (ii) requisition of such Equipment by any Governmental Authority, (iii) the total loss or destruction of such Equipment or (iv) it becomes not roadworthy and such condition is not remedied within ninety (90) days unless the Servicer has deposited the amount necessary to make such item of Equipment roadworthy into the Casualty Account.

Casualty Payment: Any payment under a Contract in connection with a Casualty Loss that terminates all or a portion of the User’s obligation to make subsequent Contract Payments pursuant to the terms thereof.

Category Value: Means the amount equal to the purchase price that would be paid by Interpool for a new item of similar Equipment.

Certificate: A SUBI Certificate or a UTI Certificate.

Certificate Register: This term shall have the meaning set forth in Section 4.3(c) of the Trust Agreement.

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Certificate Registrar Office: Shall have the meaning set forth in Section 4.3 of the Trust Agreement.

Certificate of Title: This term shall have the meaning set forth in Section 2.1 of the Trust Agreement.

Certificateholder: At any time, any Person in whose name a Certificate is registered in the Certificate Register.

Change of Control: With respect to Interpool or the Servicer, as the context may require, the occurrence of any of the following events subsequent to the Closing Date: (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Act), other than (i) the holders of the voting stock on the Closing Date, or (ii) any subsidiary of Interpool (or the Servicer) or (iii) any other Person who or which is a spouse, widow, widower, lineal descendant, sibling or the issue of any of the foregoing or a heir or legatee of any holder of the voting stock on the Closing Date (or any trust, partnership or other estate planning vehicle established for the benefit of any of the foregoing), directly or indirectly, owns more than forty-nine percent (49%) of the aggregate voting power of all classes of voting stock of Interpool (or the Servicer); (b) Interpool (or the Servicer) amalgamates or consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all, or substantially all, of its assets to any Person, or Interpool (or the Servicer) amalgamates or consolidates with, or merges with or into, such Person, in any such event pursuant to a transaction in which the outstanding voting stock of all classes of Interpool (or the Servicer) is converted into or exchanged for cash, securities or other property, other than any such transaction in which (i) the outstanding voting stock of each class is converted into or exchanged for (1) voting stock (other than redeemable capital stock) of the surviving or transferee company or corporation, or (2) cash, securities and other property in an amount which could be paid by Interpool (or the Servicer) as a restricted payment under the terms of any agreement to which Interpool (or the Servicer) is a party relating to Indebtedness of Interpool (or the Servicer), and (ii) the holders of each class of the voting stock of Interpool (or the Servicer), immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the voting stock of the surviving or transferee company or corporation immediately after such transaction; or (c) any order, judgment or decree shall be entered against Interpool (or the Servicer), decreeing the dissolution or liquidation of Interpool (or the Servicer), and shall not be discharged for a period in excess of sixty (60) days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree has not been in effect.

Charges: All federal, state, county, city, municipal, local, foreign or other governmental taxes (including income or franchise taxes), levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) the ICI Collateral, ICF Collateral or Lessor Collateral, (b) employees, payroll, income or gross receipts of ICI, ICF, a Lessor, the Trust, any Seller or Servicer, (c) ownership or use of any of the properties or assets of ICI, ICF, a Lessor, the Trust, any Seller or Servicer or (d) any other aspect of the business of ICI, ICF, a Lessor, the Trust, any Seller or Servicer.

Chassis: The supporting frame, axles, wheels and tires of a non-automotive vehicle designed to be hauled by road exclusive of any container or other housing attached thereon.

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Claims: This term shall have the meaning set forth in Section 5.5 of the Trust Agreement.

Class: With respect to any Series of ICI Notes, all ICI Notes having the same rights to payment under the related Supplement to the ICI Indenture and, with respect to any ICF Notes, all ICF Notes having the same rights to payment under the ICF Indenture.

Closing Date: September 30, 2002.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Collection Accounts: The ICF Collection Account, the ICI Collection Account and each Lessor Collection Account, as the case may be.

Collection Period: With respect to any Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through the last day of such immediately preceding calendar month; provided that the initial Collection Period with respect to any Series shall be from the Closing Date (as defined in the related Supplement to the ICI Indenture) through the last day of the calendar month immediately preceding the month in which such Payment Date occurs.

Commercial General Liability Insurance Policy: The commercial general liability insurance policy issued by various underwriters described thereon, a copy of which is attached as Exhibit B to each Transfer Agreement, or any other replacement policy thereto that is substantially similar to it.

Competitor: Any Person engaged and competing with ICI, ICF, a Lessor, any Seller, Interpool, TLI, TL Canada or the Servicer in the Equipment leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

Concentration Limits: The concentration limits set forth in Section 3.0l(a)(viii) of the Transfer Agreement together with the User Concentration Limits.

Confidential Information: In relation to any Person, any written information delivered or made available by, or on behalf of, ICI, ICF, any Lessor, any Seller, Interpool, TLI, TL Canada or the Servicer to such Person in connection with or pursuant to any ICI Relevant Document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (i) which was publicly known, or otherwise known by such Person at the time of disclosure (except pursuant to disclosure in connection with any of the foregoing agreements), (ii) which subsequently becomes publicly known through no act or omission by such Person or (iii) which otherwise becomes known to such Person other than through disclosure by ICI, ICF, any Lessor, any Seller, Interpool, TLI, TL Canada and, if the Servicer is an Affiliate of Interpool, TLI, TL Canada or the Servicer.

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Contract: Any portion or all, to the extent related to Equipment conveyed to the Trust for allocation to a Certificate pledged under the ICF Indenture or subject to a Lease or to ICF or a Lessor, of an Original Contract, a Replacement Contract or an Additional Contract; provided however, that, from and after the date on which a Contract is repurchased from the Trust, ICF or a Lessor by a Seller (or its Affiliate or designee) or is otherwise replaced by a Replacement Contract pursuant to a Transfer Agreement, such Contract shall no longer be deemed to be a Contract under the ICF Relevant Documents or related Lessor Relevant Documents (as the case may be).

Contract Default: An event of default by a User under a Contract.

Contract File: Means with respect to any Contract allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related Lease File (as defined in the related SUBI Supplement).

Contract Payment: With respect to any Contract and any Collection Period: (i) if such Contract provides for fixed payments and is not then subject to a Qualified Currency Hedge, the minimum monthly or other periodic contractual payment to be made by the related User for the use of the related Equipment in accordance with the terms of such Contract; (ii) if such Contract is then the subject of Qualified Currency Hedge, the amount of Dollars to be received by ICF or the related Lessor in respect of such Contract in such Collection Period pursuant to such Qualified Currency Hedge; (iii) with respect to any Contract that is not then subject to a Qualified Currency Hedge and for which Contract Payments payable by the related User thereunder will vary based on changes in a specified interest rate, an amount equal to the sum of (x) the required principal payment for such Collection Period as specified in such Contract and (y) the product of (A) the remaining unpaid principal balance of such Contract and (B) the margin (stated as a percentage) payable by the related User plus the specified interest rate.

Conversion Date: With respect to any Series of Warehouse Notes, this term shall mean the earlier of (x) a Revolving Period Termination Event and (y) the date on which the commitment to make further Advances has terminated and such Series of ICI Notes begins to amortize, as set forth in the related Supplement to the ICI Indenture.

Corporate Trust Office: The principal office of the Paying Agent, the ICF Indenture Trustee or the ICI Indenture Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at 450 West 33rd Street, New York, New York 10001.

Corporate Trust Officer: Any Assistant Vice President, Vice President, President or Trust Officer of the ICF Indenture Trustee or the ICI Indenture Trustee, as the case may be, or other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

Counterparty Collateral Account: The account or accounts established pursuant to Section 635(d) of the ICF Indenture.

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Credit Policy: Interpool’s credit and collection policy as set forth in Exhibit G to the Interpool Transfer Agreement.

Currency Hedge Counterparty: In the singular, any one of, and in the plural, all of the Eligible Currency Hedge Counterparties, their successors and assigns which have entered into a Qualified Currency Hedge.

Currency Hedge Counterparty Minimum Rating Downgrade Event: So long as an ICI Control Party requires it, the assignment of a long-term rating of either BBB+ or lower by S&P, or Baal or lower by Moody’s with respect to the unsecured and unsubordinated debt, deposit or letter of credit obligations of a Currency Hedge Counterparty (or any party providing credit support on its behalf).

Currency Hedge Counterparty Required Rating Downgrade Event: So long as an ICI Control Party requires it, the assignment of a long-term rating of either BBB or lower by S&P, or Baa2 or lower by Moody’s with respect to the unsecured and unsubordinated debt, deposit or letter of credit obligations of a Currency Hedge Counterparty (or any party providing credit support on its behalf).

Custodian: With respect to any Contract, Lease File or related Equipment allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related Custodian (as such term is defined in the related UTI Supplement or SUBI Supplement, as the case may be).

Cut-off Date: With respect to each Transfer Date or Payment Date, as the case may be, the last day of the calendar month immediately preceding such Transfer Date or Payment Date, as the case may be.

Dealer: This term shall have the meaning set forth in Section 2.1(a) of the Trust Agreement.

Dealer Agreements: With respect to any Equipment, the related Dealer Agreement (as such term is defined in Section 2.l(a) of the Trust Agreement).

Defaulted Contract: A Contract as to which any of the following is true: (a) the Servicer has reasonably determined, in its sole discretion and in accordance with the Servicing Standard that the remaining Contract Payments with respect to such Contract are fully or partially uncollectible, or (b) any Contract Payment (or portion thereof) payable under such Contract is more than 120 days outstanding from the invoice date.

Definitive ICI Note: Any ICI Note issued in definitive form pursuant to the terms and conditions of Section 202 of the ICI Indenture.

Delinquent Contract: A Contract, other than a Defaulted Contract, transferred to the Trust for allocation to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), where any Contract Payment (or portion thereof) payable under such Contract is more than 90 days outstanding from the invoice date.

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Depository: The Depository Trust Company until a successor Depository shall have become such pursuant to the applicable provisions of the ICI Indenture (as the case may be) and thereafter “Depository” shall mean or include each Person who is then a Depository thereunder. For purposes of the ICI Indenture (as the case may be), unless otherwise specified pursuant to the terms and conditions thereof, any successor Depository shall, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Depository Participants: A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: The fourth Business Day immediately preceding a Payment Date.

Direct Operating Expense: Means any direct out-of-pocket Operating Expense incurred by the Servicer on behalf of ICF or a Lessor in connection with the servicing of the Equipment allocated to a Certificate pledged under the ICF Indenture or subject to a Lease and the related ICF Collateral and Lessor Collateral (as the case may be) as such servicing responsibilities are set forth in the Servicing Agreement; provided that any costs or fees incurred in connection with a Major Repair of an item of Equipment shall not be deemed a Direct Operating Expense. For the avoidance of doubt, any costs, fees or expenses incurred in connection with any return condition requirements under a Lease (other than care and maintenance in accordance with the Servicing Standard) or any other extraordinary requirements set forth in a Lease shall not be deemed a Direct Operating Expense.

Discount Rate: Means the internal rate of return under a Contract based on the number of remaining periodic payments, the amount of each periodic payment and the Appraised Equipment Value of the item of Equipment subject thereto.

Discounted Contract Balance: Means, with respect to any Contract, on any date of determination, an amount equal to the sum of (a) the present value of each remaining Contract Payment to become due under such Contract before the last day of the month prior to the month of the ICI Legal Maturity Date, discounted monthly from the last day of the Collection Period in which such Contract Payment is to become due at a rate equal to one-twelfth (or with respect to the period from the Closing Date to but excluding the initial Payment Date, a fraction, the numerator of which is equal to the number of days from the Closing Date to but excluding the initial Payment Date, and the denominator of which is equal to 360) of the Discount Rate and (b) one hundred percent (100%) of the unpaid balance, as of such date of determination of Contract Payments due with respect to such Contract which were not the subject of a Servicer Advance; provided, however, any Purchase Option Payments shall not be included in the Discounted Contract Balance. For purposes of calculating the Discounted Contract Balance of a Contract, any Contract Payment for which the Seller received on or prior to the Cut-off Date a Security Deposit or an advance payment shall be deemed to be zero.

Dollars or $: The lawful currency of the United States of America.

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Due Date: With respect to any Contract and any Collection Period, the day of the month (or other applicable period) in which a Contract Payment is due on such Contract, exclusive of any days of grace.

EBIT: For any relevant period, an amount equal to all earnings (loss) before Interest Expense and taxes of a Person and its consolidated subsidiaries as determined in accordance with GAAP, including gains and losses from the sale of assets and foreign currency transactions; provided, however, that such calculation shall exclude any recognized losses related to any payoff or termination of any swap or interest rate hedge agreement, including, but not limited to, any early termination amounts or breakage costs.

EBITDA: For any relevant period, an amount equal to all earnings (loss) before Interest Expense, taxes and depreciation and amortization, of Interpool, Inc. and its consolidated subsidiaries as determined in accordance with GAAP, including gains and losses from the sale of assets and foreign currency transactions and; provided, however, that such calculation shall exclude any recognized losses related to any payoff or termination of any swap or interest rate hedge agreement including, but not limited to, any early termination amounts or breakage costs.

EBIT Ratio: Means the ratio of (a) EBIT to (b) Interest Expense, in each case on a rolling four quarter basis.

Eligible Account: A segregated account maintained with one of the following: (a) with respect to the ICF Indenture, the ICF Indenture Trustee, with respect to a Lessor Indenture, the related Lessor Indenture Trustee and, with respect to the ICI Indenture, the ICI Indenture Trustee, (b) a depository institution or trust company, with a capital and surplus of not less than $250,000,000, whose long term unsecured debt obligations are rated at least “A” by S&P or “A2” by Moody’s and whose deposits are insured by the Federal Deposit Insurance Corporation or (c) a federally or state chartered depository institution, with a capital and surplus of not less than $250,000,000, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b).

Eligible Appraiser: The following appraisers: (i) for so long as they are independent of any member of the Interpool Group: Marshall & Stevens Incorporated, Valuation Research Corporation and American Appraisal Associates and (ii) any other independent appraiser approved by the ICI Global Requisite Majority or, if the ICI Indenture has been satisfied and discharged in full, the ICF Global Requisite Majority.

Eligible Contract: Any Contract owned by (i) the Trust and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease or (ii) ICF or a Lessor that, in each case, as of the relevant date of determination, meets all of the following conditions: (x) such Contract is not classified as a Defaulted Contract and (y) such Contract satisfies all of the applicable Transferred Asset Representations and Warranties.

Eligible Currency Hedge Counterparty: (A) At the time of execution and delivery of the related Qualified Currency Hedge, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that has (x) a long-term unsecured debt rating of at least “A” from S&P and “A2” from Moody’s and (y) a short-term unsecured debt rating of “A-1” from

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S&P and “P-1” from Moody’s or is otherwise approved by each ICI Control Party and satisfies the Rating Agency Condition and (B) thereafter, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that has not suffered a Currency Hedge Counterparty Required Rating Downgrade Event.

Eligible Equipment: Any item of Equipment owned by the Trust and allocated to a Certificate issued to ICF or a Lessor (which Certificate is pledged under the ICF Indenture or subject to a Lease and is subject to a first priority perfected security interest in favor of the related Indenture Trustee), that, in each case, as of each relevant date of determination, meets all of the following conditions: (A) such item of Equipment is not a Predecessor Asset (whether as a result of a sale or substitution) and (B) such item of Equipment satisfies all of the applicable Transferred Assets Representations and Warranties as of the related Transfer Date and any other relevant date of determination.

Eligible Interest Rate Hedge Counterparty: (A) At the time of execution and delivery of the related Interest Rate Hedge Agreement, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that has (x) a long-term unsecured debt rating of at least “A” from S&P and “A2” from Moody’s and (y) a short-term unsecured debt rating of “A-1” from S&P and “P-1” from Moody’s or is otherwise approved by each ICI Control Party for any Floating Rate ICI Note and satisfies the Rating Agency Condition and, (B) thereafter, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that has not suffered an Interest Rate Hedge Counterparty Required Rating Downgrade Event.

Eligible Investments: Means any one or more of the following types of investments:

(ii) marketable obligations of the United States, the full and timely payment of which are directly backed by the full faith and credit of the United States;

(iii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States;

(iv) bankers’ acceptances and certificates of deposit and other interest-bearing obligations denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least “A-1” by S&P and “P-1” by Moody’s;

(v) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;

(vi) commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s;

(vii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided however, that at the time such investment, or the commitment to make such investment,

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is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s; and

(viii) mutual funds commonly known as “Money Market Funds” of Investment Companies (as defined in the Investment Company Act of 1940) regulated under the Investment Company Act of 1940 as amended, which money market funds invest substantially all of their assets in securities of the types described in paragraphs (i) through (vi) above.

Any such Eligible Investment may be purchased by or through the ICF Indenture Trustee, a Lessor Indenture Trustee or the ICI Indenture Trustee, as the case may be, or any of its Affiliates. Security Entitlement with respect to any of the foregoing held in an ICF Securities Account, a Lessor Securities Account or an ICI Securities Account shall constitute an Eligible Investment. Each such Eligible Investment shall mature no later than the Business Day immediately preceding the next Payment Date.

Enhancement: Any Series Enhancement, Lessor Note Enhancement or Lease Enhancement.

Enhancement Agreement: Any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

Enhancer: Any Series Enhancer, Lessor Note Enhancer or Lease Enhancer.

Entitlement Order: Has the meaning set forth in Section 8-102(a)(8) of the Uniform Commercial Code in the State of New York.

Equipment: Any Equipment (as such term is defined in Section 2.1(a) of the Trust Agreement) allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Equipment Insurance Policy: With respect to any item of Equipment, an insurance policy covering physical damage to the related Equipment or covering any liabilities arising from the related Equipment or use thereof.

Equipment Insurance Proceeds: Proceeds paid by any Equipment insurer pursuant to any Equipment Insurance Policy covering an item of Equipment or the related Contract, net of the reasonable costs of collecting such proceeds which are not otherwise reimbursed; provided, however, that with respect to Equipment Insurance Proceeds related to liability insurance, such amounts shall be treated as an Excluded Amount for purposes of (x) the ICF Relevant Documents to the extent such amounts are not payable to the ICF Indenture Trustee or the ICF Noteholders and (y) the ICI Relevant Documents to the extent such amounts are not payable to the ICI Indenture Trustee or the ICI Noteholders.

Equipment Value: Means, with respect to Equipment that is the subject of an Appraisal, the Appraised Value and with respect to any other Equipment acquired from a seller, manufacturer or vendor, the Original Net Book Value; provided, that with the consent of the ICI Global Requisite Majority and satisfaction of the Rating Agency Condition, the Equipment

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Value for Equipment that is purchased from a manufacturer or vendor may be the Appraised Value.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: Any entity controlled by, controlling or under common control with a Person within the meaning of Section 4001(b)(l) of ERISA or Section 4001(a)(14) of ERISA or under Section 412(n)(6) of the Code.

Excepted Persons: The external accountants, attorneys and agents of a Person.

Excepted Property: Has the meaning set forth in the related Lessor Relevant Documents.

Excepted Rights: Has the meaning set forth in the related Lessor Relevant Documents.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

Excluded Amounts: All of the following: (i) any payments received from a User in connection with any late charges, taxes, fees or other charges imposed by any Governmental Authority or (ii) any indemnity payments made by a User for the benefit of any Person other than the ICF Indenture Trustee, a Lessor Indenture Trustee, a Lease Enhancer, a Lessor Note Enhancer, the Administrative Agent, a Lessor’s noteholders (including any pledgee thereof) or the ICF Noteholders (including any pledgee thereof) pursuant to a liability Equipment Insurance Policy, as applicable.

Existing Commitment: With respect to any Series of ICI Notes, the aggregate Initial Commitment to issue ICI Notes, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement to the ICI Indenture and as reduced from time to time in accordance with the related Supplement to the ICI Indenture; provided that, on the Conversion Date of any Warehouse Notes, the Existing Commitment shall be the then outstanding principal balance of such Warehouse Notes.

Expected Maturity Date: With respect to any Series of ICI Notes, the date on which the ICI Scheduled Targeted Principal Balance is expected to be equal to zero. The Expected Maturity Date for a Series of ICI Notes shall be set forth in the related Supplement to the ICI Indenture.

Federal Funds Rate: As of any date of determination, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the ICI Indenture Trustee (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the ICI Indenture Trustee, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

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Federal Reserve Bank: One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U.S. monetary and banking system.

Finance Lease: Means any Contract that contains an end of term purchase option.

Financial Asset: Has the meaning set forth in Section 8-102(a)(9) of the Uniform Commercial Code in the State of New York.

Financing: This term shall have the meaning set forth in Section 5.l(a) of the Trust Agreement.

Financing Statement: A document duly signed and in proper form under applicable law to perfect the security interest of the secured party named therein in the personal property described therein, which is filed with the appropriate and necessary filing officials in the appropriate jurisdiction.

Fiscal Agent: Has the meaning set forth in the related Enhancement Agreement.

Floating Rate ICI Notes: ICI Notes bearing interest at a floating rate or based on a floating rate index.

Funding Date: Any date on which the outstanding principal balance of the ICF Notes is increased or the outstanding principal balance of the Permitted ICI Loan is decreased, in either case as a result of an increase of the ICI Aggregate Note Principal Balance.

Generally Accepted Accounting Principles or GAAP: Those generally accepted accounting principles and practices, consistently applied, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

Global ICI Note: Either a Rule 144A Global ICI Note or a Public Global ICI Note.

Governmental Authority: This term shall mean (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

Grant: Grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm, all for the purpose of creating a security interest therein and not to transfer title. Any Grant of collateral shall include all rights, powers, and options (but none of the obligations) of the related grantor with respect thereto, including, without limitation, the immediate and continuing right to claim for, collect, receive, and give receipts for any income and proceeds in respect of any of the related collateral and all other money payable in respect thereof, to give and receive notices and

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other communications, to make waivers, amendments or other agreements, to exercise all rights and options, to bring judicial proceedings in the name of the grantor or otherwise and generally to do and receive anything that the grantor is or may be entitled to do or receive, including, without limitation, ICF as the Initial Beneficiary of the Trust.

ICF: Interpool Chassis Funding, LLC (f/k/a Interpool Funding 2000, L.L.C.), a Delaware limited liability company.

ICF Aggregate Note Principal Balance: For any date of determination, the sum of the outstanding principal balance of all ICF Notes then Outstanding.

ICF Asset Base: As of any date of determination, an amount equal to the sum of: (A) the amount on deposit in the ICF Cash Collateral Account after giving effect to all deposits to and withdrawals from the ICF Cash Collateral Account as of such date and (B) the aggregate Adjusted Equipment Value for all Eligible Equipment beneficially owned or leased by ICF and allocated to a SUBI pledged under either the ICF Indenture or subject to a Lease, in each case in compliance with the Concentration Limits (without regard to the User Concentration Limits) as of such date of determination, minus (C) the amount of all Security Deposits required to be and not transferred to and on deposit in the Security Deposit Account. For the avoidance of doubt, the value of any Eligible Equipment in excess of the Concentration Limits (without regard to the User Concentration Limits) as of such date of determination or beneficially owned by a Lessor shall be deemed zero for the purpose of calculating the ICF Asset Base.

ICF Asset Base Certificate: A certificate with appropriate insertions setting forth the components of the ICF Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to the ICF Indenture with any modifications reasonably requested thereto and shall be certified by a duly authorized officer of the Servicer.

ICF Available Funds: On any Determination Date, an amount in Dollars equal to the sum of (i) all ICF Collections on deposit in the ICF Collection Account as of the immediately preceding Cut-off Date, (ii) all outstanding Servicer Advances made with respect to Contract Payments due during the immediately preceding Collection Period, (iii) all income and proceeds in excess of the ICF Required Cash Collateral Amount on deposit in the ICF Cash Collateral Account, (iv) all income and proceeds from amounts earned on Security Deposits on deposit in the Security Deposit Account, (v) the amount of each Security Deposit applied against any amount payable by a User under a Contract, and (vi) all income and proceeds in excess of the ICF Required Deposit on deposit in the ICF Deposit Account. Notwithstanding the foregoing, the amount of ICF Available Funds shall not be reduced by the amount of any investment loss which has occurred in any Eligible Investment purchased with moneys on deposit in the ICF Cash Collateral Account, moneys on deposit in the Security Deposit Account or ICF Collections either during such Collection Period or subsequent to such Collection Period and prior to such Determination Date.

ICF Cash Collateral Account: The account or accounts established pursuant to Section 307 of the ICF Indenture.

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ICF Cash Flow Ratio: The ratio of (x) all Contract Payments less Operating Expenses less Servicing Fees to (y) the sum of all interest payments on all Series of ICI Notes, plus (minus) net payments on all Interest Rate Hedge Agreements (other than the ICI Swap), plus all fees paid to the Enhancers under the Enhancement Agreements, plus all fees paid to the Administrative Agent, plus all fees paid to each Lessor Indenture Trustee, the ICI Indenture Trustee and the ICF Indenture Trustee, plus the difference between (A) the outstanding Senior Stipulated Loss Value as of the end of the immediately preceding Collection Period and (B) the outstanding Senior Stipulated Loss Value as of the end of the end of the second preceding Collection Period, plus any paid Senior Equity Stipulated Loss Amounts and any paid equity portion of Basic Rent.

ICF Collateral: This term shall have the meaning set forth in the granting clause of the ICF Indenture.

ICF Collection Account: The account or accounts established pursuant to Section 301 of the ICF Indenture.

ICF Collections: With respect to any Collection Period, the sum of (i) all amounts received for such Collection Period by, or on behalf of, ICF, a Lessor, ICI, the Servicer, the Sellers or the Trust attributable to the Equipment, any related Contracts and any other Related Assets allocated to a Certificate pledged under the ICF Indenture or leased by ICF under a Lease, including, without limitation, Contract Payments, Residual Proceeds, Servicer Advances, Casualty Payments, Liquidation Proceeds, Equipment Insurance Proceeds, Prepayment Amounts, but excluding any Excluded Amounts, (ii) all payments received by ICF on any Qualified Currency Hedges then maintained by ICF, (iii) all payments received by ICF on each Interest Rate Hedge Agreement then maintained by ICF and (iv) all payments received by ICF under the ICI Swap (after giving effect to any payments to be made by ICF under the ICI Swap).

ICF Control Party: With respect to the ICF Notes, the ICI Global Requisite Majority and with respect to a Lease, unless otherwise provided in such Lease, the related Lessor Control Party.

ICF Default Interest: The weighted average of incremental interest specified in each outstanding Supplement to the ICI Indenture.

ICF Deposit Account: The account established pursuant to Section 309 of the ICF Indenture.

ICF Event of Default: Has the meaning set forth in Section 801 of the ICF Indenture.

ICF Global Requisite Majority: With respect to any action proposed to be taken pursuant to the ICF Indenture or any supplement thereto, exists as of any date of determination if (a) the ICF Control Parties representing a majority of the ICF Voting Interests then outstanding shall approve or direct such proposed action (in making such a determination, each ICF Control Party shall be deemed to have voted the entire outstanding principal balance of ICF Notes or the entire outstanding Senior Stipulated Loss Value of the related Lease in favor of, or in opposition to, such proposed action, as the case may be) and (b) each Lessor Note Enhancer or Lease Enhancer, as the case may be, that is an ICF Control Party representing at least twenty-five percent (25%) of the outstanding Senior Stipulated Loss Value under all Lessor Indentures and for which in any

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event no Lessor Note Enhancer Default or Lease Enhancer Default (as the case may be) has occurred and is continuing, shall approve or direct such action and (c) so long as any ICF Secured Obligations remain outstanding, the ICI Global Requisite Majority, on behalf of the ICF Noteholders, shall approve or direct such proposed action.

ICF Holder: Has the meaning set forth in the definition of ICF Noteholder.

ICF Holding Account: The account established pursuant to Section 301 of the ICF Indenture.

ICF Indenture: The Second Amended and Restated Indenture, dated as of June 1, 2000, amended and restated as of March 1, 2002 and second amended and restated as of September 1, 2002, among ICF, the Servicer, the Administrative Agent and the ICF Indenture Trustee, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

ICF Indenture Trustee: The Person performing the duties of the ICF Indenture Trustee under the ICF Indenture, initially JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank).

ICF Indenture Trustee Fees: All fees payable by ICF under the Indenture Trustee Fee Letter.

ICF Legal Maturity Date: With respect to any ICF Notes, the date on which the unpaid principal balance of, and accrued interest on, the ICF Notes will be due and payable. The ICF Legal Maturity Date for an ICF Note shall in no event be earlier than one year and one day after the last installment of principal of and interest on the Series of ICI Notes with the latest ICI Legal Maturity Date and the last scheduled lease payment under any outstanding Lease.

ICF Note Junior Interest and Fees: On any Payment Date, the sum of (i) any Step Up Warehouse Interest then due and payable and (ii) in each case to the extent not already paid, any amounts due and payable to a Series Enhancer, an ICI Holder of Warehouse Notes or any ICI Control Party.

ICF Note Register: The register maintained by the ICF Indenture Trustee pursuant to Section 205 of the ICF Indenture.

ICF Note Registrar: The ICF Indenture Trustee pursuant to Section 205 of the ICF Indenture and any successor thereto in accordance with the terms and conditions of the ICF Indenture.

ICF Note Senior Interest and Fees: On any Payment Date, the sum of (i) all interest due and payable on the ICI Notes (excluding any Step Up Warehouse Interest), plus (ii) any fees or other amounts due and payable to each Series Enhancer of the ICI Notes (so long as no Series Enhancer Default has occurred and is continuing), plus (iii) any amounts due and payable by ICI on the ICI Swap, minus (iv) any amounts due and payable to ICI on the ICI Swap, minus (v) any interest due and payable on any Lessor Notes then owned by ICI.

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ICF Noteholder or ICF Holder: At any time, any Person in whose name an ICF Note is registered in the ICF Note Register and any pledgee of such Person’s interest in the related ICF Note.

ICF Notes: Any one of the promissory notes or other securities executed by ICF and authenticated by or on behalf of the ICF Indenture Trustee, substantially in the form attached to the ICF Indenture.

ICF Notes Junior Principal Amount: On any Payment Date (x) on and after the occurrence and continuance of the related Conversion Date, the outstanding principal balance of such Warehouse Notes and (y) any principal prepayments of the ICI Notes.

ICF Notes Senior Principal Amount: On any Payment Date prior to the occurrence and continuance of an Amortization Event or ICI Event of Default, the excess of (i) the sum of (x) the aggregate ICI Scheduled Principal Amounts for all Series of ICI Notes due and payable on the related Payment Date and (y) the ICI Supplemental Principal Amounts for all Series of ICI Notes due and payable on the related Payment Date over (ii) the aggregate principal due and payable on the related Payment Date on all Lessor Notes then owned by ICI. On any Payment Date after the occurrence and continuance of an Amortization Event or ICI Event of Default, an amount equal to the outstanding principal balance of all ICF Notes.

ICF Operating Agreement: Means the Amended and Restated Limited Liability Company Operating Agreement, dated as of June 20, 2000 (and amended and restated as of March 27, 2002), by and between ICF, Interpool Inc., as managing member, and Peter H. Sorensen (or such other Person as appointed in accordance with the terms and conditions thereof), as non-managing member.

ICF Outstanding Obligations: With respect to ICF, as of any date of determination, an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all ICF Notes issued under the ICF Indenture or any Supplement to the ICF Indenture, (ii) all other amounts owing to ICF Noteholders or to any other Person under the ICF Indenture or any Supplement to the ICF Indenture, including without limitation any amounts owed to a Lessor (e.g., Basic Rent, Stipulated Loss Value, etc.) and (iii) amounts outstanding and owed by ICF under any Lease Enhancement Agreement, Lease, any Interest Rate Hedge Agreement, the ICI Swap or under any Qualified Currency Hedge entered into pursuant to the ICF Indenture.

ICF Overdue Rate: The weighted average Overdue Rate payable under each Supplement to the ICI Indenture; provided that such amount shall not exceed the maximum rate permitted by Applicable Law.

ICF Permitted Payment Date Withdrawals: (i) On any Payment Date, amounts required to pay amounts due and payable under any of clauses (1), (2), (5), (6) (including interest accrued thereon but excluding any early termination amounts, taxes, indemnities and other amounts then due and payable under an Interest Rate Hedge Agreement or a Qualified Currency Hedge) and (7) of Section 302(b)(I) or clauses (1), (2), (5), (6) (including interest accrued thereon but excluding any early termination amounts, taxes, indemnities and other amounts then due and payable under

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an Interest Rate Hedge Agreement or a Qualified Currency Hedge) and (7) of Section 302(b)(II); and (ii) on the ICF Legal Maturity Date for the ICF Notes with the latest ICF Legal Maturity Date, any and all amounts required to pay any and all amounts due and payable under Section 302 of the ICF Indenture. If on any Payment Date the amount on deposit in the ICF Cash Collateral Account exceeds the ICF Required Cash Collateral Amount (after giving effect to any payments pursuant to clause (i) of this definition), then such excess shall be distributed pursuant to Section 302(b) of the ICF Indenture.

ICF Relevant Documents or ICF Related Documents: The ICF Indenture, each Supplement to the ICF Indenture, each ICF Note, the Assignment and Assumption Agreement, each Transfer Agreement, the Servicing Agreement, the Administration Agreement, the Lockbox Agreement, the Lockbox Intercreditor Agreement, each Lease, each Participation Agreement, each Enhancement Agreement, the Trust Agreement, each SUBI Supplement, each SUBI Certificate, each Servicer Report, each Qualified Currency Hedge, the ICI Swap, the Loan and Security Agreement, each Interest Rate Hedge Agreement, the Termination and Transfer Agreement, each Lessor Relevant Document to which ICF is a party and each other agreement, document or instrument executed in connection thereof or the transactions contemplated thereby.

ICF Required Cash Collateral Amount: The lesser of (I) an amount equal to the greater of (A) the sum of (1) the equity component of the next three months scheduled Basic Rent under each outstanding Lease, plus (2) the product of (i) five and (ii) the sum of (x) all interest paid on the outstanding ICI Notes during the prior Collection Period (adjusted for a thirty day month), plus (y) fees paid to each Series Enhancer or Lease Enhancer during the prior Collection Period, plus (minus) (z) all amounts paid (received) under each Interest Rate Hedge Agreement (for the avoidance of doubt, excluding any ICI Swap) during the immediately preceding Collection Period (adjusted for a thirty day month), (B) three months scheduled Basic Rent under each outstanding Lease, and (C) such greater amount as ICF may agree to deposit from time to time, and (II) such other lesser amount as the ICF Global Requisite Majority may agree to from time to time as long as the Rating Agency Condition shall have been satisfied; provided that, at the time of any modification to the hedging (other than the ICI Swap), the following amount, if positive, will be added to the ICF Required Cash Collateral Amount: (I-A) the difference between (x) the product of (i) five (5) and (ii) the sum of (A) after giving effect to the modified hedging, the product of (1) the new swap rate (excluding the ICI Swap) plus the weighted average spread on all Series and (2) the new total outstanding notional balance of the ICI Notes and (3) one-twelfth and (B) after giving effect to the modified hedging, the Series Enhancer Fees and/or Lease Enhancer Fees that would have been paid in the prior Collection Period, and (y) clause (A) of this definition (as calculated above) minus (I-B) the amounts, if any, by which the amount then on deposit in the ICF Cash Collateral Account exceeds the amount calculated in clause (A) of this definition; provided further that on the earlier of the Payment Date to occur in February or August following a Casualty Loss for an item of Equipment subject to a Lease that has not been replaced, the ICF Required Cash Collateral Amount shall be increased by the related Senior Stipulated Loss Value of such item of Equipment, until it is replaced or the entire related Senior Stipulated Loss Amount is paid. On the November 20, 2002 Payment Date, the ICF Required Cash Collateral Amount shall be $11,842,773.94.

ICF Required Deposit: On each Payment Date, (A) prior to an Amortization Event or ICI Event of Default, the sum of (1) the excess of (i) the ICI Aggregate Note Principal Balance (after

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giving effect to any principal payments made on such Payment Date) plus ICI Supplemental Principal Amounts, plus, after the related Conversion Date the outstanding principal balance of the related Warehouse Notes over (ii) the aggregate ICI Scheduled Targeted Principal Balance of all outstanding Series of ICI Notes; (2) if the total number of chassis remaining in each Certificate subject to a Lease or pledged under the ICF Indenture is greater than 133% of the aggregate number of items of Equipment allocated to all Certificates subject to a Lease (determined as of the related closing date for each such Lease), then zero, otherwise, the amount necessary to increase the funds on deposit in such account to equal the aggregate Senior Equity Stipulated Loss Amount; (3) the principal amount of any outstanding and unreimbursed draws under each Series Enhancement; (4) any Offset Deposit; and (5) within the last year of a Lease, the amount necessary to increase the funds on deposit in such account to equal the aggregate Senior Stipulated Loss Value for the total number of chassis remaining in each Certificate subject to such Lease; and (6) if Interpool’s EBITDA (calculated on a rolling four quarter basis) is less than One Hundred Seventy Five Million Dollars ($175,000,000), Two Million Five Hundred Thousand Dollars ($2,500,000) provided that if Interpool’s EBITDA as of any subsequent quarter is equal to or greater than One Hundred Seventy Five Million Dollars ($175,000,000) zero and (B) after an Amortization Event or ICI Event of Default shall have occurred and be continuing, the sum of (1) the ICI Aggregate Note Principal Balance (after giving effect to any principal payments made on such Payment Date) and (2) the amount necessary to increase the funds on deposit in such account to equal the aggregate Senior Equity Stipulated Loss Amount; (3) the principal amount of any outstanding and unreimbursed draws under each Series Enhancement; and (4) any Offset Deposit.

ICF Secured Obligations: This term is defined in the granting clause of the ICF Indenture.

ICF Securities Accounts: The ICF Collection Account, the ICF Cash Collateral Account, the Security Deposit Account, the ICF Deposit Account and any other account established pursuant to the terms of the ICF Indenture, a SUBI Supplement or the Servicing Agreement or any securities account control agreement that is subject to the lien of the ICF Indenture, each of which accounts shall constitute a “Securities Account” as defined under the Uniform Commercial Code in effect in the State of New York.

ICF Voting Interest: Each ICF Control Party’s respective voting interest shall be determined as follows: (i) with respect to the ICF Noteholders, the quotient of (x) the outstanding principal balance of the ICF Notes and (y) the sum of (1) the outstanding principal balance of the ICF Notes and (2) the aggregate outstanding Senior Stipulated Loss Value payable under all Leases and (ii) with respect to each Lessor, the quotient of (x) the outstanding Senior Stipulated Loss Value payable under the relate Lease and (y) the sum of (1) the outstanding principal balance of the ICF Notes and (2) the aggregate outstanding Senior Stipulated Loss Value payable under all Leases. For as long as any obligation under the ICF Notes or any Lease shall be outstanding, any ICF Voting Interest held by Interpool, Inc. or any of its Affiliates shall be deemed to be zero.

ICI: Intermodal Chassis Issuance, LLC, a Delaware limited liability company.

ICI Aggregate Note Principal Balance: For any date of determination, the sum of the outstanding principal balance of all ICI Notes then Outstanding.

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ICI Asset Base: As of any date of determination, an amount equal to the sum of: (A) the amount on deposit in immediately available funds in the ICF Cash Collateral Account and the ICF Deposit Account after giving effect to all deposits to and withdrawals from each such account as of such date of determination plus (B) the aggregate Adjusted Equipment Value for all Eligible Equipment beneficially owned by ICF or a Lessor as of such date of determination, in each case in compliance with the Concentration Limits (without regard to the User Concentration Limits), minus (C) the amount of all Security Deposits required to be and not transferred to and on deposit in the Security Deposit Account. For the avoidance of doubt, the value of any Eligible Equipment in excess of the Concentration Limits (without regard to the User Concentration Limits) shall be deemed zero.

ICI Asset Base Certificate: A certificate with appropriate insertions setting forth the components of the ICI Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to the ICI Indenture with any modifications reasonably requested thereto and shall be certified by a duly authorized officer of the Servicer.

ICI Asset Base Deficiency: Means an amount equal to the difference, if positive, between (i) the ICI Aggregate Note Principal Balance and (ii) the Borrowing Base.

ICI Available Funds: On any Determination Date, an amount in Dollars equal to the sum of all ICI Collections on deposit in the ICI Collection Account as of the immediately preceding Cut-off Date. Notwithstanding the foregoing, the amount of ICI Available Funds shall not be reduced by the amount of any investment loss which has occurred in any Eligible Investment purchased with moneys on deposit in the Security Deposit Account or ICI Collection Account either during such Collection Period or subsequent to such Collection Period and prior to such Determination Date.

ICI Collateral: This term shall have the meaning set forth in the granting clause of the ICI Indenture.

ICI Collateral Value: On any Payment Date, the greater of (x) zero and (y) the sum of (A) the outstanding principal balance of all Lessor Notes plus (B) the outstanding principal balance of the ICF Notes minus (C) the outstanding principal balance of all Permitted ICI Loans, in each case as calculated after giving effect to principal payments on the Lessor Notes and ICF Notes to be made on such Payment Date under the ICF Indenture and each Lessor Indenture (as the case may be) but before giving effect to principal payments to be made on such Payment Date under Section 302(b) of the ICI Indenture.

ICI Collection Account: The account or accounts established pursuant to Section 301 of the ICI Indenture.

ICI Collections: With respect to any Collection Period, the sum of (i) all amounts received by, or on behalf of, ICI, ICF, a Lessor, the Servicer, the Sellers or the Trust in each case attributable to the ICF Notes, any Lessor Notes and any other ICI Collateral for such Collection Period, (ii) all amounts advanced by ICF as a Permitted ICI Loan and (iii) all payments received by ICI under the ICI Swap.

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ICI Control Party: With respect to a Series of ICI Notes means, unless otherwise provided in the Supplement to the ICI Indenture related to such Series of ICI Notes, ICI Noteholders evidencing more than fifty percent (50%) of the then outstanding principal balance of such Series of ICI Notes. With respect to any notice, statement, report or other document to be delivered to an ICI Control Party under any of the ICI Relevant Documents, if the ICI Control Party is not a single Person, then such document shall be delivered to a single representative (as specified in the related Supplement to the ICI Indenture) of such ICI Control Party; provided, however, if a single representative of such ICI Control Party is not specified in the related Supplement to the ICI Indenture, then such document shall be delivered to the ICI Indenture Trustee for distribution to the ICI Noteholders and the Series Enhancer (if any) of the related Series of ICI Notes.

ICI Default Interest: The incremental interest specified in the related Supplement to the ICI Indenture payable by ICF or ICI resulting from (i) the failure of ICF or ICI to pay when due any principal of or interest on the ICF Notes or the related Series of ICI Notes or (ii) the occurrence of an ICF Event of Default or an ICI Event of Default; provided that increases in the interest rate specified in the related Supplement to the ICI Indenture as a result of interest grace periods, incentive pricing, alternative funding sources and market disruption shall not be deemed ICI Default Interest.

ICI Event of Default: Has the meaning set forth in Section 801 of the ICI Indenture.

ICI Global Requisite Majority: As of any date of determination, the determination of whether an ICI Global Requisite Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of the ICI Indenture.

ICI Holder: Has the meaning set forth in ICI Noteholder.

ICI Indenture: The Indenture, dated as of September 1, 2002, among ICI, the Servicer, the Administrative Agent and the ICI Indenture Trustee, as it may be Supplemented, amended and otherwise modified from time to time in accordance with its terms.

ICI Indenture Trustee: The Person performing the duties of the ICI Indenture Trustee under the ICI Indenture, initially JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank).

ICI Indenture Trustee Fees: All fees payable by ICI under the Indenture Trustee Fe Letter.

ICI Legal Maturity Date: With respect to any Series of ICI Notes, the date on which the unpaid principal balance of, and accrued interest on, the ICI Notes of such Series of ICI Notes will be due and payable (i.e., the date that the related ICI Minimum Targeted Principal Balance is expected to equal zero). The ICI Legal Maturity Date for a Series of ICI Notes shall be the “Legal Maturity Date” for such Series, as set forth in the related Supplement to the ICI Indenture.

ICI Minimum Principal Amount: With respect to any Series of ICI Notes on any Payment Date, the excess, if any, of (x) the then outstanding principal balance of such Series of ICI Notes over (y) the ICI Minimum Targeted Principal Balance for such Series of ICI Notes for such Payment Date.

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ICI Minimum Targeted Principal Balance: With respect to any Series of ICI Notes, the amount identified as such in the related Supplement to the ICI Indenture.

ICI Note Owners: With respect to a Global ICI Note, the Person who is the owner of such Global ICI Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant), in each case in accordance with the rules of the Depositary.

ICI Note Register: The register maintained by the ICI Indenture Trustee pursuant to Section 205 of the ICI Indenture.

ICI Note Registrar: The ICI Indenture Trustee pursuant to Section 205 of the ICI Indenture and any successor thereto in accordance with the terms and conditions of the ICI Indenture.

ICI Noteholder or ICI Holder: At any time, any Person in whose name an ICI Note is registered in the ICI Note Register.

ICI Notes: Any one of the promissory notes or other securities executed by ICI and authenticated by or on behalf of the ICI Indenture Trustee, substantially in the form attached to the related ICI Supplement.

ICI Operating Agreement: Means the Limited Liability Company Operating Agreement, date as of September 27, 2002, by and between ICI and GSS Holdings (ICI), Inc., as managing member (or such other Person as appointed in accordance with the terms and conditions thereof), as non-managing member.

ICI Outstanding Obligations: With respect to ICI, as of any date of determination, an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all ICI Notes issued under the ICI Indenture, any Supplement to the ICI Indenture or any Note Purchase Agreement, (ii) all other amounts owing to ICI Noteholders or to any Person under the ICI Indenture, any Supplement to the ICI Indenture or any Note Purchase Agreement, including without limitation any amounts owed to any Series Enhancer and (iii) amounts outstanding under the ICI Swap.

ICI Reimbursement Amount: With respect to any Series Enhancer, this term has the meaning set forth in the related Series Enhancement Agreement.

ICI Relevant Documents or ICI Related Documents: The ICF Relevant Documents, the Lessor Relevant Documents, the ICI Indenture, each Supplement to the ICI Indenture, each ICI Note, the Administration Agreement, the Servicing Agreement, each Note Purchase Agreement, the Loan and Security Agreement, each Series Enhancement Agreement, each Servicer Report, the ICI Swap and each other document or instrument executed in connection thereof or the transactions contemplated thereby.

ICI Scheduled Principal Amount: With respect to any Series of ICI Notes on any Payment Date, the excess, if any, of (x) the then outstanding principal balance of such Series of

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ICI Notes over (y) the ICI Scheduled Targeted Principal Balance for such Series of ICI Notes for such Payment Date.

ICI Scheduled Targeted Principal Balance: With respect to any Series of ICI Notes for each Payment Date, the amount identified as such in the related Supplement to the ICI Indenture less any Principal Adjustments allocated in accordance with the Principal Adjustment Allocation to each Series of ICI Notes.

ICI Secured Obligations: This term is defined in the granting clause of the ICI Indenture.

ICI Securities Accounts: The ICI Collection Account and any other account established pursuant to the terms of the ICI Indenture or the Servicing Agreement or any securities account control agreement that is subject to the lien of the ICI Indenture, each of which accounts shall constitute a “Securities Account” as defined under the Uniform Commercial Code in effect in the State of New York.

ICI Supplemental Principal Amount: On each Payment Date prior to the occurrence and continuance of Amortization Event, an amount which is equal to (i) the excess, if any, of (x) the unpaid principal balance of all Series of ICI Notes (after giving effect to all payments of the ICI Minimum Principal Amounts and ICI Scheduled Principal Amounts for such Payment Date), over (y) the Borrowing Base on such Payment Date.

ICI Swap: The interest rate hedge between ICF and ICI.

ICI Swap Amount: The swap payment for any Payment Date to be received or paid (as the case may be) by ICI under the ICI Swap, based on the following formula: as of any date of determination prior to the application of any ICF Available Funds pursuant to Section 302(b) of the ICF Indenture, (I) as long as any ICI Notes are Outstanding, the sum of (x) the difference between (A) the product of (1) the quotient of (i) the sum of Total ICI Interest and (ii) the aggregate outstanding principal balance of all ICI Notes and (2) the aggregate outstanding principal balance of all Lessor Notes and (B) Total Lessor Note Interest and (y) any premium earned as a result of the sale of any Lessor Notes by ICI pursuant to Section 702(d) of the ICI Indenture and (II) as long as no ICI Notes are Outstanding, the sum of (x) the difference between (A) the product of (1) the sum of One-Month LIBOR and the Applicable Margin and (2) the aggregate outstanding principal balance of all Lessor Notes and (B) Total Lessor Note Interest and (y) any premium earned as a result of the sale of any Lessor Notes by ICI pursuant to Section 702(d) of the ICI Indenture.

ILFT: Means Interpool Lease Financing Trust 2002-B, a Delaware statutory Trust.

ILFT Event of Default: An “Event of Default” under the ILFT Indenture.

ILFT Indenture: The Indenture among ILFT, the Administrative Agent and the ILFT Indenture Trustee, as consented to by the ICI Global Requisite Majority, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

ILFT Indenture Trustee: The Person performing the duties of the ILFT Indenture Trustee under the ILFT Indenture, initially JPMorgan Chase Bank.

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ILFT Lease: The Equipment Lease Agreement between ILFT, as lessor, and ICF, as lessee, relating to the lease of the SUBI B Certificate and any other Certificate specified therein, as consented to by the ICI Global Requisite Majority, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

ILFT Noteholder or ILFT Holder: At any time, any Person in whose name an ILFT Note is registered in the Note Register (as defined in the ILFT Indenture).

ILFT Notes: Any one of the promissory notes or other securities executed by ILFT and authenticated by or on behalf of the ILFT Indenture Trustee, substantially in the form attached to the ILFT Indenture.

Incidental Use: Use of an item of Equipment that is dependent on or affiliated with such item of Equipment’s primary use, which shall include use of such item of Equipment in a jurisdiction other than the jurisdiction in which such Equipment is primarily or permanently used (e.g., transit or temporary storage).

Increased Costs: Has the meaning set forth with respect thereto in the related Note Purchase Agreement or Supplement to the ICI Indenture.

Indebtedness: As applied to a Person, means:

(i) all items (except items of capital stock or of surplus) which in accordance with Generally Accepted Accounting Principles, consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined and which includes, without limitation, capital leases and indebtedness for borrowed money and all amounts owing or to become owing in connection therewith, including all recourse and all non-recourse debt;

(ii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien or other security interest to which any property or asset owned by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(iii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed or is otherwise contingently liable upon.

Indemnified Party: Has the meaning set forth in Section 9.26 of the Servicing Agreement.

Indenture: The ICF Indenture, the ILFT Indenture, each other Lessor Indenture and/or the ICI Indenture, as the case may be.

Indenture Trustee: The ICF Indenture Trustee, each Lessor Indenture Trustee and/or the ICI Indenture Trustee, as the case may be.

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Indenture Trustee Fee Letter or ILFT Indenture Trustee Fee Letter: The Indenture Trustee Fee Letter dated March 28, 2002 among ICF, each Lessor from time to time made a party thereto, ICI and JPMorgan Chase Bank.

Indenture Trustee Fees: All fees and expenses of the ICF Indenture Trustee, each Lessor Indenture Trustee and the ICI Indenture Trustee as specified in the Indenture Trustee Fee Letter.

Independent Accountant: Any of the “Big Four” accounting firms and any successor thereto which are independent with respect to the Servicer and the Interpool Group within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

Initial Beneficiary: Interpool Chassis Funding, LLC, a Delaware limited liability company and its permitted successors.

Initial Commitment: This term shall have the meaning set forth in the related Supplement to the ICI Indenture.

Insolvency Law: The Bankruptcy Code or similar Applicable Law.

Intangibles: Goodwill and other items shown as intangible on such Person’s balance sheet as determined in accordance with GAAP.

Interest: Shall have the meaning set forth in the related Supplement to the ICI Indenture.

Interest Accrual Period: With respect to the ICF Notes and all Lessor Notes, the period from and including the immediately preceding Payment Date (or, in the case of the Initial Payment Date, from and including the Closing Date) to and including the day immediately preceding such Payment Date. With respect to any ICI Notes, Interest Accrual Period has the meaning set forth in the related Supplement to the ICI Indenture.

Interest Expense: Means, for any period, net finance costs as shown for such period on a Person’s consolidated statement of operations determined in accordance with GAAP.

Interest Rate Hedge Agreement: An interest rate hedge agreement between ICF and an Eligible Interest Rate Hedge Counterparty named therein that is entered into pursuant to Section 635 of the ICF Indenture, including any schedules and confirmations prepared and delivered in connection therewith.

Interest Rate Hedge Counterparty: In the singular, any one of, and in the plural, all of the Eligible Interest Rate Hedge Counterparties, their successors and assigns which have entered into an Interest Rate Hedge Agreement.

Interest Rate Hedge Counterparty Minimum Rating Downgrade Event: So long as an ICI Control Party requires it, the assignment of a long-term rating of either BBB+ or lower by S&P, or Baal or lower by Moody’s with respect to the unsecured and unsubordinated debt, deposit or letter of credit obligations of an Interest Rate Hedge Counterparty (or any party providing credit support on its behalf).

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Interest Rate Hedge Counterparty Required Rating Downgrade Event: So long as an IC Control Party requires it, the assignment of a long-term rating of either BBB or lower by S&P, or Baa2 or lower by Moody’s, or with respect to any Interest Rate Hedge Transaction entered into in connection with a Series of ICI Notes that are rated by S&P, and only so long as such Series of ICI Notes is rated by S&P, a short-term rating of A-3 or lower from S&P if a Series Enhancement is issued in connection with the issuance of such Series of ICI Notes, and a short-term rating of A-2 or lower from S&P if a Series Enhancement is not issued in connection with the issuance of such Series of ICI Notes, with respect to the unsecured and unsubordinated debt, deposit or letter of credit obligations of an Interest Rate Hedge Counterparty (or any party providing credit support on its behalf).

Interest Rate Hedge Transaction: Each interest rate hedge transaction that is entered into pursuant to Section 635 of the ICF Indenture and is governed by an Interest Rate Hedge Agreement.

Interpool: Interpool, Inc., a Delaware corporation.

Interpool Acquisition Transfer Agreement: The Interpool Acquisition Transfer Agreement, dated as of March 1, 2002, between Interpool Acquisition, L.L.C. and Interpool Inc. as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof.

Interpool Fleet Utilization: Means as of any month-end, the percentage calculated on the next Determination Date by dividing (a) the aggregate number of items of Equipment transferred to the Trust (and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be)) which are then subject to a Contract which is not a Defaulted Contract, by (b) the aggregate number of items of Equipment transferred to the Trust (and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be)) calculated on a weighted average rolling twelve-month basis.

Interpool Group: means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which Interpool, Inc., or any successor thereto, is the common parent, and shall mean any group eligible to file consolidated or combined returns for state, local or foreign tax purposes, regardless of the identity of the common parent.

Interpool Transfer Agreement: The Second Amended and Restated Transfer Agreement, dated as of June 1, 2000 (and amended and restated as of March 1, 2002 and second amended and restated as of September 1, 2002), by and between Interpool and the Trust, as such agreement is amended, Supplemented and otherwise modified from time to time, in accordance with the provisions thereof.

Investment: When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment

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by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

Investment Grade Rating: Means, with respect to Moody’s, a rating of Baa3 or better, with respect to S&P, a rating of “BBB-” or better, and with respect to the Dynamar Group, Dynamar 1 or Dynamar 2.

IRS: The Internal Revenue Service or any successor agency charged with the enforcement of the Code.

Joined Party: Has the meaning set forth in the Lockbox Intercreditor Agreement.

Junior Allocation Percentage: Initially, three percent (3%); provided, however, that the Junior Allocation Percentage may be modified as long as the Rating Agency Condition is satisfied. At all times the sum of the Senior Allocation Percentage and the Junior Allocation Percentage must be 100%; provided further that, as a condition precedent to any modification that decreases the Junior Allocation Percentage to an amount less than three percent (3%), either (x) each counsel that has rendered a “true debt for tax” opinion for each previously issued and outstanding Series of ICI Notes must either reasonably concur with any “true debt for tax” opinion to be rendered in connection with the issuance of any additional Series of ICI Notes (given the reduced Junior Allocation Percentage) or affirm its “true debt for tax” opinion as of the effective date of the reduced Junior Allocation Percentage or (y) counsel issuing the “true debt for tax” opinion for such additional Series of ICI Notes must opine that all outstanding Series of ICI Notes (given the reduced Junior Allocation Percentage) are “true debt for tax.”

Junior Permitted ICI Loans: Any advance of funds requested by ICI from ICF under the Loan and Security Agreement on any Funding Date that is funded pursuant to Section 302(b)(I)(15) of the ICF Indenture, including (x) on and after the occurrence and continuance of the related Conversion Date, the outstanding principal balance of such Warehouse Notes and (y) any principal prepayments of the ICI Notes.

Junior Principal Allocation: On any Payment Date, the sum of (x) the product of (1) the Junior Allocation Percentage and (2) the amount by which the ICI Aggregate Note Principal Balance (before giving effect to any payments made under Section 302(b) of the ICI Indenture on such Payment Date) exceeds the ICI Collateral Value and (y) any Junior Principal Allocation not previously paid; provided, however, that if after giving effect to any draws under the related Lease Enhancement or the relate Lessor Note Enhancement, there is a shortfall in the payment of principal due and payable on the Lessor Notes or ICF Notes (as the case may be), the Junior Principal Allocation on any date shall be the product of (x) the Junior Allocation Percentage and (y) the ICI Aggregate Note Principal Balance.

Junior Priority Interest Allocation: For each Series of ICI Notes, the product of (x) the aggregate amount of Priority Interest Payments due and payable to such Series of ICI Notes and (y) the Junior Allocation Percentage as of the Series Issuance Date for such Series of ICI Notes.

Junior Stipulated Loss Amounts: With respect to any Lease, the amount set forth in the related Lessor Relevant Documents.

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Lease: Means, as the context may require, the ILFT Lease and each other equipment lease agreement and/or supplement and, as applicable, each Lease Supplement between a Lessor and ICF, (substantially in the form and substance to other Leases approved by the ICI Global Requisite Majority and that satisfy the Rating Agency Condition) in each case the debt under which is financed through Lessor Notes.

Lease Enhancement: The rights and benefits provided by a Lease Enhancer to a Lessor pursuant to any letter of credit, surety bond, financial guaranty, insurance policy, insurance agreement or other similar arrangement.

Lease Enhancer: In accordance with the terms and conditions of the related Enhancement Agreement, the Person then providing any Lease Enhancement.

Lease Enhancer Default: Has the meaning set forth in the related Enhancement Agreement.

Lease Enhancer Fee: Has the meaning set forth in the related Enhancement Agreement.

Lease Enhancer Premium: With respect to any Lease that has the benefit of Lease Enhancement, an amount equal to the product of (x) the related Lease Enhancer Fee and (y) the related Senior Stipulated Loss Value, it being understood that the related Enhancement Agreement may designate a portion of such Lease Enhancer Premium to be Lessor Note Enhancer Premium.

Lease File: With respect to a Contract allocated to a Certificate under the ICF Indenture or the related Lessor Indenture (as the case may be), a Lease File (as such term is defined in the related SUBI Supplement for such Contract).

Lease Supplement: Has the meaning set forth in the related Lease.

Lessor: The bankruptcy remote special purpose Person which conveys a leasehold interest in a SUBI Certificate to ICF under a Lease, as more particularly set forth in the related Lease.

Lessor Collateral: This term shall have the meaning set forth in the granting clause of the related Lessor Indenture.

Lessor Collection Account: The account established in the name of the related Lessor Indenture Trustee pursuant to the terms and conditions of the related Lessor Indenture for disbursement of principal payments of and interest payments on the related Lessor Notes.

Lessor Control Party: Unless otherwise provided in the related Lease, the Lessor Control Party for such Lease for purposes of giving all consents, directions and executing all amendments and waiver shall be (1) the Lessor Note Enhancer if the related Lessor Notes have the benefit of any Lessor Note Enhancement, (2) the holders of a majority of related Lessor Notes if the Lessor Notes do not have the benefit of any Lessor Note Enhancement (excluding any Lessor Notes held by a Lessor, Owner Participant or any of their respective Affiliates), (3) the Lease Enhancer of the related Lease if no Lessor Notes are then outstanding or if the Lessor

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Notes are held by a Lessor, Owner Participant or any of their respective Affiliates, and (4) the related Lessor if no Lessor Notes (excluding any Lessor Notes held by a Lessor, Owner Participant or any of their respective Affiliates) are then outstanding and there is no Lease Enhancer; provided, however, that if (a) any such Enhancer defaults in the payment of any obligation owed by it pursuant to the terms of the related Enhancement, (b) any such Enhancer becomes subject to an insolvency proceeding or (c) any such Enhancement is terminated or cancelled, then, so long as such default or proceeding continues, then, in the case of (a) and (b) above, such Enhancer will not be the Lessor Control Party and the Lessor Control Party shall be determined as described above as if the related Enhancement did not exist.

Lessor Event of Default: Means an event of default as set forth and described in the related Lessor Indenture.

Lessor Indenture: Each indenture entered into from time to time among a Lessor, the Administrative Agent and a Lessor Indenture Trustee, as the same may be supplemented, amended and otherwise modified from time to time in accordance with the terms thereof.

Lessor Indenture Trustee: The Person performing the duties of the indenture trustee under the related Lessor Indenture.

Lessor Indenture Trustee Fees: All fees payable by a Lessor under the Indenture Trustee Fee Letter.

Lessor Note Enhancement: The rights and benefits provided by a Lessor Note Enhancer to the holders of the related Lessor Notes pursuant to any letter of credit, surety, bond, financial guaranty, insurance policy, insurance agreement or other similar arrangement.

Lessor Note Enhancer: In accordance with the terms and conditions of the related Lessor Indenture, the Person then providing any Lessor Enhancement, other than the holders of the related Lessor Notes of any Class which is subordinated to another Class.

Lessor Note Enhancer Premium: The premium, if any, payable for any Lessor Note Enhancement under the related Enhancement Agreement.

Lessor Notes: Any one of the promissory notes or other securities executed by a Lessor in favor of ICI and authenticated by or on behalf of the Lessor Indenture Trustee, substantially in the form attached to the related Lessor Indenture.

Lessor Relevant Documents or Lessor Related Documents: Each Lessor Indenture, each Supplement to the related Lessor Indenture, each Lessor Note, each Lease, each Participation Agreement, each related Transfer Agreement, the Servicing Agreement, the Administration Agreement, the Lockbox Agreement, the Lockbox Intercreditor Agreement, the Trust Agreement, each SUBI Supplement, each Servicer Report, each Qualified Currency Hedge, the Termination and Transfer Agreement, each related Enhancement Agreement and each other document or instrument executed in connection thereof or the transactions contemplated thereby.

Lessor Securities Accounts: The related Lessor Collection Account and any other account established pursuant to the terms of the Lessor Indenture or the Servicing Agreement or any

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securities account control agreement that is subject to the lien of the related Lessor Indenture, each of which accounts shall constitute a “Securities Account” as defined under the Uniform Commercial Code in effect in the State of New York.

Letter of Representations: Shall have the meaning set forth in the related Supplement to the ICI Indenture.

Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

Liquidation Expenses: With respect to any Defaulted Contract, expenses incurred by the Servicer on behalf of the ICF Noteholders and/or the related noteholders of the Lessor, including fees and expenses of counsel to the Servicer, in connection with the repossession, shipping, refurbishing an disposition of the Equipment and other out-of-pocket costs related to the liquidation of such Equipment and the related Defaulted Contract.

Liquidation Proceeds: With respect to any Defaulted Contract, any of the proceeds from the sale or other disposition of the Equipment, the proceeds of the related Equipment Insurance Policy any monies payable under the Physical Damage Equipment Insurance Policy and any other Recoveries with respect to such Defaulted Contract and the related Equipment, net of Liquidation Expenses and amount so received that are required to be refunded to the User on such Contract.

Loan and Security Agreement: The Revolving Line of Credit, dated as of September 30, 2002, by and between ICF and ICI concerning ICF’s commitment to make loans to ICI in an aggregate amount up to the Maximum Permitted ICI Loan Amount, as amended, supplemented and otherwise modified from time to time in accordance with the terms and conditions thereof.

Lockbox Agreement: The Lockbox Agreement, dated as of March 1, 2002, by and among Interpool, ICF Indenture Trustee, each Lessor Indenture Trustee made a party thereto from time to time, the Lockbox Trustee, the Lockbox Bank and the Lockbox Servicer.

Lockbox Bank: JPMorgan Chase Bank and any successor thereto in accordance with the term and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

Lockbox Intercreditor Agreement: The Intercreditor and Lockbox Administration Agreement, dated as of March 1, 2002, by and among Interpool, ICF, the ICF Indenture Trustee, each Lessor, each Lessor Indenture Trustee, the Lockbox Trustee, the Lockbox Bank, the Lockbox Servicer and each other Joined Party made a party thereto from time to time in accordance with the terms and conditions thereof.

Lockbox Servicer: JPMorgan Chase Bank and any successor thereto in accordance with the term and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

Lockbox Trustee: JPMorgan Chase Bank and any successor thereto in accordance with the term and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

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Long Term Leases: Non-capitalized leases where Interpool or any member of the Interpool Group are the lessee with an initial term in excess of three (3) years, excluding leases of office equipment and transportation vehicles used in the ordinary course of business.

Major Repair: Any major repair of an item of Equipment, such as remanufacturing or refurbishment of such item of Equipment, or that requires the expense of such major repair to be capitalized under GAAP, or the cost of which is equal to or greater than the Adjusted Equipment Value.

Managing Member: GSS Holdings (ICI), Inc., together with its permitted successors an assigns, as managing member of ICI.

Master List: With respect to a Contract, the related Master List (as such term is defined in the related SUBI Supplement).

Master Lockbox Account: Means the Lockbox Account as defined in the Lockbox Intercreditor Agreement.

Material Adverse Effect: This term shall have the meaning set forth in Section 2.01 of the Servicing Agreement.

Maximum Advance Amount: An amount equal to (x) the aggregate outstanding Existing Commitment of all Series of ICI Notes, minus (y) any Principal Adjustments that have not been allocated to a Series of ICI Notes, minus (z) the outstanding principal balance of all Lessor Notes.

Maximum Permitted ICI Loan Amount: Has the meaning set forth in the Loan and Security Agreement.

MBIA: MBIA Insurance Corporation, a financial guaranty insurance company organized under the laws of the State of New York.

Monthly Equipment Depreciation: For any item of Equipment, the lesser of (1) the excess of the (A) the Appraised Value of the Equipment over (B) with respect to 40 foot or longer Chassis and Refrigeration Generators, $1,900 and with respect to all other Equipment, $1,300 and (2), the quotient, (x) the numerator of which is the difference, if positive, between (A) the Appraised Value of an item of Equipment and (B) with respect to 40 foot or longer Chassis and Refrigeration Generators, $1,900 and with respect to all other Equipment, $1,300 and (y) the denominator of which is the product of (A) the Useful Life less the age in years at the last Appraisal of such item of Equipment and (B) twelve (12); provided that if the Useful Life less the age in years at the last Appraisal of such item of Equipment is equal to or less than five (5) years, then the Monthly Equipment Depreciation shall be equal to a quotient, (x) the numerator of which is the difference between (A) the Appraised Value of such item of Equipment and (B) with respect to 40 foot or longer Chassis and Refrigeration Generators, $1,900 and with respect to all other Equipment, $1,300 and (y) the denominator of which is sixty (60). The calculation of the Monthly Equipment Depreciation may be modified with the consent of the ICF Global Requisite Majority and satisfaction of the Rating Agency Condition.

Moody’s: Moody’s Investors Service, Inc. and any successor thereto.

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Non-Managing Member: This term shall have the meaning set forth in the ICF Operating Agreement or the ICI Operating Agreement, as applicable.

Nonrecoverable Advance: Any Servicer Advance previously made in respect of a Delinquent Contract by the Servicer pursuant to the terms of the Servicing Agreement, which in the good faith and reasonable commercial judgment of the Servicer and pursuant to an officer’s certificate of the Servicer, will ultimately not be recoverable by the Servicer from payments made by the related User or other obligor. For the avoidance of doubt, any Servicer Advance made in respect of a Delinquent Contract that becomes a Defaulted Contract shall be deemed a Nonrecoverable Advance.

Note Purchase Agreement: Any underwriting agreement or other purchase agreement for the ICI Notes of any Series of ICI Notes or Class thereof as more particularly defined in the related Supplement to the ICI Indenture.

Notice of Registered Pledge: Shall have the meaning set forth in Section 4.3 of the Trust Agreement.

Officer’s Certificate: A certificate signed by a duly Authorized Officer of the Person who is required to sign such certificate.

Offset Deposit: With respect to any Contract (i) for which a User is exercising any right of abatement reduction, recoupment, setoff, defense or counterclaim or (ii) for which any Person (other than the Servicer) asserts any fee for managing or administering the Equipment related to such Contract, an amount equal to the lesser of (x) the aggregate amount of all such abatements, reductions, recoupments, setoffs, defenses, counterclaims and fees or (y) the Adjusted Equipment Value associate with such contract.

OID: Original Issue Discount, as defined in section 1273(a) of the Code and the treasury regulations issued thereunder.

One-Month LIBOR: Has the meaning set forth in the related Supplement to the ICI Indenture.

Operating Expenses: Means all expenses and costs, calculated on a United States GAAP basis, incurred in connection with the ownership, use and/or operation of Equipment, including, but not limited to: (i) out-of-pocket agency costs and expenses (e.g., depot commissions for arranging leases, ongoing commission to terminal operators for usage of chassis pools, etc.) paid to Persons who are not Affiliates of the Servicer; (ii) depot fees, handling, and storage costs and expenses; (iii) maintenance and repairs; (iv) repositioning; (v) inspecting, marking and remarking such Equipment; (vi) costs of recovery of Equipment in a bankruptcy of the User in connection with enforcing rights under a lease; (vii) bad debts expense and auditing fees incurred in connection with enforcing rights under leases of Equipment; (viii) legal fees incurred in connection with enforcing rights under leases of such Equipment or repossessing such Equipment; and (ix) insurance taxes; provided that, Operating Expenses shall not include any expenses or costs incurred in connection with any Major Repair of any item of Equipment.

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Opinion of Counsel: A written opinion of counsel, who, unless otherwise specified, may be internally employed counsel, in any case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

Original Assets: Has the meaning set forth in Section 2.01 of the related Transfer Agreement.

Original Contract: Each lease agreement, including, as applicable, related equipment schedules, and any schedules, subschedules, summary schedules, supplements and amendments thereto and to the lease agreement incorporated therein, pursuant to which the lessor thereunder leases specified Equipment to a User at a specified periodic rental, which agreement is identified in the Master List delivered to ICF pursuant to the Trust Agreement and subsequently delivered to the ICF Indenture Trustee on the Closing Date.

Original Equipment: Any Equipment transferred to the Trust pursuant to the related Transfer Agreement on or before the Closing Date.

Original Equipment Cost: With respect to each item of Equipment an amount equal to the sum of (i) the vendor’s or manufacturer’s invoice price of the related Equipment and (ii) all reasonable and customary inspection, transport and positioning costs necessary to put such item of Equipment in service.

Original Net Book Value: With respect to an item of Equipment, as of any date of determination, an amount equal to (x) the lesser of (1) the Original Equipment Cost and (2) the purchase price of such item of Equipment minus (y) any Intangibles (as determined in accordance with GAAP) relating to such Equipment.

Original Trust Agreement: Shall have the meaning set forth in the Preamble of the Trust Agreement.

Outstanding: When used with reference to the ICF Notes or the ICI Notes, as the case may be, and as of any particular date, any ICF Note or ICI Note theretofore and thereupon being authenticated and delivered except:

(i) any ICF Note or ICI Note canceled by the ICF Indenture Trustee or the ICI Indenture Trustee, respectively, or proven to the satisfaction of the ICF Indenture Trustee or the ICI Indenture Trustee, respectively, to have been duly canceled by ICF or ICI, respectively, at or before said date;

(ii) any ICF Note or ICI Note (as the case may be), or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited (whether upon or prior to maturity or the redemption date of such ICF Note or ICI Note, respectively) with the ICF Indenture Trustee or the ICI Indenture Trustee, respectively;

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(iii) any ICF Note or ICI Note in lieu of or in substitution for which another ICF Note or ICI Notes, respectively, shall subsequently have been authenticated and delivered; and

(iv) with respect to the ICI Notes, any ICI Note held by ICI, ICF, a Lessor, the Trust, any Seller or any Affiliate of any such Person and, with respect to the ICF Notes, any ICF Notes held by ICF, a Lessor, the Trust, any Seller or any Affiliate of any such Person.

Notwithstanding the foregoing, any ICI Note on which any portion of principal or interest has been paid by a Series Enhancer pursuant to an Enhancement Agreement shall be Outstanding until the Series Enhancer has been reimbursed in full therefor in accordance with the related Series Enhancement Agreement.

Overdue Rate: With respect to the ICI Notes, the rate of interest specified in the related Supplement to the ICI Indenture applicable to an ICI Note then earning ICI Default Interest; provided that such amount shall not exceed the maximum rate permitted by Applicable Law.

Owner Participant: Has the meaning set forth in the related Lessor Relevant Documents.

Owner Trust: Has the meaning set forth in the related Lessor Relevant Documents.

Owner Trustee: Has the meaning set forth in the related Lessor Relevant Documents.

Owner Trustee Fees: All fees payable to an Owner Trustee under the related Lessor Relevant Documents.

Ownership Interests: A beneficial ownership interest in a Global ICI Note.

Participation Agreement: Means the Participation Agreement among Interpool, as guarantor, ICF, as lessee, ILFT, as owner trust, Wilmington Trust Company, as owner trustee, the owner participants named therein, the ILFT Indenture Trustee and ICI, as loan participant, relating to the SUBI B Certificate and each other Certificate specified therein and each other participation agreement substantially similar in form and substance.

Paying Agent: JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) and any successor thereto.

Payment Date: The twentieth (20th) day of every calendar month or, if such twentieth day is not a Business Day, the next immediately succeeding Business Day. The Initial Payment Date shall be November 20, 2002; provided that with respect to any amounts due and payable under the ICI Swap or an Interest Rate Hedge Agreement, the initial Payment Date shall be October 20, 2002.

Permitted ICI Loan: The loan made by ICF to ICI in accordance with the terms and conditions of the Loan and Security Agreement.

Permitted ICI Loan Interest: An amount equal to the excess of (x) the sum of (i) the total interest receivable on any Lessor Notes then owned by ICI and (ii) any amounts due and payable

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to ICI under the ICI Swap over (y) the sum of clauses (2), (3), (4) and (9) of Section 302(b)(I) or of Section 302(b)(II) of the ICI Indenture, whichever is applicable.

Permitted Liens: With respect to the ICF Collateral or any Lessor Collateral, any of the following: (i) Liens for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or being contested in good faith and for amounts not past due, (ii) mechanics’, warehousemens’, materialmens’, suppliers’, laborers’ or of like persons’ Liens for amounts not past due, (iii) Liens arising out of any judgment or award against ICF, the Trust or any User, lessee or sublessee of any Equipment, (iv) Liens pursuant to the ICF Indenture or the related Lessor Indenture (as the case may be) on the Contracts, if any, (v) with respect to the related Lessor Collateral only, any other Lien permitted under the related Lessor Indenture, (vi) salvage rights of insurers, (vii) the interests of ICF and any Lessor under the related Leases, (viii) any ownership interest of the Lessor or the beneficial owner of the Lessor in the related Lessor Collateral and (ix) the interests of any User, lessee or sublessee under any Contract; provided, however, such Permitted Liens pursuant to (i), (ii) and (iii) are being contested in good faith in appropriate Proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such Lien has been stayed and so long as such Proceedings could not subject any Series Enhancer, any Lease Enhancer, the Titling Trustee, the ICF Indenture Trustee, a Lessor Indenture Trustee, the ICI Indenture Trustee, an ICF Noteholder, any holder of Lessor Notes, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or the ICI Noteholders to any civil or criminal penalty or liability or involve any material loss of value of, or risk of loss, sale or forfeiture of, any of the ICF Collateral, the collateral pledged under a Lessor Indenture or the ICI Collateral.

Person: An individual, limited partnership, a partnership, a corporation, a joint venture, a unincorporated association, a joint-stock company, limited liability company, a trust, or other entity or government or any agency or political subdivision thereof.

Physical Damage Equipment Insurance Policy: The physical damage policy issued by various underwriters described thereon to Interpool, a copy of which is attached as Exhibit B to each Transfer Agreement, or any other replacement policy thereto that is substantially similar to it.

Plan: An employee benefit plan as defined in Section 3(3) of ERISA or a “plan” within the meaning of section 4975(e)(l) of the Code.

Pledgee Interest: Shall have the meaning set forth in Section 4.3 of the Trust Agreement.

Policy: With respect to any Series of ICI Notes, the financial guaranty insurance policy, if any, issued by a Series Enhancer. The terms of any such Policy shall be set forth in the related Supplement to the ICI Indenture.

PoolStat: Interpool’s proprietary relational database system that handles all information concerning the life cycle of Equipment from purchase orders through a series of lease outs, turn-ins, repairs and upgrades to final disposition and which compiles data from each location and reports on levels of Equipment Contribution as compared to levels of Equipment usage by each shipper in the cooperative pool.

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Portfolio Management System: Has the meaning set forth in Section 2.01(q) of the Servicing Agreement.

Potential Amortization Event: A condition or event which, after notice or lapse of time or both, will constitute an Amortization Event.

Potential ICF Event of Default: A condition or event which, after notice or lapse of time or both, will constitute an ICF Event of Default.

Potential ICI Event of Default: A condition or event which, after notice or lapse of time or both, will constitute an ICI Event of Default.

Potential Servicer Default: A condition or event which, after notice or lapse of time or both, will constitute a Servicer Default.

Predecessor Asset: As defined in Section 3.04(a) of the related Transfer Agreement.

Preference Amount: Any amount previously distributed to an ICI Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Preference Claim: Has the meaning set forth in Section 1204 of the ICF Indenture.

Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), any payment received from or on behalf of a User in respect of any Contract Payment(s), in advance of their scheduled Due Date, including Prepayment Amounts, Casualty Payments, Equipment Insurance Proceeds or otherwise.

Prepayment Amount: With respect to an item of Equipment, the Adjusted Equipment Value of such item of Equipment as of the related date of prepayment.

Prime Rate: The rate announced by Wachovia Bank from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged in connection with extensions of credit to debtors; provided, however, that an ICI Holder of Warehouse Notes may designate a different rate as the Prime Rate with respect to its ICI Notes in its related Supplement to the ICI Indenture.

Principal Adjustment: With respect to the occurrence of any of the following with respect to any and all items of Equipment during the related Collection Period, the product of (x) the Advance Rate and (y) the sum of the amounts calculated pursuant to the following clauses (1) through (8) (without duplication and in each case for Equipment that has not been replaced in accordance with the provision of the ICF Relevant Documents or the related Lessor Relevant Documents): (1) any Prepayment Amount paid by a Seller pursuant to Section 3.03 or Section 3.05 of the related Transfer Agreement, (2) any Offset Deposit or portion thereof that is deposited by ICF into the ICF Collection Account in respect of any claim for any abatement, reduction, recoupment, setoff, defense or counterclaim or any fee payable to a User pursuant to a final order that may not or will not be appealed or which has been dismissed or resolved, (3) the

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Adjusted Equipment Value for any item of Equipment subject to a Contract for which the related User is then subject to a bankruptcy or other insolvency proceeding (provided that, if such User is subject to a bankruptcy or insolvency proceeding and such User has assumed, but not assigned, its obligations under the related Contract within sixty days of the commencement of such bankruptcy or insolvency proceeding, the Adjusted Equipment Value for the related Chassis shall not be deemed a Principal Adjustment), (4) any amount of a Contract Payment which is past due and remains outstanding for a period of more than 240 days from the date due (calculated as of the related invoice date), (5) the Adjusted Equipment Value for any item of Equipment subject to a Contract which remains unexecuted for a period of more than 180 days, (6) the Adjusted Equipment Value of an item of Equipment allocated to a SUBI pledged under the ICF Indenture (or subject to a Lease) for which a Casualty Loss has occurred (net of any Senior Equity Stipulated Loss Amount actually paid by ICF in respect of such item of Equipment), (7) the lesser of the Adjusted Equipment Value and the Discounted Contract Balance of the related Contract for any items of Equipment in excess of the User Concentration Limits (provided that, if as a result of a merger between two or more Users, any of the User Concentration Limits are exceeded, then any excess concentration will not be deemed a Principal Adjustment until the expiration of ninety (90) consecutive days), and (8) the Adjusted Equipment Value for each item of Equipment subject to a lease schedule which also related to Chassis that have not been allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be) and for which the related User as of the related date of determination has not executed a separate lease schedule with respect to the Chassis not allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be); provided that, to the extent that any of the foregoing amounts in this clause (y) are collected or an item of Eligible Equipment and its Related Assets replaces an item of Equipment for which the Adjusted Equipment Value has increased the amount determined in this clause (y), then such collections or the Adjusted Equipment Value of the replacement item of Equipment (as the case may be) shall accordingly decrease the amount determined in this clause (y).

Principal Adjustment Allocation: Any Principal Adjustments will be allocated to the ICI Scheduled Targeted Principal Balance of all Series of ICI Notes on each Payment Date as follows: (1) prior to the Conversion Date or the occurrence of an Amortization Event or an ICI Event of Default, Principal Adjustments will be allocated first to any Warehouse Notes to the ICI Scheduled Targeted Principal Balance of such Warehouse Notes, pro rata, based on their respective outstanding principal balances; and second, to the extent that the aggregate outstanding principal balance of all Warehouse Notes is less than the total amount of such Principal Adjustments, to each Series of ICI Notes, pro rata, based on their respective outstanding principal balances; (2) after the Conversion Date, an Amortization Event or an ICI Event of Default, any Principal Adjustments will be allocated to each Series of ICI Notes, pro rata, based on their respective outstanding principal balances.

Principal Terms: With respect to any Series of ICI Notes, (i) the name or designation of such Series of ICI Notes; (ii) the initial principal amount of the ICI Notes to be issued for such Series of ICI Notes (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of ICI Notes for such Series of ICI Notes (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) whether such Series of ICI Notes is Warehouse

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Notes; (vii) the terms of any form of Series Enhancement with respect thereto; (viii) the Expected Maturity Date and the ICI Legal Maturity Date for the Series of ICI Notes; (ix) the number of Classes of ICI Notes of the Series of ICI Notes and, if the Series of ICI Notes consists of more than one Class, the rights and priorities of each such Class; (x) the priority of the Series of ICI Notes with respect to any other Series of ICI Notes; (xi) the ICI Control Party with respect to such Series of ICI Notes; (xii) those items constituting Priority Interest Payments, ICI Minimum Principal Amounts, ICI Scheduled Principal Amounts, and ICI Supplemental Principal Amounts (if any); and (xiii) any other terms of such Series of ICI Notes.

Priority Interest Payments: For each Series of ICI Notes Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (including, in accordance with the related Supplement to the ICI Indenture, any Step Up Interest, but not including any ICI Default Interest) on such Series of ICI Notes or (ii) commitment fees, deal agent fees and other fees payable to the ICI Holders of such Series of ICI Notes. If any Priority Interest Payments are paid by a Series Enhancer, then any reimbursement obligations of ICI to such Series Enhancer in respect of such payments, including interest thereon, shall be included in the calculation of the Priority Interest Payments for such Series of ICI Notes and paid to the Series Enhancer to the extent that such payment would not cause a shortfall in other Priority Interest Payments for the ICI Noteholders of such Series of ICI Notes.

Proceeding: Any suit in equity, action at law, or other judicial or Administrative proceeding.

Prospective Owner: With respect to the ICF Indenture, has the meaning set forth in Section 205(e) of the ICF Indenture and, with respect to the ICI Indenture, has the meaning set forth in Section 205(e) of the ICI Indenture.

Public Global ICI Notes: A Book-Entry Note evidencing all or part of an issuance of ICI Notes issued and sold in a public offering to which the provisions of Section 202 of the ICI Indenture shall apply.

Purchase Option Payment: Means as specified in each Contract, any payment made by the User to purchase the Equipment covered thereby, including any funds received in respect of either (w) an end of term purchase option for a nominal amount, (x) an end of term option to purchase the Equipment at a stated percentage of the original cost of the Equipment, (y) an option to purchase the Equipment at the fair market value of the Equipment determined at the end of the Contract term or (z) an end of term option to extend the term of the lease for another immediately successive period upon the expiration of which the lessee will own the equipment.

Qualified Currency Hedge: A currency hedge agreement between ICF or a Lessor and a Currency Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith (x) pursuant to which (i) ICF or a Lessor will receive payments denominated in Dollars and ICF or such Lessor, as the case may be, will make payments in Canadian dollars, (ii) recourse to ICF or such Lessor is limited to ICF Available Funds for such purpose and (iii) is a currency hedge that may cash settle and (y) which satisfies the criteria set forth in Section 634 of the ICF Indenture.

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Rated Institutional Noteholder: An institutional ICI Noteholder or ICF Noteholder whose long term unsecured debt obligations are then rated “BBB-” or better by S&P and “Baa3” or better by Moody’s.

Rating Agency: In the singular, any one of, and in the plural, all of Moody’s, S&P and each other statistical rating organizations rating any of the then outstanding ICI Notes, any of the then outstanding Basic Rent and any other then outstanding amounts payable by ICF, a Lessor or ICI.

Rating Agency Condition: With respect to certain actions to be taken or proposed action to b taken, including, without limitation, the issuance of a Series of ICI Notes, Series of ICF Notes or Lessor Notes or the execution and delivery of a Lease, shall mean that each Rating Agency shall have notified ICI, each affected Lessor, each affected Lease Enhancer, each affected Lessor Note Enhancer, each affected Series Enhancer, the Servicer, the Administrative Agent, each affected ICI Control Party, each affected ICF Control Party and the ICI Indenture Trustee in writing that such action will not result in a reduction or withdrawal of any rating of any Outstanding ICI Notes, any Outstanding ICF Notes (if rated), any outstanding Lessor Notes (if rated), any outstanding Basic Rent, any outstanding Senior Stipulated Loss Value and any other outstanding amounts payable by ICF, a Lessor or ICI with respect to which the Rating Agency is providing a rating, including, without limitation, any underlying rating issued to an Enhancer as if such notes, Basic Rent, Senior Stipulated Loss Value, and/or other outstanding amounts payable by ICF were issued without the benefit of any credit enhancement provided by such Enhancer.

Record Date: With respect to any Payment Date relating to any Definitive Note, the last day of the immediately preceding Collection Period, and, with respect to any Payment Date relating to any Book-Entry Note, the Business Day immediately preceding such Payment Date.

Recoveries: For any Collection Period occurring after the date on which any Contract becomes either a Delinquent Contract or a Defaulted Contract and with respect to such Delinquent Contract or Defaulted Contract, all payments (including past due Contract Payments) and proceeds that the Servicer actually receives from or on behalf of a User or with respect to the related Equipment during such Collection Period in respect of amounts then payable pursuant to such Delinquent Contract or Defaulted Contract, as reduced by any reasonable third-party out-of-pocket expenses incurred by the Servicer in enforcing such Delinquent Contract or Defaulted Contract or any related security arrangement or in the reconditioning and disposition of the related Equipment; provided, however, that payments and proceeds subsequently received by any Seller, ICF, a Lessor, ICI or the Servicer with respect to Defaulted Contracts for which Replacement Contracts have been provided by a Seller or the Servicer pursuant to the applicable Transfer Agreement shall be excluded from Recoveries.

Refrigeration Generator: A diesel engine/electrical generator combination that, depending on type, mounts on a refrigerated container or under a container Chassis.

Registered Pledgee: With respect to a certificate pledged under the ICF Indenture or the related Lessor Indenture (as the case may be), the Registered Pledgee (as such term is defined in Section 4.3 of the Trust Agreement).

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Registered Pledgee Interest: With respect to a certificate pledged under the ICF Indenture or the related Lessor Indenture (as the case may be), the Registered Pledgee Interest (as such term is defined in Section 4.3 of the Trust Agreement).

Registrar of Titles: This term shall have the meaning set forth in Section 2.l(a) of the Trust Agreement.

Related Assets: Has the meaning set forth in Section 2.01 of the related Transfer Agreement.

Replacement Asset: Has the meaning set forth in Section 3.04 of the related Transfer Agreement.

Replacement Asset Transfer Form: The agreement in the form of Exhibit E to the applicable Transfer Agreement pursuant to which Replacement Assets are replaced in accordance with the terms and conditions of the applicable Transfer Agreement.

Replacement Contract: Each separate lease agreement and each lease schedule, subschedule, summary schedule or supplement, amendment and other modification (including any master lease insofar as the same reflects any schedule or supplement) that is an Eligible Contract replaced pursuant to Section 3.04 of the applicable Transfer Agreement and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Replacement Equipment: Equipment transferred to the Trust pursuant to Section 3.04 of the related Transfer Agreement and allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Required Modifications: Has the meaning set forth in Section 3.01(c) of the Servicing Agreement.

Residual Proceeds: With respect to any item of Equipment, the net proceeds from the sale, destruction or other disposition of such item of Equipment, including, without limitation, any proceeds from a repurchase of Equipment or balloon payment for Equipment whether by the Seller, the Servicer, a User or any other Person pursuant to the terms and conditions of the ICF Relevant Documents or the Lessor Relevant Documents (as the case may be) and the related Contract.

Responsible Officer: Means any officer in the corporate trust office of a Trustee with direct responsibility for the administration of the Agreement or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of or any familiarity with the particular subject.

Restated Agreement: This term has the meaning set forth in the preamble to the ICF Indenture.

Revolving Period Termination Event: This term has the meaning set forth in the Supplement to the ICI Indenture for the related Warehouse Notes.

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Rule 144A: Rule 144A promulgated under the 1933 Act.

Rule 144A Global ICI Notes: A Book Entry Note evidencing all or a part of an issuance of the ICI Notes issued and sold in reliance on Rule 144A, registered in the name of the Depository or its nominee, and delivered to the Depository pursuant to the Depository’s instruction in accordance with Section 202 of the ICI Indenture and bearing the legend prescribed in Section 202 of the ICI Indenture.

S&P: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and any successor thereto.

Sale: With respect to the ICF Collateral, has the meaning set forth in Section 817 of the ICF Indenture, with respect to the related Lessor Collateral, has the meaning set forth in Section 817 of the related Lessor Indenture and, with respect to the ICI Collateral, has the meaning set forth in Section 817 of the ICI Indenture.

Scrap Value: Means, in connection with the sale of an item of Equipment pursuant to Section 407 of the ICF Indenture, the fair market value of such item of Equipment if sold at the end of its Useful Life.

Second Restatement Date: This term has the meaning set forth in the preamble to the ICF Indenture.

Securities Account: The ICF Securities Accounts, the Lessor Securities Accounts, the ICI Securities Accounts and any other accounts established pursuant to the terms and conditions of an Indenture, a SUBI Supplement, the Servicing Agreement or any securities account control agreement that is subject to the lien of an Indenture, each of which accounts shall constitute a “securities account” as defined under the UCC in effect in the State of New York.

Securities Act: The Securities Act of 1933, as amended from time to time.

Securities Intermediary: (i) With respect to the ICF Indenture, the ICF Indenture Trustee, (ii) with respect to a Lessor Indenture, the Lessor Indenture Trustee and (iii) with respect to the ICI Indenture, the ICI Indenture Trustee, or, (iv) in any case, any securities intermediary under any securities account control agreement entered into after the Closing Date.

Security Deposit: Any refundable deposit collected from, or on behalf of, a User as a security deposit.

Security Deposit Account: The account established pursuant to Section 308 of the ICF Indenture.

Security Entitlements: This term shall have the meaning set forth in Article 8-102(17) of the Uniform Commercial Code in effect in the State of New York.

Seller: Any of Interpool, TLI or other Affiliate of Interpool that is the seller of Equipment and any related Contracts, as set forth in the pertinent Transfer Agreement.

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Seller Material Adverse Effect: This term shall have the meaning set forth in Section 3.01(c) of the applicable Transfer Agreement.

Senior Allocation Percentage: Initially, ninety-seven percent (97%); provided, however, that the Senior Allocation Percentage may be modified as long as the Rating Agency Condition is satisfied. At all times the sum of the Senior Allocation Percentage and the Junior Allocation Percentage must be 100%.

Senior Currency Hedge Payments: Any termination payments and any interest accrued thereon then due and payable to a Currency Hedge Counterparty under a Qualified Currency Hedge other than by reason of an event of default or termination event (other than illegality (as defined in the related Qualified Currency Hedge)) where the Currency Hedge Counterparty is the sole Defaulting Party (as defined in the related Qualified Currency Hedge) or the sole Affected Party (as defined in the related Qualified Currency Hedge).

Senior Equity Stipulated Loss Amount: With respect to any Lease, the amount of any Senior Stipulated Loss Amount (as set forth in the related Lessor Relevant Documents) that is payable to the Lessor under the related Lessor Indenture as of the related date of determination.

Senior ICI Class or Senior ICI Notes: With respect to any Series of ICI Notes, those Class(es) or ICI Note(s) of such Series of ICI Notes, if any, that are designated as a “Senior Class” or “Senior Notes” in the related Supplement to the ICI Indenture.

Senior Permitted ICI Loan: An advance of funds made by ICF to ICI on any Funding Date in accordance with the terms and conditions of the Loan and Security Agreement that is funded pursuant to Section 302(b)(I)(10) of the ICF Indenture.

Senior Principal Allocation: On any Payment Date, the difference, if any, between (x) the product of (1) the Senior Allocation Percentage and (2) the amount, if any, by which the ICI Aggregate Note Principal Balance (before giving effect to any payments to be made under Section 302(b) of the ICI Indenture on such Payment Date) exceeds the ICI Collateral Value and (y) any Junior Principal Allocation not previously paid; provided, however, that if after giving effect to any draws under the related Lease Enhancement or the related Lessor Note Enhancement, there is a shortfall in the payment of any principal due and payable on the Lessor Notes or the ICF Notes (as the case may be), then the Senior Principal Allocation on such Payment Date shall be the product of (x) the Senior Allocation Percentage and (y) the ICI Aggregate Note Principal Balance.

Senior Priority Interest Allocation: For each Series of ICI Notes, the product of (x) the aggregate amount of all Priority Interest Payments due and payable to such Series of ICI Notes and (y) the Senior Allocation Percentage as of the Series Issuance Date for such Series of ICI Notes.

Senior Stipulated Loss Amount: With respect to any Lease, the amount set forth in the related Lessor Relevant Documents.

Senior Stipulated Loss Value: With respect to any Lease, the amount set forth in the related Lessor Relevant Documents.

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Series: Any series of ICI Notes established pursuant to a Supplement to the ICI Indenture or any Series of ICF Notes established pursuant to a Supplement to the ICF Indenture, as the case may be.

Series Account: Any deposit, trust, escrow or similar account maintained for the benefit of the ICI Noteholders and any related Series Enhancer of any Series of ICI Notes or Class thereof as specified in the related Supplement to the ICI Indenture.

Series Enhancement: The rights and benefits provided to the ICI Noteholders of any Series of ICI Notes or Class thereof pursuant to any letter of credit, surety bond, financial guaranty, insurance policy, insurance agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

Series Enhancement Agreement: Any Enhancement Agreement for any Series of ICI Notes.

Series Enhancer: In accordance with the terms and conditions of the related Supplement to the ICI Indenture, the Person then providing any Series Enhancement, other than the ICI Noteholders of any Class which is subordinated to another Class.

Series Enhancer Default: Has the meaning set forth in the related Supplement to the ICI Indenture.

Series Enhancer Fees: Has the meaning set forth in the related Enhancement Agreement issued by a Series Enhancer.

Series Enhancer Premium: The positive difference, if any, between (x) all premiums (i.e., the amount payable as consideration for the issuance of an Enhancement Agreement with respect to a Series of ICI Notes) due and payable to a Series Enhancer in connection with each outstanding Series Enhancement issued by it and (y) all premiums due and payable to such Series Enhancer in its capacity as Lessor Note Enhancer pursuant to all outstanding Lessor Note Enhancement issued by it (i.e., the amount payable as consideration for the issuance of an Enhancement Agreement with respect to the related Lessor Notes associated with such Series of ICI Notes).

Series Issuance Date: With respect to any Series of ICI Notes, the date on which the ICI Notes of such Series of ICI Notes are originally issued in accordance with Section 1006 of the ICI Indenture and the related Supplement to the ICI Indenture and with respect to any Series of ICF Notes, the date on which the ICF Notes of such Series of ICF Notes are originally issued in accordance with Section 1006 of the ICF Indenture.

Serviced Assets: Has the meaning set forth in Section 2.01(a) of the Servicing Agreement.

Servicer: The Person performing the duties of the Servicer under the Servicing Agreement; initially, Interpool.

Servicer Advance: Any advance of funds by the Servicer in accordance with Section 4.01 of the Servicing Agreement.

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Servicer Certificate: A certificate signed by a Servicing Officer, substantially in the form of Exhibit A to the Servicing Agreement.

Servicer Default: The occurrence of any of the events or conditions set forth in Section 7.01 of the Servicing Agreement.

Servicer Report: Means the report described in Section 5.01 of the Servicing Agreement.

Servicer Termination Notice: Has the meaning set forth in Section 7.02 of the Servicing Agreement.

Servicing Agreement: The Second Amended and Restated Servicing Agreement, dated as of June 1, 2000 (as amended and restated as of March 1, 2002 and second amended and restated as of September 1, 2002), among the Servicer, TLI, the ICF Indenture Trustee, each Lessor Indenture Trustee, the ICI Indenture Trustee, ICF, each Lessor and ICI, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Servicing Fee: As set forth in Section 3.04(b) of the Servicing Agreement.

Servicing Fee Arrearage: At the close of business on any Payment Date, an amount in Dollar equal to the excess, if any, of (a) the Servicing Fee for such Payment Date and any outstanding Servicing Fee Arrearage from the immediately preceding Payment Date over (b) the amount actually distributed to the Servicer on such Payment Date, for application to such Servicing Fee and Servicing Fee Arrearage.

Servicing Officer: Any representative of the Servicer involved in, or responsible for, the administration and servicing of the ICF Collateral, the Lessor Collateral and the ICI Collateral whose name appears on a list of servicing officers furnished to ICF, each Lessor, ICI, the ICF Indenture Trustee, each Lessor Indenture Trustee, the ICI Indenture Trustee, each Series Enhancer, each Lease Enhancer, the ICF Noteholders, each Lessor’s noteholders and the ICI Noteholders, as such list may from time to time be amended.

Servicing Standard: Has the meaning set forth in Section 3.01 of the Servicing Agreement.

Settlor: This term shall have the meaning set forth in the Preamble of the Trust Agreement.

Special Purpose Entity: Means a special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

State: Any state of the United States of America and, in addition, the District of Columbia and any territories of the United States (e.g., Puerto Rico, Guam, etc.).

State of Qualification: This term shall have the meaning set forth in Section 5.7 of the Trust Agreement.

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Statement of Cash Reconciliation: The statement in the form of Exhibit C to the Servicing Agreement.

Statistical Release: Means the then most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by Wachovia Bank.

Step Up Interest: The sum of all Step Up Warehouse Interest and all other “Step Up Interest” specified in the related Supplement to the ICI Indenture.

Step Up Warehouse Interest: The incremental amount of interest payable by ICI with respect to a Series of Warehouse Notes upon the occurrence and continuation of certain events or condition specified in the related Supplement to the ICI Indenture. The incremental amount of interest payable with respect to an Interest Accrual Period shall be the excess (if any) of (x) the actual amount of interest (other than ICI Default Interest) payable by ICI for such Interest Accrual Period, over (y) the amount of interest that would have been payable by ICI for such Interest Accrual Period if the relevant events or conditions had not occurred.

Stipulated Loss Value: Shall have the meaning set forth in the related Lease.

Straightline Amortization Method: A method of calculating principal payments on a note assuming principal of such note will be paid in equal amounts over each payment period.

SUBI: This term shall have the meaning set forth in Section 4.2(a) of the Trust Agreement.

SUBI Account: With respect to any SUBI Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related SUBI Account (as such term is defined in Section 7.l(a) of the Trust Agreement) shall be the Master Lockbox Account.

SUBI Assets: With respect to any SUBI Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related SUBI Assets (as such term is defined in Section 4.l(a) of the Trust Agreement).

SUBI Certificate: Any SUBI Certificate (as such term is defined in Section 4.2(b) of the Trust Agreement) that is subject to the lien of the ICF Indenture or the lien of the related Lessor Indenture.

SUBI Holder: With respect to any SUBI Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related SUBI Holder (as such term is defined in Section 4.2(b) of the Trust Agreement).

SUBI Portfolio: With respect to any SUBI Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related SUBI Portfolio (as such term is defined in Section 4.2(a) of the Trust Agreement).

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SUBI Supplement: With respect to any SUBI Certificate pledged under the ICF Indenture o subject to a Lease (as the case may be), the related SUBI Supplement (as such term is defined in Section 4.2(b) of the Trust Agreement).

SUBI Trustee: With respect to any SUBI Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be), the related SUBI Trustee (as such term is defined in Section 4.2(d) of the Trust Agreement).

Subordinate ICI Class Notes or Subordinate ICI Notes: With respect to any Series of ICI Notes, those Class(es) or ICI Note(s) of such Series of ICI Notes, if any, that are designated as a “Subordinate Class” or “Subordinate Notes” in the related Supplement to the ICI Indenture.

Subsidiary: of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

Supplement: Any supplement to the ICF Indenture, a Lessor Indenture or the ICI Indenture, as the case may be, executed in accordance with the terms thereof.

Supplemental Rent: Has the meaning set forth in the related Lease.

Surplus Situation: Shall exist when the amount on deposit in the ICI Collection Account on any Determination Date shall exceed the amounts distributable by the ICI Indenture Trustee on the immediately succeeding Payment Date pursuant to Section 302(b) of the ICI Indenture.

Tangible Net Worth: The excess, if any, of (A) the amount of stockholders equity of Interpool and its consolidated subsidiaries appearing in the consolidated financial statements of Interpool, less (B) trademarks, goodwill, covenants not to compete and all other Intangibles, less (C) the aggregate of amount of investments in special purpose Affiliates and subsidiaries included in such consolidated financial statements plus (D) the amount set forth on the consolidated balance sheet of Interpool and its Restricted Subsidiaries under the caption “Company-obliged mandatorily redeemable preferred securities in grantor trusts”, being the face amount of preferred shares issued by grantor trusts which are wholly-owned by Interpool, proceeds from the issuance of which were used solely to purchase junior subordinated debentures of Interpool.

Tape: The electronic file setting forth the categories of information set forth in Exhibit F to the Servicing Agreement.

Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority.

Termination and Transfer Agreement: The Termination and Transfer Agreement, dated as of June 1, 2000, by and between TLI and Interpool.

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Titling Trustee: Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association) and any successor thereto in accordance with the terms and condition of the Trust Agreement.

TL Canada: Trac Lease Canada, a division of TLI.

TLI: Trac Lease, Inc., a Delaware corporation.

TLI Transfer Agreement: The Second Amended and Restated Transfer Agreement, dated as of June 1, 2000 (as amended and restated as of March 1, 2002 and second amended and restated as of September 1,2002), by and among TLI and the Trust, as such agreement is amended, supplemented an otherwise modified from time to time in accordance with the terms thereof.

Total ICI Interest: The aggregate interest expense of ICI that is due and payable as of any date of determination prior to the application of any ICF Available Funds pursuant to Section 302(b) of the ICF Indenture (excluding any interest expense of ICI that is due and payable to ICF in connection with any Permitted ICI Loan).

Total Lessor Note Interest: The aggregate amount of interest due and payable to ICI on al outstanding Lessor Notes as of any date of determination prior to the application of any ICF Available Funds pursuant to Section 302(b) of the ICF Indenture.

Total Liabilities: As to any Person, as of any date of calculation, the aggregate outstanding Indebtedness of such Person as of such date, determined on a consolidated basis in accordance with GAAP.

Total Series Enhancer Fees: The aggregate Series Enhancer Fees as of any date of determination prior to the application of any ICF Available Funds pursuant to Section 302(b) of the ICF Indenture to each Series Enhancer for all Outstanding ICI Notes that have the benefit of the related Series Enhancement.

Trac Lease Transfer Agreement: The Trac Lease Transfer Agreement, dated as of March 1, 2002, between Trac Lease, Inc. and Interpool Inc. as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof.

Transfer Agreement: Means, in the singular, any of, and in the plural, each of, the TLI Transfer Agreement, the Interpool Transfer Agreement, and any other transfer agreement between the Trust and any other Seller substantially in the form of the TLI Transfer Agreement or the Interpool Transfer Agreement.

Transfer Date: With respect to each item of Original Equipment and any related Original Contract, July 21, 2000, and with respect to each item of Additional Equipment and any related Additional Contract or Replacement Equipment and any related Replacement Contract, the Payment Date on which an item of Additional Equipment or Replacement Equipment is transferred to the Trust.

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Transferred Assets: Any Transferred Assets (as such term is defined in Section 2.01 of the applicable Transfer Agreement) allocated to a Certificate pledged under the ICF Indenture or subject to a Lease (as the case may be).

Transferred Assets Representations and Warranties: The representations and warranties relating to the Transferred Assets set forth in Section 3.01(a) of the applicable Transfer Agreement.

Trust: This term shall have the meaning set forth in Section 1.1 of the Trust Agreement.

Trust Agency Agreement: This term shall have the meaning set forth in Section 5.3(e) of the Trust Agreement.

Trust Agent: This term shall have the meaning set forth in Section 5.3(e) of the Trust Agreement.

Trust Agreement: The Amended and Restated Trust Agreement, dated as of June 1, 2000 (as amended or restated as of March 1, 2002), among the Settlor, the Initial Beneficiary and Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association), as trustee and Delaware trustee, as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof.

Trust Assets: Any Trust Assets (as such term is defined in Section 2.l(a) of the Trust Agreement) allocated to a Certificate under the ICF Indenture or subject to a Lease (as the case may be).

Trust Documents: Means the Trust Agreement, the Certificate of Trust (as defined in Section 1.1 of the Trust Agreement), any UTI Supplement, any SUBI supplement, any Dealer Agreement, any Transfer Agreement, any Servicing Agreement, any Trust Agency Agreement and any and all documents or instruments entered into pursuant to any such document.

Trustee Accounts: This term shall have the meaning set forth in Section 7.l(a) of the Trust Agreement.

2002-A SUBI Assets: Has the meaning set forth in the 2002-A SUBI supplement.

2002-A SUBI Certificate: Has the meaning set forth in the 2002-A SUBI supplement.

2002-A SUBI Portfolio: Has the meaning set forth in the 2002-A SUBI supplement.

2002-A SUBI Supplement: 2002-A SUBI Supplement, dated as of March 1, 2002, to the Trust Agreement, by and among the Custodian, ICF, Settlor and Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association), as trustee and Delaware trustee.

2002-B SUBI Assets: Has the meaning set forth in the 2002-B SUBI Supplement.

2002-B SUBI Certificates: Has the meaning set forth in the 2002-B SUBI Supplement.

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2002-B SUBI Portfolio: Has the meaning set forth in the 2002-B SUBI Supplement.

2002-B SUBI Supplement: 2002-B SUBI Supplement to the Trust Agreement dated as of September 1, 2002, by and among the Custodian, ICF, Settlor and Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association), as trustee and Delaware trustee.

2002-C SUBI Assets: Has the meaning set forth in the 2002-C SUBI Supplement.

2002-C SUBI Certificates: Has the meaning set forth in the 2002-C SUBI Supplement.

2002-C SUBI Portfolio: Has the meaning set forth in the 2002-C SUBI Supplement.

2002-C SUBI Supplement: 2002-C SUBI Supplement to the Trust Agreement dated as of September 1, 2002, by and among the Custodian, ICF, Settlor and Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association), as trustee and Delaware trustee.

Undivided Trust Interest or UTI: This term shall have the meaning set forth in Section 4.1(a) of the Trust Agreement.

Undivided Trust Interest Certificate: This term shall have the meaning set forth in Section 4.1(b) of the Trust Agreement.

Uniform Commercial Code or UCC: The Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

United States or U.S.: The United States of America.

Useful Life: Means, with respect to a remanufactured item of Equipment, twenty (20) years and, with respect to each newly manufactured item of Equipment, twenty-five (25) years.

User: Any obligor under any Contract, whose recourse obligations thereunder constitute the principal source of payments under any Contract.

User Concentration Limits: Except with the consent of the ICI Global Requisite Majority and satisfaction of the Rating Agency Condition, no more than 15% of the Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any one lessee (unless (i) such lessee is rated at least BBB, Baa2 or Dynamar 2, in which case up to 20% of the Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any such lessee or (ii) such lessee is APL, in which case up to 25% of the Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to APL) no more than 40% of the Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as

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of the end of the immediately preceding Collection Period) may be leased to any 3 lessees (unless any one of such 3 lessees is rated at least BBB, Baa2 or Dynamar 2, in which case up to 45% of the Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any 3 lessees). For purposes of this definition, a User and all Affiliates of such User shall be considered one “User”.

User Rights: So long as no Contract Default shall have occurred and then be continuing, User’s right to quiet and peaceful possession of the related Equipment and unrestricted use thereof for its intended purpose.

UTI: This term shall have the meaning set forth in Section 4.l(a) of the Trust Agreement.

UTI Assets: This term shall have the meaning set forth in Section 4.l(a) of the Trust Agreement.

UTI Certificate: This term shall have the meaning set forth in Section 4.l(b) of the Trust Agreement.

UTI Holder: This term shall have the meaning set forth in Section 4.l(b) of the Trust Agreement.

UTI Pledge: Means any pledge of, or the granting of a security interest in, the UTI Certificate, or a portion thereof, by the holder thereof.

UTI Portfolio: Means Equipment, Contracts and related Trust Assets not allocated to a SUBI Portfolio and remaining as part of the Undivided Trust Interest.

UTI Supplement: This term shall have the meaning set forth in Section 4.l(b) of the Trust Agreement.

UTI Trustee: This term shall have the meaning set forth in the Preamble of the Trust Agreement.

VFCC: Variable Funding Capital Corporation, a corporation organized under the laws of Delaware, and any successor thereto.

Wachovia Bank: Wachovia Bank, National Association (f/k/a First Union National Bank), national banking association, and its successors and assigns.

Warehouse Notes: Either or both, as the context may require, of (i) the ICI Notes designated as “Series 2003-CP” and (ii) any other ICI Notes that contains provisions whereby (x) ICI may request additional fundings from the related ICI Noteholders from time to time and (y)

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the unpaid principal balance of such ICI Notes are not scheduled to amortize for some specified period of time.

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